Exhibit 10.2

EXECUTION FINAL

AMENDED AND RESTATED

CREDIT AGREEMENT

Dated as of October 28, 2011

among

STEIN MART, INC.,

as the Lead Borrower

For

The Borrowers Named Herein

The Facility Guarantors Named Herein

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Administrative Agent, Collateral Agent, Swing Line Lender and LC Issuer,

The Other Lenders Party Hereto

and

WELLS FARGO CAPITAL FINANCE, LLC

as

Sole Lead Arranger and Sole Bookrunner

i

ARTICLE V REPRESENTATIONS AND WARRANTIES		74

5.01.	Existence, Qualification and Power	74
5.02.	Authorization; No Contravention	75
5.03.	Governmental Authorization; Other Consents	75
5.04.	Binding Effect	75
5.05.	Financial Statements; No Material Adverse Effect	75
5.06.	Litigation	76
5.07.	No Default	76
5.08.	Ownership of Property; Liens	76
5.09.	Environmental Compliance	77
5.10.	Insurance	77
5.11.	Taxes	78
5.12.	ERISA Compliance	78
5.13.	Subsidiaries; Equity Interests	78
5.14.	Margin Regulations; Investment Company Act;	79
5.15.	Disclosure	79
5.16.	Compliance with Laws	79
5.17.	Intellectual Property; Licenses, Etc.	79
5.18.	Labor Matters	80
5.19.	Security Documents	80
5.20.	Solvency	80
5.21.	Deposit Accounts; Credit Card Arrangements	81
5.22.	Brokers	81
5.23.	[Reserved]	81
5.24.	Material Contracts	81
5.25.	Casualty	81

ARTICLE VI AFFIRMATIVE COVENANTS		81

6.01.	Financial Statements	81
6.02.	Certificates; Other Information	82
6.03.	Notices	85
6.04.	Payment of Obligations	86
6.05.	Preservation of Existence, Etc.	86
6.06.	Maintenance of Properties	86
6.07.	Maintenance of Insurance	86
6.08.	Compliance with Laws	88
6.09.	Books and Records; Accountants	88
6.10.	Inspection Rights	88
6.11.	Use of Proceeds	89
6.12.	Additional Loan Parties	90
6.13.	Cash Management	90
6.14.	Information Regarding the Collateral	92
6.15.	Physical Inventories	93
6.16.	Environmental Laws	93
6.17.	Further Assurances	93
6.18.	Compliance with Terms of Leaseholds	94
6.19.	[Reserved]	94
6.20.	Lender Meetings	94
6.21.	[Reserved]	94
6.22.	ERISA	94

ARTICLE VII NEGATIVE COVENANTS		95

7.01.	Liens	95
7.02.	Investments	95
7.03.	Indebtedness; Disqualified Stock	95
7.04.	Fundamental Changes	95
7.05.	Dispositions	96
7.06.	Restricted Payments	96
7.07.	Prepayments of Indebtedness	96
7.08.	Change in Nature of Business	97
7.09.	Transactions with Affiliates	97
7.10.	Burdensome Agreements	97
7.11.	Use of Proceeds	97
7.12.	Amendment of Material Documents	97
7.13.	Fiscal Year	97
7.14.	Deposit Accounts; Credit Card Processors	97
7.15.	Financial Covenants	97

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		98

8.01.	Events of Default	98
8.02.	Remedies Upon Event of Default	101
8.03.	Application of Funds	101

ARTICLE IX ADMINISTRATIVE AGENT		103

9.01.	Appointment and Authority	103
9.02.	Rights as a Lender	103
9.03.	Exculpatory Provisions	104
9.04.	Reliance by the Administrative Agent	104
9.05.	Delegation of Duties	105
9.06.	Resignation of the Administrative Agent	105
9.07.	Non-Reliance on Administrative Agent and Other Lenders	106
9.08.	No Other Duties, Etc.	106
9.09.	Administrative Agent May File Proofs of Claim	106
9.10.	Collateral and Guaranty Matters	107
9.11.	Notice of Transfer	107
9.12.	Reports and Financial Statements	107
9.13.	Agency for Perfection	108
9.14.	Indemnification of Administrative Agent	108
9.15.	Relation among Lenders	109
9.16.	Defaulting or Deteriorating Lender	109
9.17.	Co-Syndication, Documentation Agent and Co-Lead Arrangers	110

ARTICLE X MISCELLANEOUS		110

10.01.	Amendments, Etc.	110
10.02.	Notices; Effectiveness; Electronic Communications	111
10.03.	No Waiver; Cumulative Remedies	113
10.04.	Expenses; Indemnity; Damage Waiver	113
10.05.	Payments Set Aside	115

10.06.	Successors and Assigns	115
10.07.	Treatment of Certain Information; Confidentiality	118
10.08.	Right of Setoff	119
10.09.	Interest Rate Limitation	119
10.10.	Counterparts; Integration; Effectiveness	120
10.11.	Survival	120
10.12.	Severability	120
10.13.	Replacement of Lenders	120
10.14.	Governing Law; Jurisdiction; Etc.	121
10.15.	Waiver of Jury Trial	122
10.16.	No Advisory or Fiduciary Responsibility	122
10.17.	USA PATRIOT Act Notice	123
10.18.	Foreign Asset Control Regulations	123
10.19.	Time of the Essence	123
10.20.	[Reserved]	123
10.21.	Press Releases	123
10.22.	Additional Waivers	124
10.23.	No Strict Construction	125
10.24.	Attachments	125
10.25.	Restatement	125
10.26.	Collateral Release on Termination	126

SIGNATURES		S-2

SCHEDULES

1.01(a)	Existing Letters of Credit
2.01	Commitments and Applicable Percentages
5.01	Loan Parties Organizational Information
5.05	Supplement to Interim Financial Statements
5.08(b)(1)	Owned Real Estate
5.08(b)(2)	Leased Real Estate
5.09	Environmental Matters
5.10	Insurance
5.13	Subsidiaries; Other Equity Investments
5.17	Intellectual Property Matters
5.18	Labor Matters
5.21(a)	DDAs
5.21(b)	Credit Card Arrangements
5.24	Material Contracts
6.02	Financial and Collateral Reporting
7.01	Existing Liens
7.02	Existing Investments
7.03	Existing Indebtedness
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C-1	Note
C-2	Swing Line Note
D	Compliance Certificate
E	Assignment and Assumption
F	Borrowing Base Certificate
G	[Reserved]
H	DDA Notification
I	Credit Card Notification

v

AMENDED AND RESTATED

CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of October 28, 2011, among Stein Mart, Inc., a Florida corporation (“Stein Mart” or the “Lead Borrower”), and Stein Mart Buying Corp., a Florida corporation (“Buying Corp.”, and together with Stein Mart, each individually a “Borrower” and collectively, “Borrowers”), the Facility Guarantors, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and Wells Fargo Bank, National Association., as the Administrative Agent, Collateral Agent, and Swing Line Lender.

The Borrowers have requested that the Lenders provide a revolving credit facility, and the Lenders have indicated their willingness to lend and the LC Issuer has indicated its willingness to issue Letters of Credit, in each case on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“15% Excess Availability” shall have the meaning provided in Section 6.10(b).

“50% Excess Availability” shall have the meaning provided in Section 6.10(b).

“Accelerated Borrowing Base Monthly Delivery Event” means the occurrence of either of the following events at any time: (a) the occurrence and continuance of any Event of Default, or (b) any Loans shall at any time be outstanding hereunder. For purposes of this Agreement, the occurrence of an Accelerated Borrowing Base Monthly Delivery Event shall be deemed continuing at the Administrative Agent’s option (i) so long as such Event of Default is continuing and has not been waived, and/or (ii) if the Accelerated Borrowing Base Monthly Delivery Event arises as a result of there being any Loans outstanding hereunder, there shall be no Loans outstanding hereunder for thirty (30) consecutive calendar days following the payment in full of the applicable Loans referenced in clause (b), in which case an Accelerated Borrowing Base Monthly Delivery Event shall no longer be deemed to be continuing for purposes of this Agreement.

“Accelerated Borrowing Base Weekly Delivery Event” means the occurrence of either of the following events at any time: (a) the occurrence and continuance of any Event of Default, or (b) Excess Availability is at any time less than fifteen percent (15%) of the Loan Cap. For purposes of this Agreement, the occurrence of an Accelerated Borrowing Base Weekly Delivery Event shall be deemed continuing at the Administrative Agent’s option (i) so long as such Event of Default is continuing and has not been waived, and/or (ii) if the Accelerated Borrowing Base Weekly Delivery Event arises as a result of the Borrowers’ failure to achieve Excess Availability as required in clause (b) of this definition, until either (A) the Excess Availability has exceeded fifteen percent (15%) of the Loan Cap for thirty (30) consecutive calendar days, or (B) there shall be no Loans outstanding hereunder for thirty (30) consecutive calendar days following the payment in full of the applicable Loans referenced in clause (b), in which case an Accelerated Borrowing Base Weekly Delivery Event shall no longer be deemed to be continuing for purposes of this Agreement.

“ACH” means automated clearing house transfers.

“Accommodation Payment” shall have the meaning provided in Section 10.22(d).

“Account” means “accounts” as defined in the UCC, and also means a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a policy of insurance issued or to be issued, (d) for a secondary obligation incurred or to be incurred, (e) for energy provided or to be provided, (f) for the use or hire of a vessel under a charter or other contract, (g) arising out of the use of a credit or charge card or information contained on or for use with the card, or (h) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a state, or person licensed or authorized to operate the game by a state or governmental unit of a state. The term “Account” includes health-care-insurance receivables.

“Account Debtor” means each Person obligated in any way on or in connection with an Account.

“Acquisition” means, with respect to any Person (a) a purchase or other acquisition of a Controlling interest in the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit of another Person, (c) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person, or (d) any acquisition of all or substantially all of the Store locations of any Person, in each case in any transaction or group of transactions which are part of a common plan.

“Act” shall have the meaning provided in Section 10.17.

“Additional Commitment Lender” shall have the meaning provided in Section 2.15(c).

“Adjusted LIBO Rate” means:

(a) for any Interest Period with respect to any LIBO Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of one percent) equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate; and

(b) for any interest rate calculation with respect to any Base Rate Loan, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of one percent) equal to (i) the LIBO Rate for an Interest Period commencing on the date of such calculation and ending on the date that is thirty (30) days thereafter multiplied by (ii) the Statutory Reserve Rate.

The Adjusted LIBO Rate will be adjusted automatically as of the effective date of any change in the Statutory Reserve Rate.

“Adjustment Date” means January 1, 2012 and the first day of each Fiscal Quarter thereafter, commencing February 1, 2012.

“Administrative Agent” means Wells Fargo, in its capacity as administrative and collateral agent under any of the Loan Documents, or any successor administrative and collateral agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Lead Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, (i) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (ii) any director, officer, managing member, partner, trustee, or beneficiary of that Person, (iii) any other Person directly or indirectly holding 10% or more of any class of the Equity Interests of that Person, and (iv) any other Person 10% or more of any class of whose Equity Interests is held directly or indirectly by that Person.

“Agent Parties” shall have the meaning provided in Section 10.02(c).

“Agent Payment Account” means account no. 37235547964500212 of the Administrative Agent at Wells Fargo, or such other account of the Administrative Agent as the Administrative Agent may from time to time designate to Lead Borrower as the Agent Payment Account for purposes of this Agreement and the other Loan Documents.

“Aggregate Commitments” means the Commitments of all the Lenders. As of the Closing Date, the Aggregate Commitments are $100,000,000.

“Agreement” means this Credit Agreement.

“Allocable Amount” shall have the meaning provided in Section 10.22(d).

“Applicable Commitment Fee Percentage” means (a) from and after the Closing Date through and including December 31, 2011, one fifth of one percent (1/5%) per annum; and (b) from and after January 1, 2012, one quarter of one percent (1/4%) per annum.

“Applicable LC Fee Rate” means:

(a) from and after the Closing Date until the first Adjustment Date, 1.50% per annum; and

(b) from and after the first Adjustment Date and on each Adjustment Date thereafter, the Applicable LC Fee Rate shall be determined from the following pricing grid based upon the Average Daily Availability for the most recent three month period ended immediately preceding such Adjustment Date; provided, that, (i) notwithstanding anything to the contrary set forth herein, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the direction of the Required Lenders shall, immediately increase the Applicable LC Fee Rate to that set forth in Level III (even if the Average Daily Availability requirements for a different Level have been met) and interest shall accrue at the Default Rate and (ii) if any Borrowing Base Certificate is at any time restated or otherwise revised (including as a result of a field examination) or if the information set forth in any Borrowing Base Certificate otherwise proves to be false or incorrect such that the Applicable LC Fee Rate would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, Letter of Credit Fees due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

Level	Average Daily Availability	Commercial Letter of Credit Fee	Standby Letter of Credit Fee

I	Equal to or greater than 66% of the Loan Cap	1.00%	1.50%

II	Equal to or greater than 33% of the Loan Cap	1.25%	1.75%

III	Less than 33% of the Loan Cap	1.50%	2.00%

“Applicable Lenders” means the Required Lenders, the Supermajority Lenders, all affected Lenders, or all Lenders, as the context may require.

“Applicable Margin” means:

(a) from and after the Closing Date through and including December 31, 2011, the Applicable Margin shall be determined from the following pricing grid based upon the Average Daily Availability for the most recent three month period ended immediately preceding such Adjustment Date; provided, however, that notwithstanding anything to the contrary set forth herein, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the direction of the Required Lenders shall, immediately increase the Applicable Margin to that set forth in Level IV (even if the Average Daily Availability requirements for a different Level have been met) and interest shall accrue at the Default Rate; provided further if the foregoing financial statements or any Borrowing Base Certificates are at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in such financial statements or any Borrowing Base Certificates otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

Level	Average Daily Availability	LIBOR Margin	Base Rate Margin

I	$140,000,000 or greater	1.00%	0%

II	Greater than or equal to $100,000,000 and less than $140,000,000	1.25%	0%

III	Greater than or equal to $20,000,000 and less than $100,000,000	1.50%	0.125%

IV	Less than $20,000,000	1.75%	0.25%

(b) from and after the first Adjustment Date and on each Adjustment Date thereafter, the Applicable Margin shall be determined from the following pricing grid based upon the Average Daily Availability for the most recent three month period ended immediately preceding such Adjustment Date; provided, however, that notwithstanding anything to the contrary set forth herein, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the direction of the Required Lenders shall, immediately increase the Applicable Margin to that set forth in Level III (even if the Average Daily Availability requirements for a different Level have been met) and interest shall accrue at the Default Rate; provided further if the foregoing financial statements or any Borrowing Base Certificates are at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in such financial statements or any Borrowing Base Certificates otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

Level	Average Daily Availability	LIBOR Margin	Base Rate Margin

I	Equal to or greater than 66% of the Loan Cap	1.50%	0.50%

II	Equal to or greater than 33% of the Loan Cap	1.75%	0.75%

III	Less than 33% of the Loan Cap	2.00%	1.00%

“Applicable Percentage” means with respect to any Lender at any time, the fraction, expressed as a percentage (carried out to the ninth decimal place), the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitments at such time. If the Commitment of each Lender to make Loans and the obligation of the LC Issuer to make LC Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 (as amended from time to time) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, (c) an entity or an Affiliate of an entity that administers or manages a Lender or (d) the same investment advisor or an advisor under common control with such Lender, Affiliate or advisor, as applicable.

“Arranger” means Wells Fargo Capital Finance, LLC, in its capacity as sole lead arranger and sole book manager.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease.

“Audited Financial Statements” means the audited Consolidated balance sheet of the Lead Borrower and its Subsidiaries for the Fiscal Year ended January 29, 2011, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year of the Lead Borrower and its Subsidiaries, including the notes thereto.

“Auto-Extension Letter of Credit” shall have the meaning provided in Section 2.03(b)(iii).

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the LC Issuer to make LC Credit Extensions pursuant to Section 8.02.

“Availability Reserves” means, without duplication of any other reserves or items to the extent such items are otherwise addressed or excluded through eligibility criteria, such reserves as the Administrative Agent from time to time determines in its Permitted Discretion as being appropriate (a) to reflect the impediments to the Administrative Agent’s ability to realize upon the Collateral, (b) to reflect claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon the Collateral, (c) to reflect criteria, events, conditions, contingencies or risks which adversely affect any component of the Borrowing Base, or the assets, business, financial performance or financial condition of any Loan Party, or (d) to reflect that an Event of Default then exists. Without limiting the generality of the foregoing, Availability Reserves may include, in the Administrative Agent’s Permitted Discretion, (but are not limited to) reserves based on: (i) rent; (ii) customs duties, and other costs to release Inventory which is being imported into the United States; (iii) outstanding Taxes and other governmental charges, including, without limitation, ad valorem, real estate, personal property, sales, claims of the PBGC and other Taxes which have or are anticipated to have priority over the interests of the Administrative Agent in the Collateral; (iv) Customer Credit Liabilities (which Reserve based thereon is, as of the date hereof, equal to the aggregate amount of outstanding Customer Credit Liabilities that, on any date of determination, arose at any time during the ninety (90) days immediately preceding such date and fifty (50%) percent of the aggregate amount of outstanding Customer Credit Liabilities that arose at any time prior to the ninetieth (90th) day immediately preceding such date, but without limiting the right of the Administrative Agent to adjust such amount after the date hereof), (v) Customer Deposits, (vi) warehousemen’s or bailee’s charges and other Permitted Encumbrances which may be pari passu or have priority over the interests of the Administrative Agent in the Collateral, (vii) amounts due to vendors on account of consigned goods, (viii) Cash Management Reserves, (ix) Bank Product Reserves, (x) Inventory Reserves, and (xi) royalties payable in respect of licensed merchandise.

“Average Daily Availability” means the average daily Excess Availability for the immediately preceding Fiscal Quarter.

“Bank Products” means any services of facilities provided to any Loan Party by the Administrative Agent or any of its Affiliates (but excluding Cash Management Services) including, without limitation, on account of (a) Swap Contracts, (b) merchant services constituting a line of credit, (c) leasing, and (d) supply chain finance services including, without limitation, trade payable services and supplier accounts receivable purchases, but excluding any factoring services.

“Bank Product Obligations” means (a) any obligation on account of (i) any Cash Management Services furnished to any of the Loan Parties or any of their Subsidiaries and/or (ii) any transaction with the Administrative Agent or any of its Affiliates, which arises out of any Bank Product entered into with any Loan Party and any such Person, as each may be amended from time to time; and (b) any liability with respect to Factored Receivables.

“Bank Product Reserves” means such reserves as the Administrative Agent from time to time determine in its Permitted Discretion as being appropriate to reflect the liabilities and obligations of the Loan Parties with respect to Bank Products then provided or outstanding.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%), (b) the Adjusted LIBO Rate plus one percent (1.00%), or (c) the rate of interest in effect for such day as publicly announced from time to time by Wells Fargo as its “prime rate.” The “prime rate” is a rate set by Wells Fargo based upon various factors including Wells Fargo’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Wells Fargo shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Blocked Account” shall have the meaning provided in Section 6.13(a)(iii).

“Blocked Account Agreement” means with respect to an account established by a Loan Party, an agreement, in form and substance satisfactory to the Administrative Agent, establishing control (as defined in the UCC) of such account by the Administrative Agent and whereby the bank maintaining such account agrees, upon the occurrence and during the continuance of a Cash Dominion Event, to comply only with the instructions originated by the Administrative Agent without the further consent of any Loan Party.

“Blocked Account Bank” means each bank with whom deposit accounts are maintained in which any funds of any of the Loan Parties from one or more DDAs are concentrated and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Borrower Materials” shall have the meaning provided in Section 6.02.

“Borrowers” shall have the meaning provided in the introductory paragraph hereto.

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

“Borrowing Base” means, at any time of calculation, an amount equal to:

(a) ninety percent (90%) multiplied by the Eligible Credit Card Receivables;

plus

(b) ninety percent (90%) of the Net Recovery Percentage multiplied by the Cost of Eligible Inventory, net of Inventory Reserves;

minus

(c) the then amount of all Availability Reserves (without duplication of the then amount of any Inventory Reserves).

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit F hereto (with such changes therein as may be required by the Administrative Agent to reflect the components of and applicable Availability Reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Responsible Officer of the Lead Borrower which shall include appropriate exhibits, schedules, supporting documentation, and additional reports as reasonably requested by the Administrative Agent.

“Business” means Borrowers’ value department store chain retailing apparel, household consumer goods and other businesses reasonably related thereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any LIBO Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

“Capital Expenditures” means, with respect to any Person for any period, (a) all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of such Person (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a Consolidated statement of cash flows of such Person for such period, in each case prepared in accordance with GAAP, and (b) Capital Lease Obligations incurred by a Person during such period.

“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a balance sheet of such Person under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateralize” shall have the meaning provided in Section 2.03(g). Derivatives of such term have corresponding meanings.

“Cash Dominion Event” means either (a) the occurrence and continuance of any Event of Default, or (b) the failure of the Borrowers to maintain Excess Availability of the greater of at least (i) Fifteen Million Dollars ($15,000,000), or (ii) fifteen percent (15%) of the Loan Cap at any time. For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing at the Administrative Agent’s option (A) so long as such Event of Default and is continuing and has not been waived, and/or (B) if the Cash Dominion Event arises as a result of the Borrowers’ failure to achieve Excess Availability as required hereunder, until Excess Availability has exceeded the greater of (x) Fifteen Million Dollars ($15,000,000), or (y) fifteen percent (15%) of the Loan Cap for ninety (90) consecutive Business Days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement; provided that a Cash Dominion Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or Excess Availability exceeds the required amount for ninety (90) consecutive Business Days) at all times after a Cash Dominion Event has occurred and been discontinued on two (2) occasion(s) after the Closing Date. The termination of a Cash Dominion Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Cash Dominion Event in the event that the conditions set forth in this definition again arise.

“Cash Management Letter” means the letter agreement dated as of the Closing Date, among the Borrowers and the Administrative Agent, providing for certain matters related to Cash Management Services to be provided by Wells Fargo.

“Cash Management Reserves “ means such reserves as the Administrative Agent, from time to time, determines in its Permitted Discretion as being appropriate to reflect the reasonably anticipated liabilities and obligations of the Loan Parties with respect to Cash Management Services then provided or outstanding.

“Cash Management Services” means any one or more of the following types of services or facilities provided to any Loan Party by the Administrative Agent or any of its Affiliates: (a) ACH transactions, (b) cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) credit or debit cards, (e) credit card processing services, and (f) purchase cards.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“CERCLIS” means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means an event or series of related events by which:

(a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of Lead Borrower to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than as permitted in Section 7.05 hereof; or

(b) the liquidation or dissolution of any Borrower or the adoption of a plan by the stockholders of any Borrower relating to the dissolution or liquidation of such Borrower, other than as permitted in Section 7.04 hereof; or

(c) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding (i) any Person who is a direct or indirect shareholder of the Lead Borrower as of the date hereof and (ii) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, a majority of the voting power of the total outstanding Equity Interests of the Lead Borrower entitled to vote for members of the board of directors or equivalent governing body of the Lead Borrower on a fully-diluted basis (and taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); or

(d) during any period of two (2) consecutive years, a majority of the members of the board of directors or other equivalent governing body of the Lead Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least sixty-six and two-thirds (66 2/3%) percent of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least sixty-six and two-thirds (66 2/3%) percent of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of solicitation of proxies or consents for the election or removal of one or more directors by any person or group by or on behalf of the board of directors); or

(e) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Lead Borrower, or control over the Equity Interests of the Lead Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing a majority of the combined voting power of such securities; or

(f) the Lead Borrower fails at any time to own, directly or indirectly, 80% of the Equity Interests having voting power of each other Loan Party free and clear of all Liens, except where such failure is as a result of a transaction permitted by the Loan Documents.

“Claim” shall have the meaning provided in Section 10.04(c).

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended and in effect.

“Collateral” means any and all “Collateral” as defined in any applicable Security Document and all other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Administrative Agent.

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Administrative Agent executed by (a) a bailee or other Person in possession of Collateral, and (b) any landlord of Real Estate leased by any Loan Party, pursuant to which such Person (i) acknowledges the Administrative Agent’s Lien on the Collateral, (ii) releases such Person’s Liens in the Collateral held by such Person or located on such Real Estate, (iii) provides the Administrative Agent with access to the Collateral held by such bailee or other Person or located in or on such Real Estate, (iv) as to any landlord, provides the Administrative Agent with a reasonable time to sell and dispose of the Collateral from such Real Estate, and (v) makes such other agreements with the Administrative Agent as the Administrative Agent may reasonably require.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Loan Party in the ordinary course of business of such Loan Party.

“Commercial Letter of Credit Agreement” means the Commercial Letter of Credit Agreement relating to the issuance of a Commercial Letter of Credit in the form from time to time in use by the LC Issuer.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in LC Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of LIBO Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” shall have the meaning provided in Section 2.01.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of LIBO Rate Loans, pursuant to 2.01(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Concentration Account” shall have the meaning provided in Section 6.13(b).

“Consent” means actual consent given by a Lender from whom such consent is sought; or the passage of seven (7) Business Days from receipt of written notice to a Lender from the Administrative Agent of a proposed course of action to be followed by the Administrative Agent without such Lender’s giving the Administrative Agent written notice of that Lender’s objection to such course of action.

“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Lead Borrower and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income Taxes, (iii) depreciation and amortization expense and (iv) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by the Lead Borrower and its Subsidiaries for such Measurement Period), minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits and (ii) all non-cash items increasing Consolidated Net Income (in each case of or by the Lead Borrower and its Subsidiaries for such Measurement Period), all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) (i) Consolidated EBITDA for such period, minus (ii) Capital Expenditures made during such period, minus (iii) the aggregate amount of Federal, state, local and foreign income taxes paid in cash during such period, to (b) the sum of (i) Debt Service Charges, plus (ii) the aggregate amount of all Restricted Payments, in each case, of or by the Lead Borrower and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts, but excluding any non-cash or deferred interest financing costs, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense with respect to such period under Capital Lease Obligations that is treated as interest in accordance with GAAP minus (d) interest income during such period (excluding any portion of interest income representing accruals of amounts received in a previous period), in each case of or by the Lead Borrower and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, as of any date of determination, the net income of the Lead Borrower and its Subsidiaries for the most recently completed Measurement Period, all as determined on a Consolidated basis in accordance with GAAP, provided, however, that there shall be excluded (a) extraordinary gains and extraordinary losses for such Measurement Period, (b) the income (or loss) of such Person during such Measurement Period in which and to the extent any other Person has a joint interest, except to the extent of the amount of cash dividends or other distributions actually paid in cash to such Person during such period, (c) the income (or loss) of such Person during such Measurement Period and accrued prior to the date it becomes a Subsidiary of a Person or any of such Person’s Subsidiaries or is merged into or consolidated with a Person or any of its Subsidiaries or that Person’s assets are acquired by such Person or any of its Subsidiaries, and (d) the income of any direct or indirect Subsidiary of a Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its Organization Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, except that the Lead Borrower’s equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income.

“Contractual Obligation” means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Cost” means the lower of cost or market value of Inventory, based upon the Borrowers’ consistently applied accounting practices, known to the Administrative Agent, which practices are in effect on the Closing Date as such calculated cost is determined from invoices received by the Borrowers, the Borrowers’ purchase journals or the Borrowers’ retail stock ledger. “Cost” does not include inventory capitalization costs or other non purchase price charges (such as freight) used in the Borrowers’ calculation of cost of goods sold.

“Covenant Compliance Event” means either (a) that an Event of Default has occurred and is continuing, or (b) Excess Availability at any time is less than the greater of (i) Ten Million Dollars ($10,000,000) or (ii) ten (10%) percent of the Loan Cap. For purposes hereof, the occurrence of a Covenant Compliance Event shall be deemed continuing at the Administrative Agent’s option (A) so long as such Event of Default is continuing and has not been waived, and/or (B) if the Covenant Compliance Event arises as a result of the Borrowers’ failure to achieve Excess Availability as required hereunder, until Excess Availability has exceeded the greater of (i) Ten Million Dollars ($10,000,000) or (ii) ten (10%) percent of the Loan Cap for sixty (60) consecutive Business Days, in which case a Covenant Compliance Event shall no longer be deemed to be continuing for purposes of this Agreement; provided that, a Covenant Compliance Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or Excess Availability exceeds the required amount for sixty (60) consecutive Business Days) at all times after a Covenant Compliance Event has occurred and been discontinued on two (2) occasions after the Closing Date. The termination of a Covenant Compliance Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Covenant Compliance Event in the event that the conditions set forth in this definition again arise.

“Credit Card Agreements” means all agreements now or hereafter entered into by any Borrower or for the benefit of any Borrower, in each case with any Credit Card Issuer or any Credit Card Processor with respect to sales transactions involving credit card or debit card purchases, including, but not limited to, the agreements set forth on Schedule 5.21(b) hereto.

“Credit Card Issuer” means any person (other than a Loan Party) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through World Financial Network National Bank, MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc., Novus Services, Inc., PayPal and other issuers approved by the Administrative Agent.

“Credit Card Notifications” shall have the meaning provided in Section 6.13(a)(ii).

“Credit Card Processor” means any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrower’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Card Receivables” means each “Account” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or Credit Card Processor to a Loan Party resulting from charges by a customer of a Loan Party on credit or debit cards issued by such issuer in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.

“Credit Extensions” mean each of the following: (a) a Borrowing and (b) an LC Credit Extension.

“Credit Party” or “Credit Parties” means (a) individually, (i) each Lender and its Affiliates, (ii) the Administrative Agent, (iii) each LC Issuer, (iv) the Arranger, (v) each beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document, (vi) any other Person to whom Obligations under this Agreement and other Loan Documents are owing, and (vii) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.

“Credit Party Expenses” means, without limitation, (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, in connection with this Agreement and the other Loan Documents, including without limitation, (i) the reasonable fees, charges and disbursements (A) counsel for the Administrative Agent, (B) of outside consultants for the Administrative Agent, (C) of appraisers, (D) incurred during any field examinations, and (E) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, (ii) such out-of-pocket expenses incurred in connection with (A) the syndication of the credit facilities provided for herein, (B) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (C) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral, or (D) any workout, restructuring or negotiations in respect of any Obligations, (b) with respect to the LC Issuer, and its Affiliates, all reasonable out-of-pocket expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (c) all reasonable out-of-pocket expenses incurred by the Credit Parties who are not the Administrative Agent, the LC Issuer or any Affiliate of any of them, after the occurrence and during the continuance of an Event of Default, provided that such Credit Parties shall be entitled to reimbursement for no more than one counsel representing all such Credit Parties (absent a conflict of interest in which case the Credit Parties may engage and be reimbursed for additional counsel).

“Customer Credit Liabilities” means at any time, the aggregate remaining value at such time of (a) outstanding gift certificates and gift cards of the Borrowers entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price for any Inventory, (b) outstanding merchandise credits of the Borrowers, (c) layaway obligations of the Borrowers, and (d) liabilities in connection with frequent shopping programs of the Borrowers.

“Customer Deposits” means deposits made by customers with respect to the purchase of goods or the performance of services.

“DDA” means each checking, savings or other demand deposit account maintained by any of the Loan Parties. All funds in each DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Administrative Agent and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any DDA.

“DDA Notification” shall have the meaning provided in Section 6.13(a)(i).

“Debt Service Charges” means for any Measurement Period, the sum of (a) Consolidated Interest Charges required to be paid for such Measurement Period, plus (b) regularly scheduled principal payments required to be made on account of Indebtedness (excluding the Obligations and any Synthetic Lease Obligations and Capital Lease Obligations) for such Measurement Period, in each case determined on a Consolidated basis in accordance with GAAP.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans, plus (iii) two percent (2%) per annum; provided, that, with respect to a LIBO Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus two percent (2%) per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable LC Fee Rate for Standby Letters of Credit and Commercial Letters of Credit, as applicable, plus two percent (2%) per annum.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in LC Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Deferred Compensation Plan” means the Stein Mart Executive Deferred Compensation Plan, as amended, modified, supplemented, restated or replaced from time to time.

“Deteriorating Lender” means any Defaulting Lender or any Lender as to which (a) the LC Issuer or the Swing Line Lender has a good faith belief that such Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities, or (b) a Person that Controls such Lender has been deemed insolvent or become the subject of a bankruptcy, insolvency or similar proceeding.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale, transfer, license or other disposition of (whether in one transaction or in a series of transactions) of any property (including, without limitation, any Equity Interests) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the date on which the Loans mature; provided, that, (i) only the portion of such Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock and (ii) with respect to any Equity Interests issued to any employee or to any plan for the benefit of employees of the Lead Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Lead Borrower or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability and if any class of Equity Interest of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of an Equity Interest that is not Disqualified Stock, such Equity Interests shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require a Loan Party to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Lead Borrower and its Subsidiaries may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.

“Dollars” and “$” mean lawful money of the United States.

“Eligible Assignee” means (a) a Credit Party or any of its Affiliates; (b) a bank, insurance company, or company engaged in the business of making commercial loans, which Person, together with its Affiliates, has a combined capital and surplus in excess of $250,000,000; (c) an Approved Fund; (d) any Person to whom a Credit Party assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Credit Party’s rights in and to a material portion of such Credit Party’s portfolio of asset based credit facilities, and (e) any other Person (other than a natural person) approved by (i) the Administrative Agent, the LC Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Lead Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include a Loan Party or any of the Loan Parties’ Affiliates or Subsidiaries nor shall it include any Person that is not a financial institution licensed to conduct a general banking or commercial lending business under the laws of the United States or any state within the United States.

“Eligible Credit Card Receivables” means at the time of any determination thereof, each Credit Card Receivable that at all times satisfies the criteria set forth below as determined by the Administrative Agent in its Permitted Discretion and which has been earned by performance and represents the bona fide amounts due to a Borrower from a Credit Card Processor and/or Credit Card Issuer, and in each case originated in the ordinary course of business of such Borrower. Without limiting the foregoing, in order to be an Eligible Credit Card Receivable, an Account shall indicate no Person other than a Borrower as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Borrower may be obligated to rebate to a customer, a credit card payment processor, or Credit Card Issuer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Loan Parties to reduce the amount of such Credit Card Receivable. Except as otherwise determined by the Administrative Agent in its Permitted Discretion, Eligible Credit Card Receivables shall not include any Credit Card Receivable:

(a) which is unpaid more than five (5) Business Days after the date of determination of eligibility thereof;

(b) where such Credit Card Receivable or the underlying contract contravenes any laws, rules or regulations applicable thereto, including, rules and regulations relating to truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy or any party to the underlying contract is in violation of any such laws, rules or regulations;

(c) which is not a valid, legally enforceable obligation of the applicable issuer with respect thereto;

(d) to the extent to which it is subject to any present, or contingent (or any facts (i) exist to the knowledge of Agent or any Loan Party, or (ii) have been disclosed in the course of any field examination or otherwise, which are the basis for any future) claim, chargeback, offset, deduction or counterclaim, dispute or other defense on the part of an Account Debtor;

(e) that is not subject to a perfected first priority Lien in favor of the Administrative Agent, or with respect to which a Borrower does not have good, valid and marketable title thereto, free and clear of any Lien (other than Liens granted to the Administrative Agent pursuant to the Security Documents and Liens permitted under clause (a) of the definition of Permitted Encumbrances, provided that a Reserve has been established with respect thereto);

(f) which does not conform to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables;

(g) which does not constitute an “Account” (as defined in the UCC);

(h) where the Credit Card Processor has the right under certain circumstances to require a Loan Party to repurchase the Accounts from such Credit Card Processor;

(i) is due from a Credit Card Issuer or Credit Card Processor of the applicable credit card which is the subject of any bankruptcy or insolvency proceedings;

(j) which is evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Administrative Agent, and to the extent necessary or appropriate, endorsed to the Administrative Agent; or

(k) which the Administrative Agent determines in its Permitted Discretion to be uncertain of collection or which do not meet such other reasonable eligibility criteria for Credit Card Receivables as the Administrative Agent may determine in its Permitted Discretion.

“Eligible Inventory” means, as of the date of determination thereof, without duplication, items of Inventory of a Borrower that are finished goods, merchantable and readily saleable to the public in the ordinary course of the Borrowers’ business deemed by the Administrative Agent in its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base, in each case that, except as otherwise agreed by the Administrative Agent, (i) complies with each of the representations and warranties respecting Inventory made by the Borrowers in the Loan Documents, and (i) is not excluded as ineligible by virtue of one or more of the criteria set forth below. Except as otherwise agreed by the Administrative Agent, in its Permitted Discretion, the following items of Inventory shall not be included in Eligible Inventory:

(a) Inventory that is not solely owned by a Borrower or a Borrower does not have good and valid title thereto;

(b) Inventory that is leased by or is on consignment to a Borrower or which is consigned by a Borrower to a Person which is not a Loan Party;

(c) Inventory that is not located in the United States of America (excluding territories or possessions of the United States) at a location that is owned or leased by a Borrower, except (i) Inventory in transit between such owned or leased locations, or (ii) to the extent that the Borrowers have furnished the Administrative Agent with (A) any UCC financing statements or other documents that the Administrative Agent may determine to be necessary to perfect its security interest in such Inventory at such location, and (B) a Collateral Access Agreement executed by the Person owning any such location on terms reasonably acceptable to the Administrative Agent;

(d) Inventory that is located in a distribution center leased by a Loan Party or leased by a distribution center operator under an agreement with a Loan Party) unless (i) the applicable lessor or and (if applicable) the distribution center operator has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Reserve based on rent with respect to such location has been established by the Administrative Agent in its Permitted Discretion;

(e) Inventory that is comprised of goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete, or custom items, work in process, raw materials, or that constitute spare parts, promotional, marketing, packaging and shipping materials or supplies used or consumed in a Borrower’s business, (iv) are seasonal in nature and which have been packed away for sale in the subsequent season, (v) not in compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, or (vi) are bill and hold goods;

(f) Inventory which does not conform to all representations, warranties or other provisions in the Loan Documents relating to Inventory;

(g) Inventory that is not subject to a perfected first priority security interest in favor of the Administrative Agent or that is subject to any other Lien (except Permitted Encumbrances described in clauses (a), (b) and (j);

(h) Inventory that consists of samples, labels, bags, packaging, and other similar non-merchandise categories;

(i) Inventory that is not insured in compliance with the provisions of Section 5.10 hereof;

(j) Inventory that has been sold but not yet delivered or as to which a Borrower has accepted a deposit;

(k) Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which any Borrower or any of its Subsidiaries has received notice of a dispute in respect of any such agreement, in any such case, involving an amount in excess of $100,000 in the aggregate in any Fiscal Year; or

(l) Inventory acquired in a Permitted Acquisition or which is not of the type usually sold in the ordinary course of the Borrowers’ business, unless and until the Administrative Agent has completed or received (A) an appraisal of such Inventory from appraisers reasonably satisfactory to the Administrative Agent and establishes Inventory advance rate and Inventory Reserves (if applicable) therefor, and otherwise agrees that such Inventory shall be deemed Eligible Inventory, and (B) such other due diligence as the Administrative Agent may reasonably require, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment in violation of any Environmental Law or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” shall have the meaning set forth in the UCC.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Lead Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Lead Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Lead Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Lead Borrower or any ERISA Affiliate.

“Event of Default” shall have the meaning provided in Section 8.01. An Event of Default shall be deemed to be continuing unless and until that Event of Default has been duly waived as provided in Section 10.03 hereof or is cured in accordance with the terms of the applicable Loan Document or otherwise cured in a manner reasonably satisfactory to the Administrative Agent in its Permitted Discretion, if such Event of Default is capable of being cured as determined by the Administrative Agent.

“Excess Availability” means, as of any date of determination thereof by the Administrative Agent, the result, if a positive number, of: (a) the Loan Cap, minus, without duplication, (b) the sum of (i) the aggregate unpaid balance of Credit Extensions, plus (ii) past due payables that are past due by more than sixty (60) days (other than payables being contested or disputed by a Borrower in good faith). For purposes of determining the outstanding trade payables in the ordinary course, Lead Borrower shall provide to the Administrative Agent the summary reports of payables with each Borrowing Base Certificate, together with such other information with respect thereto as Agent may from time to time reasonably request.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the LC Issuer or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Loan Party is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Lead Borrower under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Loan Parties with respect to such withholding tax pursuant to Section 3.01(a).

“Executive Order” shall have the meaning provided in Section 10.18.

“Existing Credit Agreement” means that certain the Loan and Security Agreement, dated as of July 18, 2003, by and among Borrowers, Wells Fargo (successor by merger to Wachovia Bank, National Association, successor by merger to Congress Financial Corporation (Florida)), as agent, and a syndicate of lenders, as amended.

“Existing Letters of Credit” means, collectively, the letters of credit issued for the account of a Borrower pursuant to the Existing Credit Agreement listed on Schedule 1.01(a) hereto, all of which shall be deemed and shall constitute Letters of Credit issued hereunder for all purposes of this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Existing Obligations” shall have the meaning provided in Section 10.25.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments.

“Facility Guaranty” means the Guaranty made by any Guarantors in favor of the Administrative Agent and the other Credit Parties, in form reasonably satisfactory to the Administrative Agent.

“Factored Receivables” means any Accounts of a Loan Party which have been factored or sold by an account debtor of a Loan Party to Wells Fargo or any of its Affiliates pursuant to a factoring arrangement or otherwise.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wells Fargo on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means any letter agreement that is entered into as of the Increase Effective Date, among the Borrowers and the Administrative Agent, providing for fees then agreed to with respect to any increase in Commitments pursuant to Section 2.15.

“Fiscal Month” means any fiscal month of any Fiscal Year in accordance with the fiscal accounting calendar of the Lead Borrower.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year in accordance with the fiscal accounting calendar of the Lead Borrower.

“Fiscal Year” means any period of twelve consecutive months ending on the Saturday closest to the last day in January of any calendar year.

“Foreign Asset Control Regulations” shall have the meaning provided Section 10.18.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Lead Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Fronting Fee” has the meaning assigned to such term in Section 2.03(j).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Litigation” shall have the meaning provided in Section 6.03(b).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means each Subsidiary of the Borrowers (other than any CFC) that shall be required to execute and deliver a Facility Guaranty pursuant to Section 6.12.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Honor Date” shall have the meaning provided in Section 2.03(c)(i).

“Increase Effective Date” shall have the meaning provided in Section 2.15(d).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than ninety (90) days after the date on which such trade account payable was created);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person (including, without limitation, Disqualified Stock, or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer in the nature of a general partner, unless such Indebtedness is non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Party” shall have the meaning provided in Section10.04(c).

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnifying Party” shall have the meaning provided in Section 10.04(c).

“Indemnitees” shall have the meaning provided in Section 10.04(b).

“Information” shall have the meaning provided in Section 10.07.

“Intellectual Property” means all present and future: (a) trade secrets, know-how and other proprietary information; (b) trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; (c) copyrights and copyright applications (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); (d) patents and patent applications; (e) industrial design applications and registered industrial designs; (f) license agreements related to any of the foregoing and income therefrom; (g) books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; (h) all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any

Interest Period for a LIBO Rate Loan exceeds three (3) months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates, (b) as to any Base Rate Loan (including a Swing Line Loan), (i) so long as no Cash Dominion Event has occurred and is continuing, the first day after the end of each calendar quarter, and (ii) upon the occurrence and during the continuance of a Cash Dominion Event, the first day after the end of each calendar month, and (c) the Maturity Date.

“Interest Period” means, as to each LIBO Rate Loan, the period commencing on the date such LIBO Rate Loan is disbursed or converted to or continued as a LIBO Rate Loan and ending on the date one, two, or three months thereafter, as selected by the Lead Borrower in its Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) no Interest Period shall extend beyond the Maturity Date; and

(d) notwithstanding the provisions of clause (c) no Interest Period shall have a duration of less than one (1) month, and if any Interest Period applicable to a LIBO Borrowing would be for a shorter period, such Interest Period shall not be available hereunder.

For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Internal Control Event” means an uncorrected material weakness in, or a fraud which pertains to and that involves management or other employees who have a significant role in, the Lead Borrower’s and/or its Subsidiaries’ internal controls over financial reporting, in each case as described in the Securities Laws.

“Inventory” has the meaning given that term in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

“Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent in the Administrative Agent’s Permitted Discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may, in the Administrative Agent’s Permitted Discretion, include (but are not limited to) reserves based on: (a) obsolescence; (b) seasonality; (c) Shrink; (d) imbalance; (e) change in Inventory character; (f) change in Inventory composition; (g) change in Inventory mix; (h) markdowns (both permanent and point of sale); (i) retail markons and markups inconsistent with prior period practice and performance, industry standards, current business plans or advertising calendar and planned advertising events; (j) out-of-date and/or expired Inventory; and (k) slow moving Inventory.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) any Acquisition, or (d) any other investment of money or capital in order to obtain a profitable return. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment. For avoidance of doubt, “Investment” does not include capital improvements to existing assets or the purchase of real or personal property to be used in the ordinary course of business.

“IP Lien” has the meaning given that term in clause (q) of the definition of Permitted Encumbrances.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, the Standby Letter of Credit Agreement or Commercial Letter of Credit Agreement, applicable, and any other document, agreement and instrument entered into by the LC Issuer and the Borrower (or any Subsidiary) or in favor of the LC Issuer and relating to any such Letter of Credit.

“Joinder Agreement” means an agreement, in form satisfactory to the Administrative Agent pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as either a Borrower or a Guarantor, as the Administrative Agent may determine.

“Laws” means each international, foreign, Federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directed duty, request, license, authorization and permit of, and agreement with, any Governmental Authority, in each case whether or not having the force of law.

“LC Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“LC Issuer” means (a) Wells Fargo in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder (which successor may only be a Lender selected by the Administrative Agent in its discretion), and (b) with respect to the Existing Letters of Credit and until such Existing Letters of Credit expire or are returned undrawn, Wells Fargo in its capacity as issuer of the Existing Letters of Credit under the Existing Credit Agreement. The LC Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the LC Issuer and/or for such Affiliate to act as an advising, transferring, confirming and/or nominated bank in connection with the issuance or administration of any such Letter of Credit, in which case the term “LC Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“LC Obligations” means, as at any date of determination, the aggregate undrawn amount available to be drawn under all outstanding Letters of Credit. For purposes of computing the amounts available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of any Rule under the ISP or any article of UCP 600, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lead Borrower” shall have the meaning provided in the introductory paragraph hereto.

“Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any space in a structure, land, improvements or premises for any period of time.

“Lender” shall have the meaning provided in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means (a) each Standby Letter of Credit, and (b) each Commercial Letter of Credit and shall include the Existing Letters of Credit.

“Letter of Credit Application” means an application for the issuance or amendment of a Letter of Credit in the form from time to time in use by the LC Issuer.

“Letter of Credit Expiration Date” means the day that is seven (7) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” shall have the meaning provided in Section 2.03(i).

“Letter of Credit Sublimit” means an amount equal to $25,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments. A permanent reduction of the Aggregate Commitments shall not require a corresponding pro rata reduction in the Letter of Credit Sublimit; provided, however, that if the Aggregate Commitments are reduced to an amount less than the Letter of Credit Sublimit, then the Letter of Credit Sublimit shall be reduced to an amount equal to (or, at Lead Borrower’s option, less than) the Aggregate Commitments.

“LIBO Borrowing” means a Borrowing comprised of LIBO Rate Loans.

“LIBO Rate” means for any Interest Period with respect to a LIBO Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBO Rate Loan being made, continued or converted by Wells Fargo and with a term equivalent to such Interest Period would be offered to Wells Fargo by major banks in the London interbank eurodollar market in which Wells Fargo participates at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“LIBO Rate Loan” means a Committed Loan that bears interest at a rate based on the Adjusted LIBO Rate.

“Lien” means (a) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, Capital Lease Obligation, Synthetic Lease Obligation, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidation” means the exercise by the Administrative Agent of those rights and remedies accorded to the Administrative Agent under the Loan Documents and applicable Law as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and during the continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Administrative Agent, of any public, private or “going out of business”, “store closing”, or other similarly themed sale or other disposition of the Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“Loan” means an extension of credit by or on behalf of a Lender to a Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

“Loan Account” shall have the meaning provided in Section 2.11(a).

“Loan Cap” means, at any time of determination, the lesser of (a) the Aggregate Commitments or (b) the Borrowing Base.

“Loan Documents” means this Agreement, each Note, each Issuer Document, the Cash Management Letter, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, the DDA Notifications, the Credit Card Notifications, the Security Documents, the Facility Guaranty, and any other instrument or agreement now or hereafter executed and delivered in connection herewith, or in connection with any transaction arising out of any Cash Management Services and Bank Products provided by the Administrative Agent or any of its Affiliates, each as amended and in effect from time to time.

“Loan Parties” means, collectively, the Borrowers and each Guarantor.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or financial condition of Loan Parties and their Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material impairment of the rights and remedies of the Agent or the Lenders under any Loan Document or a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party; or (d) a material adverse change in the Collateral or its value. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

“Material Contract” means, with respect to any Person, (a) each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $5,000,000 or more in any Fiscal Year, and (b) any other contract or other agreement (other than the Loan Documents), whether written or oral, to which any Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

“Material Indebtedness” means Indebtedness (other than the Obligations) of the Loan Parties in an aggregate principal amount exceeding $5,000,000. For purposes of determining the amount of Material Indebtedness at any time, (a) the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof, (b) undrawn committed or available amounts shall be included, and (c) all amounts owing to all creditors under any combined or syndicated credit arrangement shall be included.

“Maturity Date” means February 28, 2017.

“Maximum Rate” shall have the meaning provided in Section 10.09.

“Measurement Period” means, at any date of determination, the most recently completed twelve (12) Fiscal Months of the Lead Borrower.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Lead Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Proceeds” means:

(a) with respect to any Disposition by any Loan Party or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder which is senior to the Administrative Agent’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents), and (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by any Loan Party to third parties (other than Affiliates); and

(b) with respect to the sale or issuance of any Equity Interest by any Loan Party or any of its Subsidiaries, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, (i) fifty percent (50%) of the excess, in the case of any such sale or issuance of any Equity Interest, and (ii) one hundred percent (100%) of the excess, in the case of any such incurrence or issuance of any Indebtedness, of (A) the sum of the cash and cash equivalents received in connection with such transaction over (B) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary in connection therewith.

“Net Recovery Percentage” means the fraction, expressed as a percentage (a) the numerator of which is the amount equal to the recovery on the aggregate amount of the applicable category of Eligible Inventory at such time on a “going out of business sale” basis as set forth in the most recent acceptable inventory appraisal received by the Administrative Agent in accordance with the requirements of this Agreement, net of operating expenses, liquidation expenses and commissions reasonably anticipated in the disposition of such assets and (b) the denominator of which is the original cost of the aggregate amount of the Eligible Inventory subject to such appraisal.

“Non-Consenting Lender” shall have the meaning provided in Section 10.01.

“Non-Extension Notice Date” shall have the meaning provided in Section 2.03(b)(iii).

“Note” means (a) a promissory note made by the Borrowers in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C-1, and (b) the Swing Line Note, as each may be amended, supplemented or modified from time to time.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means (a) all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit (including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral therefor), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs, expenses and indemnities that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest ,fees, costs, expenses and indemnities are allowed or allowable claims in such proceeding, and (b) Bank Product Obligations.

“Omnibus Share Compensation Plan” means the Stein Mart 2001 Omnibus Plan, as amended, modified, supplemented, restated or replaced from time to time.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity, and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Equity Interests and all other arrangements relating to the Control or management of such Person.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any LC Obligations on any date, the amount of such LC Obligations on such date after giving effect to any LC Credit Extension occurring on such date and any other changes in the aggregate amount of the LC Obligations as of such date.

“Overadvance” means a Credit Extension to the extent that, immediately after its having been made, Excess Availability is less than zero.

“Participant” shall have the meaning provided in Section 10.06(d).

“Payment Conditions” means, at the time of determination with respect to any specified transaction or payment, that (a) no Default or Event of Default then exists or would arise as a result of entering into such transaction or the making such payment, (b) after giving effect to such transaction or payment, the Pro Forma Availability Condition has been satisfied and the Consolidated Fixed Charge Coverage Ratio, as projected on a pro-forma basis for the twelve (12) months following such transaction or payment, will be equal to or greater than 1.0:1.0. Prior to undertaking any transaction or payment which is subject to the Payment Conditions, the Loan Parties shall deliver to the Administrative Agent evidence of satisfaction of the conditions contained in clause (b) above on a basis (including, without limitation, giving due consideration to results for prior periods) reasonably satisfactory to the Administrative Agent.

“PBGC” means the Pension Benefit Guaranty Corporation.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Lead Borrower or any ERISA Affiliate or to which the Lead Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means an Acquisition in which all of the following conditions are satisfied:

(a) as of the date of such Acquisition and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;

(b) such Acquisition shall have been approved by the board of directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate applicable Law;

(c) the Lead Borrower shall have furnished the Administrative Agent with thirty (30) days’ prior written notice of such intended Acquisition and shall have furnished the Administrative Agent with a current draft of the Acquisition Documents (and final copies thereof as and when executed), a summary of any due diligence undertaken by the Loan Parties in connection with such Acquisition, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve (12) month period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by month for the acquired Person, individually, and on a Consolidated basis with all Loan Parties), and such other information as the Administrative Agent may reasonably require, all of which shall be reasonably satisfactory to the Administrative Agent;

(d) either (i) the legal structure of the Acquisition shall be acceptable to the Administrative Agent in its discretion, or (ii) the Loan Parties shall have provided the Administrative Agent with a favorable solvency opinion from an unaffiliated third party valuation firm reasonably satisfactory to the Administrative Agent;

(e) after giving effect to the Acquisition, if the Acquisition is an Acquisition of the Equity Interests, a Loan Party shall acquire and own, directly or indirectly, not less than a majority of the Equity Interests having any voting rights;

(f) any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Borrower under this Agreement;

(g) if the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Loan Party, or if the assets acquired in an acquisition will be transferred to a Subsidiary which is not then a Loan Party, such Subsidiary shall have been joined as a “Borrower” hereunder or as a Facility Guarantor, as the Administrative Agent shall determine, and the Administrative Agent shall have received a first priority security interest in any Equity Interests in such Subsidiary held by any Loan Party, and in such Subsidiary’s Inventory, Accounts, and other property of the same nature as then constitutes Collateral under the Security Documents; and

(h) the Loan Parties shall have satisfied the Payment Conditions.

“Permitted Discretion” means as used in this Agreement and the other Loan Documents with reference to the Administrative Agent, a determination made in good faith in the exercise of its reasonable business judgment based on how an asset-based lender with similar rights providing a credit facility of the type set forth herein would act in similar circumstances at the time with the information then available to it.

“Permitted Disposition” means any of the following:

(a) dispositions of inventory in the ordinary course of business;

(b) bulk sales of other dispositions of the Inventory of a Loan Party not in the ordinary course of business in connection with Store closings, at arm’s length, provided, that such Store closures and related Inventory dispositions shall not exceed (Store closings permitted pursuant to this clause (b) are referred to as “Permitted Store Closings”): (i) during any one (1) year period, including the one (1) year period immediately preceding the Closing Date, the number of retail store locations closed or sold by Borrowers (excluding for the purposes hereof retail store locations that Borrowers are in the process of closing as of the Closing Date) minus the number of Stores opened by Borrowers during any such one (1) year period, shall not exceed the amount equal to ten (10%) percent of the number of store locations of Borrowers as of the day immediately preceding the commencement of any such one (1) year period, and (ii) in the aggregate during any three (3) year period from and after the Closing Date, fifteen (15%) percent of the number of the Loan Parties’ Stores in existence as of the Closing Date (net of new Store openings), provided, that, (A) all sales of Inventory in connection with five (5) or more Store closings which occur substantially simultaneously or pursuant to any Store closing plan adopted by Loan Parties (regardless of when the Store closings actually occur) shall be conducted with the assistance of professional liquidators reasonably acceptable to the Administrative Agent, (B) the Administrative Agent

shall have received not less than ten (10) Business Days prior written notice of such sale or Store closing, which notice shall set forth in reasonable detail satisfactory to the Administrative Agent, the parties to such sale or other disposition, the assets to be sold or otherwise disposed of, the purchase price and the manner of payment thereof and such other information with respect thereto as the Administrative Agent may reasonably request, (C) as of the date of such sale or other disposition and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, and (D) all Net Proceeds received in connection therewith shall be applied to the Obligations if then required in accordance with Section 2.05 hereof;

(c) licenses of Intellectual Property of a Loan Party or any of its Subsidiaries in the ordinary course of business;

(d) licenses for the conduct of licensed departments within the Loan Parties’ Stores in the ordinary course of business; provided that, if requested by the Administrative Agent, the Administrative Agent shall have entered into an intercreditor agreement with the Person operating such licensed department on terms and conditions reasonably satisfactory to the Administrative Agent

(e) Dispositions of Equipment (i) in the ordinary course of business that is substantially worn, damaged, obsolete or, in the judgment of a Loan Party, no longer useful or necessary in its business or that of any Subsidiary and is not replaced with similar property having at least equivalent value, and (ii) in connection with Permitted Store Closings (which Permitted Dispositions described in this clause (e) shall be in addition to, and not in limitation of, the Dispositions by any Borrower and its Subsidiaries of other assets and properties permitted in clause (j) of this definition);

(f) sales, transfers and dispositions among the Loan Parties or by any Subsidiary to a Loan Party;

(g) sales, transfers and dispositions by any Subsidiary which is not a Loan Party to another Subsidiary that is not a Loan Party;

(h) the issuance and sale by any Borrower of Equity Interests of such Borrower after the date hereof; provided, that, (i) other than such Equity Interests at any time issued to any of Borrowers’ employees as additional compensation pursuant to the Omnibus Share Compensation Plan, the Administrative Agent shall have received not less than ten (10) Business Days’ prior notice of such issuance and sale by such Borrower, which notice shall specify the parties to whom such Equity Interests are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such Equity Interests and the Net Proceeds which it is anticipated will be received by such Borrower from such sale, (ii) such Borrower shall not be required to pay any cash dividends or repurchase or redeem such Equity Interests or make any other payments in respect thereof, except as otherwise permitted in Section 7.06 hereof, (iii) the terms of such Equity Interests, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of any Borrower to request or receive Loans or Letters of Credit or the right of any Borrower to amend or modify any of the terms and conditions of this Agreement or any of the other Loan Documents or otherwise in any way relate to or affect the arrangements of Borrowers with the Administrative Agent and Lenders or are more restrictive or burdensome to any Borrower than the terms of any Equity Interests in effect on the date hereof, and (iv) as of the date of such issuance and sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;

(i) the issuance of Equity Interests of any Borrower consisting of common stock pursuant to an employee stock option or grant, employee stock purchase plan or similar equity plan or 401(k) plans of such Borrower for the benefit of its employees, directors and consultants, provided, that, in no event shall such Borrower be required to issue, or shall such Borrower issue, Equity Interests pursuant to such stock plans or 401(k) plans which would result in a Change of Control or other Event of Default

(j) Dispositions by any Borrower and its Subsidiaries of other assets and properties not otherwise described in clauses (a) through (i) above that are not then included in the Borrowing Base, provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (j) in any Fiscal Year shall not exceed $3,000,000, (iii) the purchase price for such asset shall be paid to such Borrower or Subsidiary solely in cash, and (iv) all Net Proceeds received in connection therewith shall be applied to the Obligations if then required in accordance with Section 2.05 hereof; and

(k) the sale of Factored Receivables by a Loan Party to Wells Fargo or any of its Affiliates, provided that all Net Proceeds received in connection therewith shall be applied to the Obligations if then required in accordance with Section 2.05 hereof.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable Law, arising in the ordinary course of business and securing obligations that are not overdue or are being contested in compliance with Section 6.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, other than any Lien imposed by ERISA;

(d) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) Liens in respect of judgments that would not constitute an Event of Default hereunder;

(f) easements, covenants, conditions, restrictions, building code laws, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of a Loan Party and such other minor title defects or survey matters that are disclosed by current surveys that, in each case, do not materially interfere with the current use of the real property;

(g) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is otherwise permitted hereunder);

(h) Liens on fixed or capital assets acquired by any Loan Party which are permitted under clause (c) of the definition of Permitted Indebtedness so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost of acquisition of such fixed or capital assets and (iii) such Liens shall not extend to any other property or assets of the Loan Parties;

(i) Liens in favor of the Administrative Agent;

(j) landlords’ and lessors’ Liens in respect of rent not in default;

(k) possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the date hereof and Permitted Investments, provided that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(l) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(m) Liens arising from precautionary UCC filings regarding “true” operating leases or, to the extent permitted under the Loan Documents, the consignment of goods to a Loan Party;

(n) voluntary Liens on property (other than property of the type included in the Borrowing Base) in existence at the time such property is acquired pursuant to a Permitted Acquisition or on such property of a Subsidiary of a Loan Party in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; provided, that, such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Loan Party or any Subsidiary;

(o) Liens or rights of setoff against credit balances of Borrowers with Credit Card Issuers or Credit Card Processors or amounts owing by such Credit Card Issuers or Credit Card Processors to Borrower in the ordinary course of business (but not Liens on or rights of setoff against any other property or assets of Borrowers), pursuant to the Credit Card Agreements (as in effect on the date hereof) to secure the obligations of Borrowers to the Credit Card Issuers as a result of fees and chargebacks;

(p) Liens in favor of customs and revenues authorities imposed by applicable Law arising in the ordinary course of business in connection with the importation of goods and securing obligations that are being contested in good faith by appropriate proceedings, provided, that, (i) the applicable Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (ii) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation; and

(q) Liens in assets and properties of Borrowers that do not constitute Collateral to secure Permitted Indebtedness permitted under clause (j) of the definition of Permitted Indebtedness; provided, that, if any such Permitted Indebtedness is secured by any of a Loan Party’s Intellectual Property (an “IP Lien”), then the Person to whom such IP Lien is granted shall have entered into an agreement with the Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, pursuant to which (among other things) such Person shall acknowledge and confirm that neither the granting of the IP Lien nor any enforcement thereof by such Person shall in any manner limit, impair or otherwise affect the Administrative Agent’s exercise of its non-exclusive license rights granted to Administrative Agent with respect to such Loan Party’s Intellectual Property pursuant to Section 16(b) of the Security Agreement.

“Permitted Indebtedness” means each of the following as long as no Default or Event of Default exists or would arise from the incurrence thereof:

(a) Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and the direct or contingent obligor with respect thereto is not changed as a result of or in connection with such refinancing, refunding, renewal or extension, (ii) the result of such extension, renewal or replacement shall not be an earlier maturity date or decreased weighted average life of such Indebtedness, and (iii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(b) Indebtedness of any Loan Party to any other Loan Party;

(c) purchase money Indebtedness of any Loan Party to finance the acquisition of any fixed or capital assets, including Capital Lease Obligations and Synthetic Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof, provided that, (i) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate, and (ii) the aggregate principal amount of Indebtedness permitted by this clause (c) shall not exceed $10,000,000 at any time outstanding and further provided that, if requested by the Administrative Agent, the Loan Parties shall cause the holders of such Indebtedness to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Administrative Agent;

(d) obligations (contingent or otherwise) of any Loan Party or any Subsidiary thereof existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates, and not for purposes of speculation or taking a “market view;” provided that the aggregate Swap Termination Value thereof shall not exceed $2,500,000 at any time outstanding;

(e) contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business in connection with the construction or improvement of Stores;

(f) [Reserved];

(g) Indebtedness with respect to the deferred purchase price for any Permitted Acquisition, provided, that, (i) payment in cash of principal in respect of such Indebtedness (other than in respect of working capital adjustments) shall only be permitted if at the time of any such payment and after giving effect thereto, Loan Parties have satisfied the Payment Conditions, (ii) such Indebtedness shall have a maturity which extends beyond the Maturity Date and shall be subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent;

(h) Indebtedness of any Person that becomes a Subsidiary of a Loan Party in a Permitted Acquisition, which Indebtedness is existing at the time such Person becomes a Subsidiary of a Loan Party (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of a Loan Party);

(i) the Obligations; and

(j) Indebtedness not specifically described in clauses (a) through (i) above in an aggregate principal amount not to exceed $15,000,000 at any time outstanding; provided, that, if any such Permitted Indebtedness is secured by an IP Lien, then the Person to whom such IP Lien is granted shall have entered into a written agreement with the Administrative Agent as required by clause (q) of the definition of Permitted Encumbrances.

“Permitted Investments” means each of the following as long as no Default or Event of Default exists or would arise from the making of such Investment:

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than three hundred sixty (360) days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(b) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof;

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof;

(d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (c) above or with any primary dealer and having a market value at the time that such repurchase agreement is entered into of not less than one hundred percent (100%) of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

(e) Investments, classified in accordance with GAAP as current assets of the Loan Parties, in any money market fund, mutual fund, or other investment companies that are registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and which invest solely in one or more of the types of securities described in clauses (a) through (d) above;

(f) Investments existing on the Closing Date, and set forth on Schedule 7.02, but not any increase in the amount thereof or any other modification of the terms thereof;

(g) (i) Investments by any Loan Party and its Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) additional Investments by any Loan Party and its Subsidiaries in other Loan Parties, and (iii) additional Investments by Subsidiaries of any Borrower that are not Loan Parties in other Subsidiaries that are not Loan Parties, provided, that, as to all of such Investments, (A) within thirty (30) days after the end of each fiscal month, Borrowers shall provide to Agent a report in form and substance satisfactory to Agent of the outstanding amount of such Investments as of the last day of the immediately preceding month and, in the case of any Investments consisting of loans, indicating the amount of any loans made and payments received during the immediately preceding month, (B) as of the date of any such loan and after giving effect thereto, the Borrower making such Investments shall be Solvent, and (C) as of the date of any such Investments and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;

(h) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(i) guarantees constituting Permitted Indebtedness;

(j) Investments by any Loan Party in Swap Contracts entered into in the ordinary course of business and for bona fide business (and not speculative purposes) to protect against fluctuations in interest rates in respect of the Obligations;

(k) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(l) advances to officers, directors and employees of the Loan Parties and Subsidiaries in the ordinary course of business in an amount not to exceed $50,000 to any individual at any time or in an aggregate amount not to exceed $50,000 at any time outstanding, for (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for such Borrower and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

(m) Investments constituting Permitted Acquisitions and Permitted Indebtedness;

(n) Investments with respect to the Split-Dollar Life Insurance Plan and the Deferred Compensation Plan consisting of (i) the Loan Parties’ purchase of life insurance policies from time to time for the purpose of offsetting liabilities which the Loan Parties anticipate will arise with respect to each such Plan, and (ii) the Loan Parties’ payment of premiums which become due and payable with respect to such life insurance policies, so long as at the time of any such Investment and after giving effect thereto, no Default or Event of Default shall have then occurred and be continuing; and

(o) other Investments not described in clauses (a) through (n) above not exceeding $1,000,000 in the aggregate in any Fiscal Year, so long as at the time thereof and after giving effect thereto, no Default or Event of Default shall have then occurred and be continuing;

provided, however, that notwithstanding the foregoing, after the occurrence and during the continuance of a Cash Dominion Event, no such Investments specified in clauses (a) through (e) shall be permitted unless (i) either (A) no Loans are then outstanding, or (B) the Investment is a temporary Investment pending expiration of an Interest Period for a LIBO Rate Loan, the proceeds of which Investment will be applied to the Obligations after the expiration of such Interest Period, and (ii) such Investments are pledged to the Administrative Agent as additional collateral for the Obligations pursuant to such agreements as may be reasonably required by the Administrative Agent.

“Permitted Overadvance” means an Overadvance made by the Administrative Agent, in its discretion, which:

(a) is made to maintain, protect or preserve the Collateral and/or the Credit Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Credit Parties; or

(b) is made to enhance the likelihood of, or to maximize the amount of, repayment of any Obligation;

(c) is made to pay any other amount chargeable to any Loan Party hereunder; and

(d) together with all other Permitted Overadvances then outstanding, shall not (i) exceed ten percent (10%) of the Borrowing Base at any time or (ii) unless a Liquidation is occurring, remain outstanding for more than forty-five (45) consecutive Business Days, unless in each case, the Required Lenders otherwise agree.

provided however, that the foregoing shall not (i) modify or abrogate any of the provisions of Section 2.03 regarding the Lenders’ obligations with respect to Letters of Credit, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for Unintentional Overadvances and such Unintentional Overadvances shall not reduce the amount of Permitted Overadvances allowed hereunder, and further provided that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the principal amount of the Credit Extensions would exceed the Aggregate Commitments (as in effect prior to any termination of the Commitments pursuant to Section 2.06 hereof).

“Permitted Store Closings” shall have the meaning provided in clause (b) of the definition of Permitted Dispositions.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Lead Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” shall have the meaning provided in Section 6.02.

“Prepayment Event” means:

(a) any Disposition (including pursuant to a sale and leaseback transaction) of any property or asset of a Loan Party (other than Dispositions of inventory in the ordinary course of business) in an aggregate amount in excess of $3,000,000 in any Fiscal Year (such amount, the “Prepayment Minimum Disposition Amount”), provided, that, if a Cash Dominion Event has occurred and is continuing, there shall be no Prepayment Minimum Disposition Amount and any and all of the foregoing Dispositions (other than Dispositions of inventory in the ordinary course of business) shall be deemed and shall constitute a Prepayment Event;

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of (and payments in lieu thereof), any property or asset of a Loan Party in an aggregate amount in excess of $100,000 in any Fiscal Year, unless (i) the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Administrative Agent or (ii) prior to the occurrence of a Cash Dominion Event, (A) the proceeds therefrom, in the case of any casualty damage, are utilized for purposes of replacing or repairing the assets in respect of which such proceeds, awards or payments were received within one hundred eighty (180) days of the occurrence of the damage to or loss of the assets being repaired or replaced, and (B) notwithstanding anything to the contrary set forth in this clause (b), in the case of any proceeds that become payable under any business interruption policies of Loan Parties, the Loan Parties’ receipt of such proceeds to the extent permitted by Section 6.07(c) shall not be deemed to be or constitute a Prepayment Event, and a Prepayment Event shall only be deemed to have occurred, and such proceeds shall applied to the Obligations, only if and to the extent required by Section 6.07(c);

(c) the issuance by a Loan Party of any Equity Interests, other than any such issuance of Equity Interests (i) to a Loan Party, (ii) as consideration for a Permitted Acquisition, (iii) to the extent that the Net Proceeds are used within ninety (90) days thereafter to finance a Permitted Acquisition or Permitted Investment, or (iv) as a compensatory issuance to any employee, director, or consultant (including under any option plan);

(d) the incurrence by a Loan Party of any Indebtedness for borrowed money permitted hereunder other than Permitted Indebtedness; or

(e) the receipt by any Loan Party of any Extraordinary Receipts.

“Pro Forma Availability Condition” means (a) for any date of calculation with respect to any Restricted Payments, the Pro Forma Excess Availability following, and after giving effect to, such Restricted Payments, will be equal to or greater than the greater of (i) Twenty Million Dollars ($20,000,000) or (ii) twenty percent (20%) of the Loan Cap, and (b) for any date of calculation with respect to any proposed Permitted Acquisition, the Pro Forma Excess Availability following, and after giving effect to, such Acquisition, will be equal to or greater than the greater of (i) Fifteen Million Dollars ($15,000,000) or (ii) fifteen percent (15%) of the Loan Cap.

“Pro Forma Excess Availability” means, for any date of calculation, after giving pro forma effect to the transaction then to be consummated the projected Average Daily Availability during the subsequent projected twelve (12) Fiscal Months.

“Public Lender” shall have the meaning provided in Section 6.02.

“Real Estate” means all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

“Register” shall have the meaning provided in Section 10.06(c).

“Registered Public Accounting Firm” shall have the meaning provided by the Securities Laws and shall be independent of the Lead Borrower and its Subsidiaries as prescribed by the Securities Laws.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Reports” shall have the meaning provided in Section 9.12(b).

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an LC Credit Extension, a Letter of Credit Application and, if required by the LC Issuer, a Standby Letter of Credit Agreement or Commercial Letter of Credit Agreement, as applicable, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, at least two (2) Lenders holding more than fifty percent (50%) of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the LC Issuer to make LC Credit Extensions have been terminated pursuant to Section 8.02, any Lender or Lenders holding more than fifty percent (50%) of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in LC Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that, the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender or Deteriorating Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party or any of the other individuals designated in writing to the Administrative Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment. Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with any proceeds of a dissolution or liquidation of such Person.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Security Agreement” means the Security Agreement dated as of the Closing Date among the Loan Parties and the Administrative Agent.

“Security Documents” means, collectively, the following: the Security Agreement, the Collateral Assignments of the Blocked Account Agreements, any Mortgages, the DDA Notifications, the Credit Card Notifications, and each other security agreement or other instrument or document now or hereafter executed and delivered to the Administrative Agent pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations.

“Settlement Date” shall have the meaning provided in Section 2.14(a).

“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Lead Borrower and its Subsidiaries as of that date determined in accordance with GAAP.

“Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

“Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) at fair valuation, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all guarantees at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

“Split-Dollar Life Insurance Plan” means each Split Dollar Agreement between an employee of any Borrower and such Borrower, providing certain benefits to designated beneficiaries upon the death of such employee, as each such Split Dollar Agreement is entered into from time to time, as amended, modified, supplemented, restated or replaced from time to time.

“Spot Rate” shall have the meaning provided in Section 1.07.

“Standby Letter of Credit” means any Letter of Credit that is not a Commercial Letter of Credit and that (a) is used in lieu or in support of performance guaranties or performance, surety or similar bonds (excluding appeal bonds) arising in the ordinary course of business, (b) is used in lieu or in support of stay or appeal bonds, (c) supports the payment of insurance premiums for reasonably necessary casualty insurance carried by any of the Loan Parties, or (d) supports payment or performance for identified purchases or exchanges of products or services in the ordinary course of business.

“Standby Letter of Credit Agreement” means the Standby Letter of Credit Agreement relating to the issuance of a Standby Letter of Credit in the form from time to time in use by the LC Issuer.

“Stated Amount” means at any time the maximum amount for which a Letter of Credit may be honored.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBO Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stein Mart” shall have the meaning provided in the introductory paragraph hereto.

“Store” means any retail store (which may include any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party.

“Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations and which is in form and on terms approved in writing by the Administrative Agent.

“Subordination Provisions” shall have the meaning provided in Section 8.01(r).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares Equity Interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.

“Supermajority Lenders” means, as of any date of determination, at least two (2) Lenders holding more than sixty-six and two-thirds percent (66-2/3%) of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the LC Issuer to make LC Credit Extensions have been terminated pursuant to Section 8.02, any Lender or Lenders holding more than sixty-six and two-thirds percent (66-2/3%) of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in LC Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that, the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender or Deteriorating Lender shall be excluded for purposes of making a determination of Supermajority Lenders.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Wells Fargo, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” shall have the meaning provided in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Note” means the promissory note of the Borrowers substantially in the form of Exhibit C-2, payable to the order of the Swing Line Lender, evidencing the Swing Line Loans made by the Swing Line Lender.

“Swing Line Sublimit” means an amount equal to ten percent (10%) of the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by and actually due to any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Article VII, or (iii) the termination of the Commitments in accordance with the provisions of Section 2.06(a) hereof.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all LC Obligations.

“Trading With the Enemy Act” shall have the meaning provided in Section 10.18.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a LIBO Rate Loan.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“UCP 600” means the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce and in effect as of July 1, 2007.

“UFCA” shall have the meaning provided in Section 10.22(d).

“UFTA” shall have the meaning provided in Section 10.22(d).

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unintentional Overadvance” means an Overadvance which, to the Administrative Agent’s knowledge, did not constitute an Overadvance when made but which has become an Overadvance resulting from changed circumstances beyond the control of the Credit Parties, including, without limitation, a reduction in the Appraised Value of property or assets included in the Borrowing Base or misrepresentation by the Loan Parties.

“United States” and “U.S.” mean the United States of America.

“Wells Fargo” means Wells Fargo Bank, N.A. and its successors.

1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean the repayment in Dollars in full in cash or immediately available funds (or, in the case of contingent reimbursement obligations with respect to Letters of Credit and Bank Products (other than Swap Contracts), providing Cash Collateralization) of all of the Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Swap Contracts) other than (i) unasserted contingent indemnification Obligations, (ii) any Obligations relating to Bank Products (other than Swap Contracts) that, at such time, are allowed by the applicable Bank Product provider to remain outstanding without being required to be repaid or Cash Collateralized, and (iii) any Obligations relating to Swap Contracts that, at such time, are allowed by the applicable provider of such Swap Contracts to remain outstanding without being required to be repaid.

1.03. Accounting Terms

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Lead Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Lead Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Lead Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04. Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down, as the case may be, to the nearest number (with a rounding-up if there is no nearest number).

1.05. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06. Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to be the Stated Amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms of any Issuer Documents related thereto, provides for one or more automatic increases in the Stated Amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum Stated Amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum Stated Amount is in effect at such time.

1.07. Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount thereof in the applicable currency to be determined by the Administrative Agent at such time on the basis of the Spot Rate (as defined below) for the purchase of such currency with Dollars. For purposes of this Section 1.07, the “Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date of such determination; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01. Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the lesser of (a) the amount of such Lender’s Commitment, or (b) such Lender’s Applicable Percentage of the Borrowing Base; subject in each case to the following limitations:

(i) after giving effect to any Committed Borrowing, the Total Outstandings shall not exceed the Loan Cap;

(ii) after giving effect to any Committed Borrowing, the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all LC Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment; and

(iii) the Outstanding Amount of all LC Obligations shall not at any time exceed the Letter of Credit Sublimit.

Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or LIBO Rate Loans, as further provided herein.

2.02. Borrowings, Conversions and Continuations of Committed Loans.

(a) Committed Loans (other than Swing Line Loans) shall be either Base Rate Loans or LIBO Rate Loans as the Lead Borrower may request subject to and in accordance with this Section 2.02. All Swing Line Loans shall be only Base Rate Loans. Subject to the other provisions of this Section 2.02, Committed Borrowings of more than one Type may be incurred at the same time.

(b) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of LIBO Rate Loans shall be made upon the Lead Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of LIBO Rate Loans or of any conversion of LIBO Rate Loans to Base Rate Loans, and (ii) one (1) Business Day prior to the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Lead Borrower pursuant to this Section 2.02(b) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Each Borrowing of, conversion to or continuation of LIBO Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $50,000 or a whole multiple of $10,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (A) whether the Lead Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of LIBO Rate Loans, (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Committed Loans to be borrowed, converted or continued, (D) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (E) if applicable, the duration of the Interest Period with respect thereto. If the Lead Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Lead Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBO Rate Loans. If the Lead Borrower requests a Borrowing of, conversion to, or continuation of LIBO Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a LIBO Rate Loan.

(c) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Lead Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(b). In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall use reasonable efforts to make all funds so received available to the Borrowers in like funds by no later than 4:00 p.m. on the day of receipt by the Administrative Agent either by (i) crediting the account of the Lead Borrower on the books of Wells Fargo with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Lead Borrower.

(d) The Administrative Agent, without the request of the Lead Borrower, may advance any interest, fee, service charge (including direct wire fees), Credit Party Expenses, or other payment to which any Credit Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby. The Administrative Agent shall advise the Lead Borrower of any such advance or charge promptly after the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under Section 2.05(c). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.02(d) shall bear interest at the interest rate then and thereafter applicable to Base Rate Loans.

(e) Except as otherwise provided herein, a LIBO Rate Loan may be continued or converted only on the last day of an Interest Period for such LIBO Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as LIBO Rate Loans without the Consent of the Required Lenders.

(f) The Administrative Agent shall promptly notify the Lead Borrower and the Lenders of the interest rate applicable to any Interest Period for LIBO Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Lead Borrower and the Lenders of any change in Wells Fargo’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(g) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans of the same Type, there shall not be more than six (6) Interest Periods in effect with respect to LIBO Rate Loans.

(h) The Administrative Agent, the Lenders, the Swing Line Lender and the LC Issuer shall have no obligation to make any Loan or to provide any Letter of Credit if an Overadvance would result. The Administrative Agent may, in its discretion, make Permitted Overadvances without the consent of the Borrowers, the Lenders, the Swing Line Lender and the LC Issuer and the Borrowers and each Lender shall be bound thereby. Any Permitted Overadvance may constitute a Swing Line Loan. A Permitted Overadvance is for the account of the Borrowers and shall constitute a Base Rate Loan and an Obligation and shall be repaid by the Borrowers in accordance with the provisions of Section 2.05(c). The making of any such Permitted Overadvance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding. The making by the Administrative Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of Section 2.03 regarding the Lenders’ obligations to purchase participations with respect to Letter of Credits or of Section 2.04 regarding the Lenders’ obligations to purchase participations with respect to Swing Line Loans. The Administrative Agent shall have no liability for, and no Loan Party or Credit Party shall have the right to, or shall, bring any claim of any kind whatsoever against the Administrative Agent with respect to Unintentional Overadvances regardless of the amount of any such Overadvance(s).

2.03. Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the LC Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrowers, and to amend Letters of Credit previously issued by it, in accordance with Section 2.03(b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrowers and any drawings thereunder; provided that after giving effect to any LC Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed Loan Cap, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all LC Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the LC Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Lead Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the LC Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) No Letter of Credit shall be issued if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Standby Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Commercial Letter of Credit would occur more than 120 days after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless either such Letter of Credit is Cash Collateralized on or prior to the date of issuance of such Letter of Credit (or such later date as to which the Administrative Agent may agree) or all the Lenders have approved such expiry date.

(iii) No Letter of Credit shall be issued without the prior consent of the Administrative Agent if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the LC Issuer from issuing such Letter of Credit, or any Law applicable to the LC Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the LC Issuer shall prohibit, or request that the LC Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the LC Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the LC Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the LC Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the LC Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the LC Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the LC Issuer, such Letter of Credit is in an initial Stated Amount less than $100,000, in the case of a Commercial Letter of Credit, or $500,000, in the case of a Standby Letter of Credit;

(D) such Letter of Credit is to be denominated in a currency other than Dollars; provided that if the LC Issuer, in its discretion, issues a Letter of Credit denominated in a currency other than Dollars, all reimbursements by the Borrowers of the honoring of any drawing under such Letter of Credit shall be paid in Dollars based on the Spot Rate;

(E) such Letter of Credit contains any provisions for automatic reinstatement of the Stated Amount after any drawing thereunder; or

(F) a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender or Deteriorating Lender hereunder, unless the Administrative Agent or LC Issuer has entered into satisfactory arrangements with the Borrowers or such Lender to eliminate the LC Issuer’s risk with respect to such Lender.

(iv) The LC Issuer shall not amend any Letter of Credit if (A) the LC Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v) The LC Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the LC Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the LC Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the LC Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the LC Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Lead Borrower delivered to the LC Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Such Letter of Credit Application must be received by the LC Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such other date and time as the Administrative Agent and the LC Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Administrative Agent and the LC Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the

Administrative Agent or LC Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Administrative Agent and the LC Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Administrative Agent or the LC Issuer may require. Additionally, the Lead Borrower shall furnish to the LC Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, and any Issuer Documents (including, if requested by the LC Issuer, a Standby Letter of Credit Agreement or Commercial Letter of Credit Agreement, as applicable), as the LC Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the LC Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Lead Borrower and, if not, the LC Issuer will provide the Administrative Agent with a copy thereof. Unless the LC Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the LC Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, in each case in accordance with the LC Issuer's usual and customary business practices. Immediately upon the issuance or amendment of each Letter of Credit, each Lender shall be deemed to (without any further action), and hereby irrevocably and unconditionally agrees to, purchase from the LC Issuer, without recourse or warranty, a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the Stated Amount of such Letter of Credit. Upon any change in the Commitments under this Agreement, it is hereby agreed that with respect to all LC Obligations, there shall be an automatic adjustment to the participations hereby created to reflect the new Applicable Percentages of the assigning and assignee Lenders.

(iii) If the Lead Borrower so requests in any applicable Letter of Credit Application, the LC Issuer may, in its sole and absolute discretion, agree to issue a Standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the LC Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Standby Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Standby Letter of Credit is issued. Unless otherwise directed by the Administrative Agent or the LC Issuer, the Lead Borrower shall not be required to make a specific request to the Administrative Agent or the LC Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the LC Issuer to permit the extension of such Standby Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Administrative Agent shall instruct the LC Issuer not to permit any such extension if (A) the LC Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Standby Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) the LC Issuer has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Lead Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the LC Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the LC Issuer will also deliver to the Lead Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the LC Issuer shall notify the Lead Borrower and the Administrative Agent thereof not less than two (2) Business Days prior to the Honor Date (as defined below); provided, however, that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the LC Issuer and the Lenders with respect to any such payment. On the date of any payment by the LC Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrowers shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the amount of such payment, without regard to the minimum and multiples specified in Section 2.02(b) for the principal amount of Base Rate Loans, and without regard to whether the conditions set forth in Section 4.02 have been met. Any notice given by the LC Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender’s obligation to make Committed Loans or LC Advances to reimburse the LC Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the LC Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing, and without regard to whether the conditions set forth in Section 4.02 have been met.

(d) Repayment of Participations. If any payment received by the LC Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the LC Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the LC Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrowers to reimburse the LC Issuer for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the LC Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the LC Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the LC Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrowers or any of their Subsidiaries; or

(vi) the fact that any Event of Default shall have occurred and be continuing.

The Lead Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Lead Borrower’s instructions or other irregularity, the Lead Borrower will immediately notify the Administrative Agent and the LC Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the LC Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of LC Issuer. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the LC Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the LC Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the LC Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; (iii) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit or any error in interpretation of technical terms; or (iv) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, that, this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the LC Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the LC Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e) or for any action, neglect or omission under or in connection with any Letter of Credit or Issuer Documents, including, without limitation, the issuance or any amendment of any Letter of Credit, the failure to issue or amend any Letter of Credit, or the honoring or dishonoring of any demand under any Letter of Credit, and such action or neglect or omission will bind the Borrowers; provided, that, anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the LC Issuer, and the LC Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential, exemplary or punitive damages suffered by the Borrowers which the Borrowers prove were caused by the LC Issuer's willful misconduct or gross negligence or the LC Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit; provided further, however, that any claim against the LC Issuer by the Borrowers for any loss suffered or incurred by the Borrowers shall be reduced by an amount equal to the sum of (i) the amount (if any) saved by the Borrowers as a result of the breach or other wrongful conduct that allegedly caused such loss, and (ii) the amount (if any) of the loss that would have been avoided had the Borrowers taken all reasonable steps to mitigate such loss, including, without limitation, by enforcing their rights against any beneficiary and, in case of a claim of wrongful dishonor, by specifically and timely authorizing the LC Issuer to cure such dishonor. In furtherance and not in limitation of the foregoing, the LC Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (or the LC Issuer may refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit and may disregard any requirement in a Letter of Credit that notice of dishonor be given in a particular manner and any requirement that presentation be made at a particular place or by a particular time of day), and the LC Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The LC Issuer shall not be responsible for the wording of any Letter of Credit (including, without limitation, any drawing conditions or any terms or conditions that are ineffective, ambiguous, inconsistent, unduly complicated or reasonably impossible to satisfy), notwithstanding any assistance the LC Issuer may provide to the Borrowers with drafting or recommending text for any Letter of Credit Application or with the structuring of any transaction related to any Letter or Credit, and the Borrowers hereby acknowledge and agree that any such assistance will not constitute legal or other advice by the LC Issuer or any representation or warranty by the LC Issuer that any such wording or such Letter of Credit will be effective. Without limiting the foregoing, the LC Issuer may, as it deems appropriate, modify or alter and use in any Letter of Credit the terminology contained on the Letter of Credit Application for such Letter of Credit.

(g) Cash Collateral.

(i) Upon the request of the Administrative Agent, (A) if the LC Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an LC Obligation that remains outstanding, or (B) if, as of the Letter of Credit Expiration Date, any LC Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all LC Obligations. Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the LC Issuer and the Lenders, as collateral for the LC Obligations, cash or deposit account balances in an amount equal to one hundred five percent (105%) of the Outstanding Amount of all LC Obligations (other than LC Obligations with respect to Letters of Credit denominated in a currency other than Dollars, which LC Obligations shall be Cash Collateralized in an amount equal to one hundred fifteen percent (115%) of the Outstanding Amount of such LC Obligations), pursuant to documentation in form and substance satisfactory to the Administrative Agent and the LC Issuer (which documents are hereby Consented to by the Lenders). The Borrowers hereby grant to the Administrative Agent a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Wells Fargo.

(ii) If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all LC Obligations, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the LC Issuer and, to the extent not so applied, shall thereafter be applied to satisfy other Obligations.

(h) Applicability of ISP and UCP 600. Unless otherwise expressly agreed by the LC Issuer and the Lead Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP and UCP 600 shall apply to each Standby Letter of Credit, and (ii) the rules of the UCP 600 shall apply to each Commercial Letter of Credit.

(i) Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Standby Letter of Credit and Commercial Letter of Credit equal to the Applicable LC Fee Rate times the daily Stated Amount under each such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the first day after the end of each month commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, and (ii) computed on a monthly basis in arrears. If there is any change in the Applicable LC Fee Rate during any quarter, the daily amount available to be drawn under of each Letter of Credit shall be computed and multiplied by the Applicable LC Fee Rate separately for each period during such quarter that such Applicable LC Fee Rate was in effect. Notwithstanding anything to the contrary contained herein, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate as provided in Section 2.08(b) hereof.

(j) Fronting Fee and Documentary and Processing Charges Payable to LC Issuer. The Borrowers shall pay directly to the LC Issuer, for its own account, a fronting fee (the “Fronting Fee”) (i) with respect to each Commercial Letter of Credit, at a rate equal to 0.125% per annum, computed on the amount of such Letter of Credit, and payable upon the issuance or amendment thereof, and (ii) with respect to each Standby Letter of Credit, at a rate equal to 0.125% per annum, computed on the daily amount available to be drawn under such Letter of Credit and on a monthly basis in arrears. Such Fronting Fees shall be due and payable on the first day after the end of each month, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of the Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrowers shall pay directly to the LC Issuer, for its own account, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the LC Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

2.04. Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender may, in reliance upon the agreements of the other Lenders set forth in this Section 2.04,

make loans (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and LC Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, that, after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed Loan Cap, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all LC Obligations at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Commitment, and provided, that, the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and provided that, the Swing Line Lender shall not be obligated to make any Swing Line Loan at any time when any Lender is at such time a Defaulting Lender or Deteriorating Lender hereunder, unless the Swing Line Lender has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the Swing Line Lender’s risk with respect to such Lender. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan. The Swing Line Lender shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with Swing Line Loans made by it or proposed to be made by it as if the term “Administrative Agent” as used in Article IX included the Swing Line Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Swing Line Lender.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Lead Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $50,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent at the request of the Required Lenders prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers at its office by crediting the account of the Lead Borrower on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorize the Swing Line Lender to so request on their behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender's Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Lead Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that, each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05. Prepayments.

(a) The Borrowers may, upon irrevocable notice from the Lead Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of LIBO Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of LIBO Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $50,000 or a whole multiple of $10,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if LIBO Rate Loans, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBO Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages. If the Borrowers shall fail to specify a voluntary prepayment as to the Loans then such prepayment shall be applied first to Base Rate Loans and second to LIBO Rate Loans in direct order of Interest Payment Dates.

(b) The Borrowers may, upon irrevocable notice from the Lead Borrower to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that, (i)

such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $50,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Lead Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c) If for any reason the Total Outstandings at any time exceed the Loan Cap as then in effect, the Borrowers shall immediately prepay Loans and/or Cash Collateralize the LC Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the LC Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Loans the Total Outstandings exceed the Loan Cap as then in effect.

(d) The Borrowers shall prepay the Loans and Cash Collateralize the LC Obligations to the extent required by the provisions of Section 6.13 hereof.

(e) The Borrowers shall prepay the Loans and Cash Collateralize the LC Obligations in an amount equal to the Net Proceeds received by a Loan Party on account of a Prepayment Event, irrespective of whether a Cash Dominion Event then exists and is continuing.

(f) Prepayments made pursuant to Section 2.05(c), (d) and (e) above, first, shall be applied to the Swing Line Loans, second, shall be applied ratably to the outstanding Committed Loans, third, shall be used to Cash Collateralize the remaining LC Obligations; and, fourth, the amount remaining, if any, after the prepayment in full of all Swing Line Loans and Committed Loans outstanding at such time and the Cash Collateralization of the remaining LC Obligations in full may be retained by the Borrowers for use in the ordinary course of its business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers or any other Loan Party) to reimburse the LC Issuer or the Lenders, as applicable.

2.06. Termination or Reduction of Commitments. (a) The Borrowers may, upon irrevocable notice from the Lead Borrower to the Administrative Agent, terminate the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit or from time to time permanently reduce the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce (A) the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of LC Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, and (C) the Swing Line Sublimit if, after giving effect thereto, and to any concurrent payments hereunder, the Outstanding Amount of Swing Line Loans hereunder would exceed the Swing Line Sublimit.

(b) If, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Letter of Credit Sublimit or Swing Line Sublimit shall be automatically reduced by the amount of such excess.

(c) The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Aggregate Commitments under this

Section 2.06. Upon any reduction of the Aggregate Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees (including, without limitation, commitment fees, Early Termination Fees, and Letter of Credit Fees) and interest in respect of the Aggregate Commitments accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07. Repayment of Loans.

(a) The Borrowers shall repay to the Lenders on the Termination Date the aggregate principal amount of Committed Loans outstanding on such date.

(b) To the extent not previously paid, the Borrowers shall repay the outstanding balance of the Swing Line Loans on the Termination Date.

2.08. Interest.

(a) Subject to the provisions of Section 2.08(b) below, (i) each LIBO Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted LIBO Rate for such Interest Period plus the Applicable Margin; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin.

(b) (i) If any amount payable under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any other Event of Default exists, then the Administrative Agent may, and upon the request of the Required Lenders shall, notify the Lead Borrower that all outstanding Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate and thereafter such Obligations shall bear interest at the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09. Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

(a) Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Commitment Fee Percentage times the actual daily amount by which the Aggregate Commitments exceed the Total Outstandings. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable (i) quarterly in arrears on the first day after the end of each quarter, commencing with the first such date to occur after the Closing Date, so long as no Cash Dominion Event shall have occurred and be continuing, (ii) monthly in arrears on the first day after the end of each month, following the occurrence and during the continuance of a Cash Dominion Event, and (iii) on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears

(b) Other Fees. The Borrowers shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10. Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11. Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by the Administrative Agent (the “Loan Account”) in the ordinary course of business. In addition, each Lender may record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, and each payment of interest, fees and other amounts due in connection with the Obligations due to such Lender. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrowers will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12. Payments Generally; the Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m., at the option of the Administrative Agent, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of LIBO Rate Loans (or in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Lead Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the LC Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the LC Issuer, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the LC Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the LC Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Lead Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof (subject to the provisions of the last paragraph of Section 4.02 hereof), the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments hereunder are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment hereunder on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment hereunder.

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13. Sharing of Payments by Lenders. If any Credit Party shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, interest on, or other amounts with respect to, any of the Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Obligations greater than its pro rata share thereof as provided herein (including as in contravention of the priorities of payment set forth in Section 8.03), then the Credit Party receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Obligations of the other Credit Parties, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Credit Parties ratably and in the priorities set forth in Section 8.03, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in LC Obligations or Swing Line Loans to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14. Settlement Amongst Lenders

(a) The amount of each Lender’s Applicable Percentage of outstanding Loans (including outstanding Swing Line Loans) shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Loans (including Swing Line Loans) and repayments of Loans (including Swing Line Loans) received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.

(b) The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Committed Loans and Swing Line Loans for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Lender its Applicable Percentage of repayments, and (ii) each Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Committed Loans made by each Lender shall be equal to such Lender’s Applicable Percentage of all Committed Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 1:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 1:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

2.15. Increase in Commitments.

(a) Request for Increase. Provided no Default then exists or would arise therefrom, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Lead Borrower may request two (2) increases in the Aggregate Commitments by an amount not exceeding 25,000,000 for each such requested increase (i.e., $50,000,000 in total for both such increases). At the time of sending such notice, the Lead Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Lead Borrower and each Lender of the Lenders’ responses to Lead Borrower’s request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the LC Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld), to the extent that the existing Lenders decline to increase their Commitments, or decline to increase their Commitments to the amount requested by the Lead Borrower, the Administrative Agent, in consultation with the Lead Borrower, will use its reasonable efforts to arrange for other Eligible Assignees to become a Lender hereunder and to issue commitments in an amount equal to the amount of the increase in the Aggregate Commitments requested by the Lead Borrower and not accepted by the existing Lenders (and the Lead Borrower may also invite additional Eligible Assignees to become Lenders), provided, however, that without the consent of the Administrative Agent, at no time shall the Commitment of any such Lender (each an “Additional Commitment Lender”) be less than $10,000,000.

(d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent, in consultation with the Lead Borrower, shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Lead Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date and on the Increase Effective Date (i) the Aggregate Commitments under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Commitment increases, and (ii) Schedule 2.01 shall be deemed modified, without further action, to reflect the revised Commitments and Applicable Percentages of the Lenders.

(e) Conditions to Effectiveness of Increase. As a condition precedent to such increase, (i) the Lead Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, (ii) the Borrowers, the Administrative Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in such form as the Administrative Agent shall reasonably require; (iii) the Borrowers shall have paid such fees and other compensation to the Additional Commitment Lenders as the Lead Borrower and such Additional Commitment Lenders shall agree; (iv) the Borrowers shall have paid such arrangement fees to the Administrative Agent as the Lead Borrower and the Administrative Agent may agree; (v) the Borrowers shall deliver to the Administrative Agent and the Lenders an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrowers reasonably satisfactory to the Administrative Agent and dated such date; (vi) the Borrowers and the Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested; and (vii) no Default shall then exist. The Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any non-ratable increase in the Commitments under this Section.

(f) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.13 or 10.01 to the contrary.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY;

APPOINTMENT OF LEAD BORROWER

3.01. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrowers shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or LC Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent, each Lender and the LC Issuer, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the LC Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Lead Borrower by a Lender or the LC Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the LC Issuer, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Lead Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Lead Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Lead Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. Such delivery shall be provided on the Closing Date and on or before such documentation expires or becomes obsolete or after the occurrence of an event requiring a change in the documentation most recently delivered. In addition, any Lender, if requested by the Lead Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Lead Borrower or the Administrative Agent as will enable the Lead Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Lead Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Lead Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Lead Borrower to determine the withholding or deduction required to be made.

(f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the LC Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the LC Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided, that, the Borrowers, upon the request of the Administrative Agent, such Lender or the LC Issuer, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the LC Issuer in the event the Administrative Agent, such Lender or the LC Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the LC Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

3.02. Illegality. If the Administrative Agent determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBO Rate Loans, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Lead Borrower through the Administrative Agent, any obligation of such Lender to make or continue LIBO Rate Loans or to convert Base Rate Loans to LIBO Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all LIBO Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBO Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03. Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a LIBO Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBO Rate Loan, (b) adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan , or (c) the LIBO Rate for any requested Interest Period with respect to a proposed LIBO Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Lead Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBO Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBO Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04. Increased Costs; Reserves on LIBO Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBO Rate) or the LC Issuer;

(ii) subject any Lender or the LC Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBO Rate Loan made by it, or change the basis of taxation of payments to such Lender or the LC Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the LC Issuer); or

(iii) impose on any Lender or the LC Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or LIBO Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBO Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the LC Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the LC Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the LC Issuer, the Borrowers will pay to such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the LC Issuer determines that any Change in Law affecting such Lender or the LC Issuer or any Lending Office of such Lender or such Lender’s or the LC Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the LC Issuer’s capital or on the capital of such Lender’s or the LC Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the LC Issuer, to a level below that which such Lender or the LC Issuer or such Lender’s or the LC Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the LC Issuer’s policies and the policies of such

Lender’s or the LC Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer or such Lender’s or the LC Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the LC Issuer setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the LC Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Lead Borrower shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the LC Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the LC Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the LC Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the LC Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the LC Issuer, as the case may be, notifies the Lead Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the LC Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9)-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on LIBO Rate Loans. The Borrowers shall pay to each Lender, so long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBO Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan; provided, that, the Lead Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

3.05. Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Lead Borrower; or

(c) any assignment of a LIBO Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Lead Borrower pursuant to Section 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each LIBO Rate Loan made by it at the LIBO Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such LIBO Rate Loan was in fact so funded.

3.06. Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrowers may replace such Lender in accordance with Section 10.13.

3.07. Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

3.08. Designation of Lead Borrower as Borrowers’ Agent.

(a) Each Borrower hereby irrevocably designates and appoints the Lead Borrower as such Borrower’s agent to obtain Credit Extensions, the proceeds of which shall be available to each Borrower for such uses as are permitted under this Agreement. As the disclosed principal for its agent, each Borrower shall be obligated to each Credit Party on account of Credit Extensions so made as if made directly by the applicable Credit Party to such Borrower, notwithstanding the manner by which such Credit Extensions are recorded on the books and records of the Lead Borrower and of any other Borrower. In addition, each Loan Party other than the Borrowers hereby irrevocably designates and appoints the Lead Borrower as such Loan Party’s agent to represent such Loan Party in all respects under this Agreement and the other Loan Documents.

(b) Each Borrower recognizes that credit available to it hereunder is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Obligations of each of the other Borrowers.

(c) The Lead Borrower shall act as a conduit for each Borrower (including itself, as a “Borrower”) on whose behalf the Lead Borrower has requested a Credit Extension. Neither the Administrative Agent nor any other Credit Party shall have any obligation to see to the application of such proceeds therefrom.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01. Conditions to Initial Credit Extension. The obligation of the LC Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) the Administrative Agent’s receipt of the following, each of which shall be originals, facsimile or other electronic image scan transmission (e.g., “pdf” or “tif “ via e-mail), followed promptly by originals unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party or the Lenders, as applicable, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i) executed counterparts of this Agreement sufficient in number for distribution to the Administrative Agent, each Lender and the Lead Borrower;

(ii) a Note executed by the Borrowers in favor of each Lender requesting a Note;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to become a party;

(iv) copies of each Loan Party’s Organization Documents and such other documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to so qualify in such jurisdiction could not reasonably be expected to have a Material Adverse Effect;

(v) a favorable written opinion of McGuireWoods LLP, counsel to the Loan Parties, dated the Closing Date, addressed to the Administrative Agent, LC Issuer and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(vi) a certificate signed by a Responsible Officer of the Lead Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) to the Solvency of the Loan Parties as of the Closing Date after giving effect to the transactions contemplated hereby, and (D) either that (1) no consents, licenses or approvals are required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, or (2) that all such consents, licenses and approvals have been obtained and are in full force and effect;

(vii) a duly completed Compliance Certificate as of the last day of the Fiscal Quarter of the Lead Borrower and its Subsidiaries most recently ended prior to the Closing Date, signed by a Responsible Officer of the Lead Borrower;

(viii) evidence that all insurance required to be maintained pursuant to the Loan Documents and all endorsements in favor of the Administrative Agent required under the Loan Documents have been obtained and are in effect;

(ix) the Security Documents, each duly executed by the applicable Loan Parties;

(x) all other Loan Documents, each duly executed by the applicable Loan Parties;

(xi) results of searches or other evidence reasonably satisfactory to the Administrative Agent (in each case dated as of a date reasonably satisfactory to the Administrative Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances;

(xii) (A) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Administrative Agent, (B) the DDA Notifications, Credit Card Notifications, and Blocked Account Agreements required pursuant to Section 6.13 hereof, (C) control agreements with respect to the Loan Parties’ securities and investment accounts, and (D) Collateral Access Agreements as required by the Administrative Agent; and

(xiii) such other assurances, certificates, documents, or consents as the Administrative Agent reasonably may require.

(b) the Administrative Agent shall have received a Borrowing Base Certificate dated the Closing Date, relating to the month ended on July 30, 2011, and executed by a Responsible Officer of the Lead Borrower.

(c) the Administrative Agent shall be reasonably satisfied that any financial statements delivered to it fairly present the business and financial condition of the Loan Parties and that there has been no Material Adverse Effect since the date of the most recent financial information delivered to the Administrative Agent.

(d) the Administrative Agent shall have received and be reasonably satisfied with (i) a forecast for the period commencing on the Closing Date through the Fiscal Year ending on or about January 31, 2013, which shall include (A) an Excess Availability model, Consolidated income statement and statement of cash flow, and (B) so long as there are no Loans outstanding and no Loans requested by Borrowers on the Closing Date, a balance sheet as of the end of each of the Fiscal Years ending on or about January 31, 2012 and on or about January 31, 2013, respectively, or, if there are Loans outstanding or Loans requested by Borrowers on the Closing Date, then such forecast shall include a balance sheet as of the end of each Fiscal Quarter following the Closing Date through the end of the Fiscal Year ending on or about January 31, 2013, and (ii) such other information (financial or otherwise) reasonably requested by the Administrative Agent.

(e) there shall not be pending any litigation or other proceeding, the result of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(f) there shall not have occurred any default of any Material Contract of any Loan Party, the result of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(g) the consummation of the transactions contemplated hereby shall not violate any applicable Law or any Organization Document.

(h) the Administrative Agent shall have received reasonably satisfactory confirmation that all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent) will be paid by the Borrowers concurrently with the initial Credit Extension.

(i) the Administrative Agent shall have received all documentation and other information requested by the Administrative Agent as required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Act.

(j) no material changes in governmental regulations or policies affecting any Loan Party or any Credit Party shall have occurred prior to the Closing Date.

(k) the Closing Date shall have occurred on or before October 31, 2011 or such other date as to which the Lead Borrower and the Administrative Agent may agree. The Administrative Agent shall notify the Lead Borrower of the Closing Date, and such notice shall be conclusive and binding on the Loan Parties.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have Consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be Consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02. Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of LIBO Rate Loans) and each LC Issuer to issue each Letter of Credit is subject to the following conditions precedent:

(a) the representations and warranties of each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (ii) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects, and (iii) for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01;

(b) no Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof;

(c) the Administrative Agent and, if applicable, the LC Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof;

(d) no event or circumstance which could reasonably be expected to result in a Material Adverse Effect shall have occurred;

(e) no Overadvance shall result from such Credit Extension (other than a Permitted Overadvance); and

(f) the Administrative Agent shall have received a Borrowing Base Certificate, certified as complete and correct by a Responsible Officer of the Lead Borrower as of the close of business on the immediately preceding Fiscal Month.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of LIBO Rate Loans) submitted by the Borrowers shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension. The conditions set forth in this Section 4.02 are for the sole benefit of the Credit Parties, but until the Required Lenders otherwise direct the Administrative Agent to cease making Committed Loans, the Lenders will fund their Applicable Percentage of all Loans and participate in all Swing Line Loans and Letters of Credit whenever made or issued, which are requested by the Lead Borrower and which, notwithstanding the failure of the Loan Parties to comply with the provisions of this Article IV, agreed to by the Administrative Agent, provided, that, the making of any such Loans or the issuance of any Letters of Credit shall not be deemed a modification or waiver by any Credit Party of the provisions of this Article IV on any future occasion or a waiver of any rights or the Credit Parties as a result of any such failure to comply.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce the Credit Parties to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, each Loan Party represents and warrants to the Administrative Agent and the other Credit Parties that:

5.01. Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof (a) is a corporation, limited liability company, partnership or limited partnership, duly incorporated, organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization, or formation (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material

Adverse Effect. Schedule 5.01 annexed hereto sets forth, as of the Closing Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.

5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Administrative Agent under the Security Documents); or (d) violate any Law.

5.03. Governmental Authorization; Other Consents. No approval, consent (including, the consent of Equity Interests holders or creditors of any Loan Party), exemption, authorization, license or other action by, or notice to, or filing with, any Governmental Authority or regulatory body or any other Person is necessary or required for the grant of the Liens by such Loan Party in the Collateral pursuant to the Security Documents or for the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (a) the perfection or maintenance of the Liens created under the Security Documents (including the first priority nature thereof) and (b) such consents which have been obtained or made prior to the date hereof and are in full force and effect.

5.04. Binding Effect. This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05. Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Lead Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all Material Indebtedness and other liabilities, direct or contingent, of the Lead Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited Consolidated balance sheet of the Lead Borrower and its Subsidiaries dated July 30, 2011, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Lead Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all Material Indebtedness and other liabilities, direct or contingent, of the Loan Parties and their Consolidated Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Material Indebtedness.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) To the knowledge of the Lead Borrower, no Internal Control Event exists or has occurred since the date of the Audited Financial Statements that has resulted in or could reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (i) covenant compliance calculations provided hereunder or (ii) the assets, liabilities, financial condition or results of operations of the Lead Borrower and its Subsidiaries on a Consolidated basis.

(e) The Consolidated forecasted balance sheet and statements of income and cash flows of the Lead Borrower and its Subsidiaries delivered pursuant to Section 6.01(d) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Loan Parties’ good faith estimate of its future financial performance.

5.06. Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07. No Default. No Loan Party or any Subsidiary is in default in any material respect under or with respect to any Material Contract or any Material Indebtedness. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08. Ownership of Property; Liens.

(a) Each of the Loan Parties and each Subsidiary thereof has good record and marketable title in fee simple to, valid leasehold interests in or other valid right to use, all real property material to the ordinary conduct of its business. Each of the Loan Parties and each Subsidiary has good and marketable title to, valid leasehold interests in, valid license or other contractual right to use all personal property and assets material to the ordinary conduct of its business.

(b) Schedule 5.08(b)(1) sets forth the address (including street address, county and state) of all Real Estate that is owned by the Loan Parties, together with a list of the holders of any mortgage or other Lien thereon as of the Closing Date. Each Loan Party and each of its Subsidiaries has good, marketable and insurable fee simple title to the real property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Permitted Encumbrances. Schedule 5.08(b)(2) sets forth the address (including street address, county and state) of all Leases of the Loan Parties, together with a list of the lessor and its contact information with respect to each such Lease as of the Closing Date. Each of such Leases is in full force and effect and the Loan Parties are not in default in any material respect of the terms thereof.

(c) Schedule 7.01 sets forth a complete and accurate list of all Liens on the property or assets of each Loan Party and each of its Subsidiaries, showing as of the Closing Date the lienholder thereof, and the property or assets of such Loan Party or such Subsidiary subject thereto. The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Permitted Encumbrances.

(d) Schedule 7.02 sets forth a complete and accurate list of all Investments held by any Loan Party or any Subsidiary of a Loan Party on the Closing Date, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

(e) Schedule 7.03 sets forth a complete and accurate list of all Indebtedness of each Loan Party or any Subsidiary of a Loan Party on the Closing Date, showing as of the date hereof the amount, obligor or issuer and maturity thereof.

5.09. Environmental Compliance.

(a) Except as specifically disclosed in Schedule 5.09, no Loan Party or any Subsidiary thereof (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, except, in each case, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) To the knowledge of the Loan Parties, except as otherwise set forth in Schedule 5.09, none of the properties currently or formerly owned or operated by any Loan Party or any Subsidiary thereof is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any Subsidiary thereof or on any property formerly owned or operated by any Loan Party or Subsidiary thereof; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or Subsidiary thereof; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any Subsidiary thereof.

(c) Except as otherwise set forth on Schedule 5.09, no Loan Party or any Subsidiary thereof is undertaking, and no Loan Party or any Subsidiary thereof has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law which investigation, assessment or other action has disclosed any material concern as existing or potential violations of Environmental Laws; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any Subsidiary thereof have been disposed of, are stored or used in a manner not reasonably expected to result in material liability to any Loan Party or any Subsidiary thereof.

5.10. Insurance. The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts (after giving effect to any self-insurance), with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption and property damage insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties or the applicable Subsidiary operates. Schedule 5.10 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Closing Date. Each insurance policy listed on Schedule 5.10 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.

5.11. Taxes. The Loan Parties and their Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no Lien has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation. There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect. No Loan Party or any Subsidiary thereof is a party to any tax sharing agreement.

5.12. ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Lead Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Loan Parties and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan. No Lien imposed under the Code or ERISA exists or is likely to arise on account of any Plan.

(b) There are no pending or, to the knowledge of the Lead Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.13. Subsidiaries; Equity Interests. The Loan Parties have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary. All of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary of a Loan Party) in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except for those created under the Security Documents. Except as set forth in Schedule 5.13, there are no outstanding rights to purchase any Equity Interests in any Subsidiary. The Loan Parties have no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Loan Parties have been validly issued, and are fully paid and non-assessable and are owned in the amounts specified on Part (c) of Schedule 5.13 free and clear of all Liens except for those created under the Security Documents. The copies of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.01 are true and correct copies of each such document, each of which is valid and in full force and effect.

5.14. Margin Regulations; Investment Company Act;

(a) No Loan Party is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of the Credit Extensions shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Credit Extensions to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the FRB.

(b) None of the Loan Parties, any Person Controlling any Loan Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15. Disclosure. Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed by the Loan Parties to be reasonable at the time.

5.16. Compliance with Laws. Each of the Loan Parties and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17. Intellectual Property; Licenses, Etc. The Loan Parties and their Subsidiaries own, or possess the right to use, all of the Intellectual Property, licenses, permits and other authorizations that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the knowledge of the Lead Borrower, no material slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary infringes upon any rights held by any other Person except as could not reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed in Schedule 5.17, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Lead Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.18. Labor Matters. There are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party or any Subsidiary thereof pending or, to the knowledge of any Loan Party, threatened. The hours worked by and payments made to employees of the Loan Parties comply in all material respects with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters. No Loan Party or any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state Law in excess of $50,000. All payments due from any Loan Party and its Subsidiaries, or for which any claim may be made against any Loan Party or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party. Except as set forth on Schedule 5.18, no Loan Party or any Subsidiary is a party to or bound by any collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement. There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party or any Subsidiary has made a pending demand for recognition. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Subsidiaries, an adverse determination of which could reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its Subsidiaries is bound.

5.19. Security Documents. The Security Agreement creates in favor of the Administrative Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable Lien in the Collateral (as defined in the Security Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The financing statements, releases and other filings are in appropriate form and have been or will be filed in the offices specified in Schedule 8 of the Security Agreement. Upon such filings and/or the obtaining of “control,” (as defined in the UCC) the Administrative Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the Loan Parties in all Collateral that may be perfected by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC) or by obtaining control, under the UCC (in effect on the date this representation is made) in each case prior and superior in right to any other Person.

5.20. Solvency.

After giving effect to the transactions contemplated by this Agreement, and before and after giving effect to each Credit Extension, each of the Loan Parties is Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

5.21. Deposit Accounts; Credit Card Arrangements.

(a) Annexed hereto as Schedule 5.21(a) is a list of all DDAs maintained by the Loan Parties as of the Closing Date, which Schedule includes, with respect to each DDA (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; (iii) a contact person at such depository, and (iv) the identification of each Blocked Account Bank.

(b) Annexed hereto as Schedule 5.21(b) is a list describing all arrangements as of the Closing Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges and debit card charges for sales made by such Loan Party.

5.22. Brokers. No broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

5.23. [Reserved]

5.24. Material Contracts. Schedule 5.24 sets forth all Material Contracts to which any Loan Party is a party or is bound as of the Closing Date. The Loan Parties have delivered, or will upon request of the Administrative Agent deliver, true, correct and complete copies of such Material Contracts to the Administrative Agent on or before the date hereof. The Loan Parties are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

5.25. Casualty. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations for which a claim has not been asserted), or any Letter of Credit shall remain outstanding, the Loan Parties shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.01. Financial Statements. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:

(a) as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Lead Borrower (commencing with the Fiscal Year ended January 31, 2012), a Consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and unqualified opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Lead Borrower (commencing with the Fiscal Quarter ended October 31, 2011), an unaudited Consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Quarter and for the portion of the Lead Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(d) hereof, (B) the corresponding Fiscal Quarter of the previous Fiscal Year and (C) the corresponding portion of the previous Fiscal Year, all in reasonable detail, certified by a Responsible Officer of the Lead Borrower as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of the Lead Borrower and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and to be certified by a Responsible Officer of the Lead Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of the Lead Borrower and its Subsidiaries;

(c) as soon as available, but in any event within (x) thirty (30) days after the end of each of the Fiscal Months of each fiscal year of the Lead Borrower (other than a Fiscal Month that coincides with a Fiscal Quarter end) and (y) forty-five (45) days after the end of each of the Fiscal Months of each fiscal year of the Lead Borrower that coincides with a Fiscal Quarter end (commencing with the Fiscal Month ended October 30, 2011), an unaudited Consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Month, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Month, and for the portion of the Lead Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) such period set forth in the projections delivered pursuant to Section 6.01(d) hereof, (B) the corresponding Fiscal Month of the previous Fiscal Year and (C) the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of the Lead Borrower as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of the Lead Borrower and its Subsidiaries as of the end of such Fiscal Month in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, certified by a Responsible Officer of the Lead Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the Consolidated financial statements of the Lead Borrower and its Subsidiaries;

(d) (i) as soon as available, but in any event at least fifteen (15) days before the end of each Fiscal Year of the Lead Borrower, a draft of forecasts prepared by management of the Lead Borrower which have not been approved by the board of directors of Lead Borrower (with such forecasts in final form as approved by the board of directors of Lead Borrower being delivered no later than five (5) Business Days after the end of each Fiscal Year of the Lead Borrower), in form satisfactory to the Administrative Agent, consisting of (A) Consolidated balance sheets and statements of income or operations and cash flows of the Lead Borrower and its Subsidiaries on a monthly basis for the immediately following Fiscal Year (including the Fiscal Year in which the Maturity Date occurs), provided, that, so long as there are any Loans outstanding, such Consolidated balance sheets shall be delivered to the Administrative Agent on a quarterly basis, and if there are no Loans outstanding, then such Consolidated balance sheets shall be delivered to the Administrative Agent solely on an annual basis, as provided above in this clause (i), and (B) an Excess Availability model on a quarterly basis for the immediately following Fiscal Year (including the Fiscal Year in which the Maturity Date occurs), in form satisfactory to the Administrative Agent, and (ii) as soon as available, any significant revisions to such forecasts delivered pursuant to this Section 6.01(d).

6.02. Certificates; Other Information. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:

(a) [Reserved];

(b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (c) (commencing with the delivery of the financial statements for the Fiscal Month ended October 30, 2011), a duly completed Compliance Certificate signed by a Responsible Officer of the Lead Borrower , and in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Lead Borrower shall also provide a statement of reconciliation conforming such financial statements to GAAP;

(c) on the fifteenth (15th) day of each Fiscal Quarter (or, if such day is not a Business Day, on the next succeeding Business Day), a certificate in the form of Exhibit F (a “Borrowing Base Certificate”) showing the Borrowing Base as of the close of business as of the last day of the immediately preceding Fiscal Quarter (as applicable), each Borrowing Base Certificate to be certified as complete and correct by a Responsible Officer of the Lead Borrower; provided that, (i) at any time that an Accelerated Borrowing Base Monthly Delivery Event has occurred and is continuing, at the election of the Administrative Agent, such Borrowing Base Certificate shall be delivered on the tenth (10th) day of each Fiscal Month, commencing with the first Fiscal Month following the Fiscal Month during which such Accelerated Borrowing Base Monthly Delivery Event first occurred (or, if the tenth (10th) day of any Fiscal Month is not a Business Day, on the next succeeding Business Day), as of the close of business as of the last day of the immediately preceding Fiscal Month, and (ii) at any time that an Accelerated Borrowing Base Weekly Delivery Event has occurred and is continuing, at the election of the Administrative Agent, such Borrowing Base Certificate shall be delivered on Wednesday of each week, commencing with the first week following the week during which such Accelerated Borrowing Base Weekly Delivery Event first occurred (or, if Wednesday of any week is not a Business Day, on the next succeeding Business Day), as of the close of business on Friday of the immediately preceding week;

(d) promptly upon receipt, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by its Registered Public Accounting Firm in connection with the accounts or books of the Loan Parties or any Subsidiary, or any audit of any of them, including, without limitation, specifying any Internal Control Event;

(e) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Loan Parties, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(f) the financial and collateral reports described on Schedule 6.02 hereto, at the times set forth in such Schedule;

(g) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(h) as soon as available, but in any event within 30 days after the end of each fiscal year of the Loan Parties, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;

(i) promptly after the Administrative Agent’s request therefor, copies of all Material Contracts and documents evidencing Material Indebtedness;

(j) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning any proceeding with, or investigation or possible investigation or other inquiry by such Governmental Authority regarding financial or other operational results of any Loan Party or any Subsidiary thereof or any other matter which, if adversely determined, could reasonably expected to have a Material Adverse Effect; and

(k) promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), (b), or (c) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Lead Borrower posts such documents, or provides a link thereto on the Lead Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Lead Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Lead Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Lead Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Lead Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Lead Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Loan Parties hereby acknowledge that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the LC Issuer materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties hereby agree that so long as any Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities, they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent, the Arranger, the LC Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower

Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

6.03. Notices. Promptly notify the Administrative Agent:

(a) of the occurrence of any Default or Event of Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Material Contract or with respect to Material Indebtedness of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority (any of the foregoing described in this clause (ii) being referred to herein as “Governmental Litigation”); or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws; provided, that, solely in the case of any Governmental Litigation with respect to which the potential liability of Loan Parties in connection therewith does not exceed $100,000 and all litigation or proceedings which are not Governmental Litigation, the delivery by Loan Parties to Agent, no less frequently than once each Fiscal Quarter, of Loan Parties’ litigation status report prepared by Loan Parties’ general counsel shall satisfy Loan Parties’ obligations under this clause (b)

(c) of the occurrence of any ERISA Event;

(d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(e) of any change in any Loan Party’s senior executive officers;

(f) of the discharge by any Loan Party of its present Registered Public Accounting Firm or any withdrawal or resignation by such Registered Public Accounting Firm;

(g) [Reserved];

(h) of the filing of any Lien for unpaid Taxes against any Loan Party in excess of $500,000;

(i) of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any interest in a material portion of the Collateral under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed;

(j) of any transaction of the nature contained in ARTICLE VII hereof, occurring after the Closing Date, including, without limitation, (i) the entry by a Loan Party into a Material Contract, (ii) the incurrence by a Loan Party of Material Indebtedness, (iii) the voluntary or involuntary grant of any Lien upon any property of a Loan Party; or (iv) the making of any Investments by a Loan Party, provided, that, Loan Parties shall have no obligation to notify the Administrative Agent of the occurrence of any Disposition unless a Prepayment Event shall occur in connection therewith; and

(k) of any failure by any Loan Party to pay rent at (i) five (5%) or more of such Loan Party’s locations or (ii) any of such Loan Party’s locations if such failure continues for more than ten (10) days following the day on which such rent first came due and such failure would be reasonably likely to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Lead Borrower setting forth details of the occurrence referred to therein and stating what action the Lead Borrower has taken and proposes to take with respect thereto.

6.04. Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, (b) all lawful claims (including, without limitation, claims of landlords, warehousemen, freight forwarders, and carriers) which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case, where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, (c) no Lien has been filed with respect thereto and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. Nothing contained herein shall be deemed to limit the rights of the Administrative Agent with respect to determining Availability Reserves pursuant to this Agreement.

6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 or 7.05; (except, in the case of failure to maintain good standing, to the extent promptly cured or as otherwise could not reasonably be expected to have a Material Adverse Effect); (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its Intellectual Property, except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.06. Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies reasonably acceptable to the Administrative Agent which are not Affiliates of the Loan Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by applicable Law, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Administrative Agent.

(a) Cause fire and extended coverage policies maintained with respect to any Collateral to be endorsed or otherwise amended to include (i) a non-contributing mortgage clause (regarding improvements to real property) and lenders’ loss payable clause (regarding personal property), in form and substance reasonably satisfactory to the Administrative Agent, which endorsements or amendments shall provide that the insurer shall make all payments of proceeds payable under the policies to both the Loan Parties and the Administrative Agent, provided, that, the Loan Parties shall promptly remit to the Administrative Agent any such proceeds that may be delivered directly to the Loan Parties, for application to the Obligations in accordance with and subject to the terms of this Agreement, (ii) a provision to the effect that none of the Loan Parties, Credit Parties or any other Person shall be a co-insurer and (iii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Credit Parties.

(b) Cause commercial general liability policies to be endorsed to name the Administrative Agent as an additional insured.

(c) Cause business interruption policies to name the Administrative Agent as a loss payee and to be endorsed or amended to include (i) a provision to the effect that none of the Loan Parties, the Administrative Agent, or any other party shall be a co insurer and (ii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Credit Parties. Notwithstanding the foregoing, so long as no Cash Dominion Event shall have occurred and be continuing at any time that proceeds become payable under any business interruption policies of Loan Parties, Administrative Agent shall (x) permit the Loan Parties to use all such business interruption insurance proceeds for any purpose permitted under this Agreement and (y) remit to the Loan Parties any amounts received by Administrative Agent as a loss payee under such business interruption insurance maintained by the Loan Parties. If a Cash Dominion Event has occurred and is continuing, the Loan Parties shall remit to the Administrative Agent an amount equal to such proceeds (if the Administrative Agent has not received same) and the Administrative Agent is hereby authorized to collect all business interruption insurance directly and to apply such proceeds to the payment of the then outstanding Obligations.

(d) Cause each such policy referred to in this Section 6.07 to also provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Administrative Agent.

(e) Deliver to the Administrative Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent, including an insurance binder) together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

(f) [Reserved].

(g) Maintain for themselves and their Subsidiaries, a Directors and Officers insurance policy, and a “Blanket Crime” policy including employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property, and computer fraud coverage with responsible companies in such amounts as are customarily carried by business entities engaged in similar businesses similarly situated, and will upon request by the Administrative Agent furnish the Administrative Agent certificates evidencing renewal of each such policy.

(h) Permit any representatives that are designated by the Administrative Agent to inspect the insurance policies maintained by or on behalf of the Loan Parties and to inspect books and records related thereto and any properties covered thereby.

None of the Credit Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.07. Each Loan Party shall look solely to its insurance companies or any other parties other than the Credit Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Credit Party or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Credit Parties and their agents and employees. The designation of any form, type or amount of insurance coverage by any Credit Party under this Section 6.07 shall in no event be deemed a representation, warranty or advice by such Credit Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.

6.08. Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside and maintained by the Loan Parties in accordance with GAAP, or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09. Books and Records; Accountants.

(a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties or such Subsidiary, as the case may be; and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties or such Subsidiary, as the case may be.

(b) At all times retain a Registered Public Accounting Firm which is reasonably satisfactory to the Administrative Agent and instruct such Registered Public Accounting Firm to cooperate with, and be available to, as reasonably requested by the Administrative Agent or its representatives to discuss the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such Registered Public Accounting Firm, as may be raised by the Administrative Agent.

6.10. Inspection Rights.

(a) Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and Registered Public Accounting Firm, all at the expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Lead Borrower; provided, that, when an Event of Default exists the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice.

(b) Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including investment bankers, consultants, accountants, and lawyers) retained by the Administrative Agent to conduct field examinations and other evaluations, including, without limitation, of (i) the Lead Borrower’s practices in the computation of the Borrowing

Base, (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, and (iii) the Loan Parties’ business plan and cash flows. So long as there are no Credit Extensions outstanding hereunder at any time during any Fiscal Year, Loan Parties shall not be obligated to pay the fees and expenses of the Administrative Agent and such professionals with respect to such examinations and evaluations during such Fiscal Year. If, however, there are any Loans outstanding hereunder at any time during any Fiscal Year and Excess Availability is not, at all times while such Loans are outstanding, at least equal to the amount equal to the greater of (A) Fifty Million Dollars ($50,000,000) or (B) fifty percent (50%) of the Loan Cap (such amount, the “50% Excess Availability”), then the Loan Parties acknowledge that the Administrative Agent may, in its discretion, undertake one (1) field examination during such Fiscal Year at the Loan Parties’ expense; provided, that, (1) if Excess Availability is less than the 50% Excess Availability at any time while such Loans are outstanding, but at all times exceeds while such Loans are outstanding the amount equal to the greater of (x) Fifteen Million Dollars ($15,000,000) or (y) fifteen percent (15%) of the Loan Cap (such amount, the “15% Excess Availability”), then the Loan Parties acknowledge that the Administrative Agent may, in its discretion, undertake up to two (2) field examination during such Fiscal Year at the Loan Parties’ expense, and (2) if Excess Availability is less than the 15% Excess Availability at any time while such Loans are outstanding, then the Loan Parties acknowledge that the Administrative Agent may, in its discretion, undertake such field examination during such Fiscal Year as the Administrative Agent in its discretion deems necessary or appropriate. all at the Loan Parties’ expense. Notwithstanding the foregoing, the Administrative Agent may cause additional field examinations to be undertaken (i) as it in its discretion deems necessary or appropriate, at its own expense or, (ii) if required by Law or if a Default or Event of Default shall have occurred and be continuing, at the expense of the Loan Parties.

(c) Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including appraisers) retained by the Administrative Agent to conduct appraisals of the Collateral, including, without limitation, the assets included in the Borrowing Base. So long as there are no Credit Extensions outstanding hereunder at any time during any Fiscal Year, Loan Parties shall not be obligated to pay the fees and expenses of the Administrative Agent and such professionals with respect to such appraisals during such Fiscal Year. If, however, there are any Loans outstanding hereunder at any time during any Fiscal Year and Excess Availability is not, at all times while such Loans are outstanding, at least equal to the 50% Excess Availability, then the Loan Parties acknowledge that the Administrative Agent may, in its discretion, undertake one (1) appraisal during such Fiscal Year at the Loan Parties’ expense; provided, that, (A) if Excess Availability is less than the 50% Excess Availability at any time while such Loans are outstanding, but at all times exceeds while such Loans are outstanding the amount equal to the 15% Excess Availability, then the Loan Parties acknowledge that the Administrative Agent may, in its discretion, undertake up to two (2) appraisals during such Fiscal Year at the Loan Parties’ expense, and (B) if Excess Availability is less than the 15% Excess Availability at any time while such Loans are outstanding, then the Loan Parties acknowledge that the Administrative Agent may, in its discretion, undertake such appraisals during such Fiscal Year as the Administrative Agent in its discretion deems necessary or appropriate. all at the Loan Parties’ expense. Notwithstanding the foregoing, the Administrative Agent may cause additional appraisals to be undertaken (1) as it in its discretion deems necessary or appropriate, at its own expense or, (2) if required by Law or if a Default or Event of Default shall have occurred and be continuing, at the expense of the Loan Parties.

6.11. Use of Proceeds. Use the proceeds of the Credit Extensions (a) to finance the acquisition of working capital assets of the Borrowers, including the purchase of inventory and equipment, in each case in the ordinary course of business, (b) to finance Capital Expenditures of the Borrowers, and (c) for general corporate purposes of the Loan Parties, in each case to the extent expressly permitted under applicable Law and the Loan Documents.

6.12. Additional Loan Parties. Notify the Administrative Agent at the time that any Person becomes a Subsidiary, and promptly thereafter (and in any event within fifteen (15) days), cause any such Person (a) which is not a CFC, to (i) become a Loan Party by executing and delivering to the Administrative Agent a Joinder Agreement or a counterpart of the Facility Guaranty or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) grant a Lien to the Administrative Agent on such Person’s assets of the type included in the Collateral to secure the Obligations, and (iii) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), and (b) if any Equity Interests or Indebtedness of such Person are owned by or on behalf of any Loan Party, to pledge such Equity Interests and promissory notes evidencing such Indebtedness (except that, if such Subsidiary is a CFC, the Equity Interests of such Subsidiary to be pledged may be limited to sixty-five percent (65%) of the outstanding voting Equity Interests of such Subsidiary and one hundred percent (100%) of the non-voting Equity Interests of such Subsidiary and such time period may be extended based on local law or practice), in each case in form, content and scope reasonably satisfactory to the Administrative Agent. In no event shall compliance with this Section 6.12 waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.12 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Subsidiary, an approval of such Person as a Borrower or permit the inclusion of any acquired assets in the computation of the Borrowing Base.

6.13. Cash Management.

(a) On or prior to the Closing Date:

(i) deliver to the Administrative Agent copies of notifications (each, a “DDA Notification”) substantially in the form attached hereto as Exhibit H which have been executed on behalf of such Loan Party and delivered to each depository institution listed on Schedule 5.21(a);

(ii) deliver to the Administrative Agent copies of notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit I which have been executed on behalf of such Loan Party and delivered to such Loan Party’s credit card clearinghouses and processors listed on Schedule 5.21(b); provided, that, Lead Borrower may amend Schedule 5.21(b) to add additional Credit Card Issuers and Credit Card Processors, so long as such amendment occurs by written notice delivered to Agent promptly after the date on which the applicable Loan Party enters into a new Credit Card Agreement after the Closing Date, accompanied by a copy of the Credit Card Notification delivered to each new Credit Card Issuer and/or Credit Card Processor which is identified in such amendment; and

(iii) enter into a Blocked Account Agreement satisfactory in form and substance to the Administrative Agent with each Blocked Account Bank (collectively, the “Blocked Accounts”).

(b) The Loan Parties shall ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to a Blocked Account all amounts on deposit in each such DDA and all payments due from Credit Card Processors and Credit Card Issuers; provided, however, that the Loan Parties may leave up to $5,000 on deposit in each DDA.

(c) Each Blocked Account Agreement shall require, after the occurrence and during the continuance of a Cash Dominion Event, that such bank transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to the concentration account maintained by the Administrative Agent at Wells Fargo (the “Concentration Account”), all cash receipts and collections, including, without limitation, the following:

(i) all available cash receipts from the sale of Inventory and other assets (whether or not constituting Collateral);

(ii) all proceeds of collections of Accounts;

(iii) all Net Proceeds, and all other cash payments received by a Loan Party from any Person or from any source or on account of any sale or other transaction or event, including, without limitation, any Prepayment Event;

(iv) the then contents of each DDA (net of any minimum balance, not to exceed $2,500.00, as may be required to be kept in the subject DDA by the depository institution at which such DDA is maintained);

(v) the then entire ledger balance of each Blocked Account (net of any minimum balance, not to exceed $2,500.00, as may be required to be kept in the subject Blocked Account by the Blocked Account Bank); and

(vi) the proceeds of all credit card charges.

(d) The Concentration Account shall at all times be under the sole dominion and control of the Administrative Agent. The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times be collateral security for all of the Obligations and (iii) the funds on deposit in the Concentration Account shall be applied as provided in this Agreement.

(e) All funds received in the Agent Payment Account shall be applied to the Obligations as provided in accordance with Section 8.03 of this Agreement and without regard to whether the Administrative Agent is exercising remedies provided for in Section 8.02 following the occurrence and during the continuance of an Event of Default. In the event that, notwithstanding the provisions of this Section 6.13, any Loan Party receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by such Loan Party for the Administrative Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into the Concentration Account or dealt with in such other fashion as such Loan Party may be instructed by the Administrative Agent.

(f) Upon the request of the Administrative Agent, the Loan Parties shall cause bank statements and/or other reports to be delivered to the Administrative Agent not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above.

(g) Without limiting the generality of Sections 6.13(a) through 6.13(f) above, upon the occurrence and during the continuance of a Cash Dominion Event (and not prior thereto), Administrative Agent shall have the right to direct (i) each depository institution listed on Schedule 5.21(a), (ii) each bank that is party to a Blocked Account Agreement (subject to the terms of such Blocked Account Agreement), and (iii) each Credit Card Processor and Credit Card Issuer which then acts as a credit card clearinghouse and/or processor for any Loan Party to, in each case, remit to the Concentration Account (or such other account as Administrative Agent may direct), all monies on deposit in the applicable bank accounts, no less frequently than daily, and all payments payable to a Loan Party by such Credit Card Processor or Credit Card Issuer, as and when payable to such Loan Party.

6.14. Information Regarding the Collateral.

(a) Furnish to the Administrative Agent at least thirty (30) days prior written notice of any change in: (i) any Loan Party’s name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties; (ii) the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral in excess of $500,000 in the aggregate owned by it is located (including the establishment of any such new office or facility); (iii) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Loan Parties agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral for its own benefit and the benefit of the other Credit Parties. Notwithstanding anything to the contrary contained in Section 6.14(a)(ii) above, (x) the delivery to the Administrative Agent of the Inventory summary by Store location and the Statement of Store Activity report under Schedule 6.02, Sections (b)(ii) and (c)(iii) thereof shall satisfy the Loan Parties’ obligation set forth in Section 6.14(a)(ii) above to provide written notice of any Inventory that is at any time delivered to any new Store locations, and (y) the delivery to the Administrative Agent of a Borrowing Base Certificate, together with supporting source documents for the Borrowing Base Certificate under Schedule 6.02, Section (a)(i) thereof, evidencing that Inventory located at a new Store, a new warehouse or any other new facility that was previously reported to the Administrative Agent as Eligible Inventory has been, as a result of its location at any such new facility, expressly removed from Eligible Inventory and is not included within the Borrowing Base, shall satisfy the Loan Parties’ obligation set forth in Section 6.14(a)(ii) above to provide written notice of any Inventory that is at any time delivered to a new facility. In addition to, and not in limitation of, the criteria for Eligible Inventory set forth in the definition thereof, no Inventory that becomes located at a new Store, a new warehouse or any other new facility shall constitute Eligible Inventory if Loan Parties have not satisfied their obligations under Section 6.14(a)(ii) above with respect to such new Inventory location.

(b) Should any of the information on any of the Schedules hereto become inaccurate or misleading in any material respect as a result of changes after the Closing Date, the Lead Borrower shall advise the Administrative Agent in writing of such revisions or updates as may be necessary or appropriate to update or correct the same. From time to time as may be reasonably requested by the Administrative Agent, the Lead Borrower shall supplement each Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter arising after the Closing Date that, if existing or occurring on the Closing Date, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein). Notwithstanding the foregoing, no supplement or revision to any Schedule or representation shall be deemed the Credit Parties’ consent to the matters reflected in such updated Schedules or revised representations nor permit the Loan Parties to undertake any actions otherwise prohibited hereunder or fail to undertake any action required hereunder from the restrictions and requirements in existence prior to the delivery of such updated Schedules or such revision of a representation; nor shall any such supplement or revision to any Schedule or representation be deemed the Credit Parties’ waiver of any Default resulting from the matters disclosed therein.

6.15. Physical Inventories.

(a) Cause not less than one (1) physical inventory to be undertaken, at the expense of the Loan Parties, annually and in periodic cycle counts, in each case consistent with past practices, conducted by such inventory takers as are satisfactory to the Administrative Agent and following such methodology as is consistent with the methodology used in the immediately preceding inventory or as otherwise may be satisfactory to the Administrative Agent. The Administrative Agent, at the expense of the Loan Parties, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Loan Party. The Lead Borrower, within ten (10) days following the completion of such inventory, shall provide the Administrative Agent with a reconciliation of the results of such inventory (as well as of any other physical inventory or cycle counts undertaken by a Loan Party) and shall post such results to the Loan Parties’ stock ledgers and general ledgers, as applicable.

(b) Permit the Administrative Agent, in its discretion, if any Default or Event of Default exists, to cause additional such inventories to be taken as the Administrative Agent determines (each, at the expense of the Loan Parties).

6.16. Environmental Laws.

(a) Conduct its operations and keep and maintain its Real Estate in material compliance with all Environmental Laws; (b) obtain and renew all material environmental permits necessary for its operations and properties; and (c) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to comply in all material respects with applicable Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, provided, however, that neither a Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Loan Parties with respect to such circumstances in accordance with GAAP.

6.17. Further Assurances.

(a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable Law, or which the Administrative Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Administrative Agent, from time to time upon request, evidence satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b) [Reserved]

(c) [Reserved]

(d) Upon the request of the Administrative Agent, use commercially reasonable efforts to cause each of its Freight Forwarders to deliver an agreement (including, without limitation, a Freight Forwarder Agreement) to the Administrative Agent covering such matters and in such form as the Administrative Agent may reasonably require.

(e) Upon the request of the Administrative Agent, cause any of its landlords to deliver a Collateral Access Agreement to the Administrative Agent in such form as the Administrative Agent may reasonably require.

(f) Upon the request of the Administrative Agent, deliver to the Administrative Agent copies of each DDA Notification which have been executed on behalf of such Loan Party and delivered to each depository institution at which a DDA is maintained.

6.18. Compliance with Terms of Leaseholds. Except as otherwise expressly permitted hereunder, make all payments and otherwise perform all obligations in respect of all Leases of real property to which any Loan Party or any of its Subsidiaries is a party, keep such Leases in full force and effect and not allow such Leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such Leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except in any case where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.19. [Reserved]. Lender Meetings. Within ninety (90) days after the close of each Fiscal Year of the Lead Borrower, if there are two (2) or more Lenders party to this Agreement at such time, at the request of the Administrative Agent or of the Required Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of the Administrative Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous Fiscal Year and the financial condition of Lead Borrower and its Subsidiaries and the projections presented for the current Fiscal Year of Lead Borrower.

6.21. [Reserved].

6.22. ERISA.

(a) Each Loan Party shall, and shall cause each of its ERISA Affiliates to: (i) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and applicable State law; (ii) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (iii) not terminate any Pension Plan so as to incur any material liability to the PBGC; (iv) not allow or suffer to exist any prohibited transaction involving any Plan or any trust created thereunder which would subject such Borrower, Guarantor or such ERISA Affiliate to a material tax or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (v) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (vi) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Pension Plan; (vii) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; or (viii) not allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the PBGC of any Plan that is a single employer plan, which termination could result in any material liability to the PBGC.

(b) Promptly upon each determination of the amount of the contributions or other payments required to be made for any calendar year by any Loan Party in respect of any underfunded Pension Plan in order to eliminate or reduce the funding deficiency and prior to any Borrower or Guarantor making any contribution of other payment in respect of such calendar year, the Lead Borrower shall notify the Administrative Agent of such determination and provide such information with respect thereto as the Administrative Agent may reasonably request. The Administrative Agent may, at its option, establish a Reserve equal to the aggregate amount of the payments required to be made in such year in order to reduce or eliminate any funding deficiency. On any date that the amount required to be so contributed or paid is less than the amount of such Reserve, the amount of the Reserve shall be reduced to the amount required to be so contributed or paid, provided, that, no Default or Event of Default shall exist or have occurred and be continuing and on any date that the amount required to be so contributed or paid is greater than the amount of such Reserve, the amount of such Reserve may be increased to such amount.

6.23. Post-closing Covenants.

(a) Without limiting the generality of any other Section of this Agreement pursuant to which Loan Parties may be obligated to deliver a Collateral Access Agreement with respect to any location leased by a Loan Party at which Collateral may be located (including, without limitation, Section 6.17(e)), Loan Parties shall use commercially reasonable efforts to cause the owner of the distribution center leased by Borrowers at 8500 Bay Center Road, Jacksonville, Florida, to execute and deliver to the Administrative Agent, on or before ninety (90) days following the Closing Date, a Collateral Access Agreement with respect to such distribution center. Nothing contained herein, however, shall be deemed to limit the rights of the Administrative Agent to establish an Availability Reserves pursuant to this Agreement with respect to Loan Parties’ rental obligations with respect to such distribution center, until such time as the Administrative Agent shall have received such Collateral Access Agreement.

(b) Without limiting the generality of Loan Parties’ covenants set forth in Section 6.07, Loan Parties shall deliver to the Administrative Agent, on or before sixty (60) days following the Closing Date, a lenders’ loss payable endorsement, naming the Administrative Agent as lender loss payee or additional insured (as applicable) under the various policies of insurance which Loan Parties maintain as of the Closing Date in accordance with Section 6.07, which shall be in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than contingent indemnification obligations for which a claim has not been asserted), no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except Permitted Encumbrances.

7.02. Investments. Make any Investments, except Permitted Investments.

7.03. Indebtedness; Disqualified Stock.

(a) Create, incur, assume, guarantee, suffer to exist or otherwise become or remain liable with respect to, any Indebtedness, except Permitted Indebtedness; or

(b) issue Disqualified Stock.

7.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, (or agree to do any of the foregoing), except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a) any Subsidiary which is not a Loan Party may merge with (i) a Loan Party, provided that the Loan Party shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries which are not Loan Parties, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person;

(b) any Subsidiary which is a Loan Party may merge into any Subsidiary which is a Loan Party or into a Borrower, provided, that, in any merger involving a Borrower, such Borrower shall be the continuing or surviving Person;

(c) in connection with a Permitted Acquisition, any Subsidiary of a Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of a Loan Party and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person; and

(d) any CFC that is not a Loan Party may merge into any CFC that is not a Loan Party.

7.05. Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except Permitted Dispositions.

7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default or Event of Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:

(a) each Subsidiary of a Loan Party may make Restricted Payments to any Loan Party;

(b) the Loan Parties and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person; and

(c) if the Pro Forma Availability Condition is satisfied:

(i) the Loan Parties and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it; and

(ii) the Lead Borrower may declare or pay cash dividends to its stockholders.

7.07. Prepayments of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness, or make any payment in violation of any subordination terms of any Subordinated Indebtedness, except (a) regularly scheduled or mandatory repayments, repurchases, redemptions or defeasances of Permitted Indebtedness (other than Subordinated Indebtedness), so long as on the date of any such payment and after giving effect thereto, no Default or no Event of Default then exists, (b) repayments and prepayments of Subordinated Indebtedness in accordance with the subordination terms thereof, so long as on the date of any such payment and after giving effect thereto, no Default or no Event of Default then exists, (c) voluntary prepayments, repurchases, redemptions or defeasances of Permitted Indebtedness (but excluding on account of any Subordinated Indebtedness) as long as the Payment Conditions satisfied, and (d) refinancings and refundings of such Indebtedness in compliance with Section 7.02(e).

7.08. Change in Nature of Business

In the case of each of the Loan Parties, engage in any line of business substantially different from the Business conducted by the Loan Parties and their Subsidiaries on the date hereof or any business substantially related or incidental thereto.

7.09. Transactions with Affiliates. Enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Loan Parties or such Subsidiary as would be obtainable by the Loan Parties or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to a transaction between or among the Loan Parties.

7.10. Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Subsidiary to Guarantee the Obligations, (iii) of any Subsidiary to make or repay loans to a Loan Party, or (iv) of the Loan Parties or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Administrative Agent; provided, however, that this clause (iv) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under clauses (c) or (j) of the definition of Permitted Indebtedness solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.11. Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose; or (b) for purposes other than those permitted under this Agreement.

7.12. Amendment of Material Documents. Amend, modify or waive any of a Loan Party’s rights under (a) its Organization Documents in a manner materially adverse to the Credit Parties, or (b) any Material Contract or Material Indebtedness (other than on account of any refinancing thereof otherwise permitted hereunder), in each case to the extent that such amendment, modification or waiver would result in a Default or Event of Default under any of the Loan Documents, would be materially adverse to the Credit Parties or otherwise would be reasonably likely to have a Material Adverse Effect.

7.13. Fiscal Year. Change the Fiscal Year of any Loan Party, or the accounting policies or reporting practices of the Loan Parties, except as required by GAAP.

7.14. Deposit Accounts; Credit Card Processors. Open new DDAs or Blocked Accounts unless the Loan Parties shall have delivered to the Administrative Agent appropriate DDA Notifications or Blocked Account Agreements consistent with the provisions of Section 6.13 and otherwise satisfactory to the Administrative Agent. No Loan Party shall maintain any bank accounts or enter into any agreements with Credit Card Processors other than the ones expressly contemplated herein or in Section 6.13 hereof.

7.15. Financial Covenants. Consolidated Fixed Charge Coverage Ratio. Following the occurrence and during the continuance of a Covenant Compliance Event, permit the Consolidated Fixed Charge Coverage Ratio, calculated as of the last day of each month for the Measurement Period then ended, to be less than 1.0:1.0.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01. Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrowers or any other Loan Party fails to pay within one (1) Business Day after when and as required to be paid herein, (i) any amount of principal of any Loan or any LC Obligation, or deposit any funds as Cash Collateral in respect of LC Obligations, or (ii) any interest on any Loan or on any LC Obligation, or any fee due hereunder, or (iii) any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. (i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01 or Section 6.02 (other than Section 6.02(c)) and such failure continues for three (3) Business Days after the Lead Borrower receives either written or oral notice thereof from the Administrative Agent; or (ii) any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.02(c), 6.03, 6.05, 6.07, 6.10, 6.11, 6.12, 6.13 or 6.14 or Article VII (other than Section 7.08, 7.10 or 7.13); or (iii) any Guarantor fails to perform or observe any term, covenant or agreement contained in the Facility Guaranty; or (iv) any of the Loan Parties fails to perform or observe any term, covenant or agreement contained in any of the Security Documents to which it is a party, and in the case of clauses (ii) and (iii) in this Section 8.01(b), such failure continues beyond any applicable grace or cure period; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for fifteen (15) days after the earlier of (i) receipt by such Loan Party of written notice from the Administrative Agent of such failure and (ii) the time at which such Loan Party or any Responsible Officer thereof knew or became aware of, or should reasonably have known or been aware of, such failure; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith (including, without limitation, any Borrowing Base Certificate) shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement), or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of any Guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early

Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Loan Party or such Subsidiary as a result thereof is greater than $2,500,000; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged, undismissed or unstayed for thirty (30) calendar days or an order or decree approving or ordering any of the foregoing shall be entered; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for thirty (30) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in the ordinary course of business, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within ten (10) days after its issuance or levy; or

(h) Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders outstanding at any time) exceeding $5,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in the case of either clause (i) or (ii) of this provision, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000 or which would reasonably likely result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000 or which would reasonably likely result in a Material Adverse Effect; or

(j) Invalidity of Loan Documents. (i) Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any other Person not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Cessation of Business. Except as otherwise expressly permitted hereunder, any Loan Party shall take any action to suspend the operation of its business in the ordinary course, liquidate all or a material portion of its assets or Store locations, or employ an agent or other third party to conduct a program of closings, liquidations or “going-out-of-business” sales of any material portion of its business; or

(m) Loss of Collateral. There occurs any uninsured loss to any portion of the Collateral having a value in excess of $1,000,000; or

(n) Breach of Contractual Obligation. Any Loan Party or any Subsidiary thereof fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Contract or fails to observe or perform any other agreement or condition relating to any such Material Contract or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the counterparty to such Material Contract to terminate such Material Contract; or

(o) Indictment. The indictment or institution of any legal process or proceeding against, any Loan Party or any Subsidiary thereof, under any federal, state, municipal, and other criminal statute, rule, regulation, order, or other requirement having the force of law for a felony; or

(p) Guaranty. The termination or attempted termination of any Facility Guaranty except as expressly permitted hereunder or under any other Loan Document; or

(q) Credit Card Agreements. (i) any Credit Card Issuer or Credit Card Processor shall send notice to any Borrower that it is ceasing to make or suspending all, or substantially all, payments to such Borrower of amounts due or to become due to such Borrower or shall cease or suspend all, or substantially all, such payments, or shall send notice to such Borrower that it is terminating its arrangements with Borrower (except upon the normal expiration of such arrangements) or such arrangements shall terminate as a result of any event of default under such arrangements by a Loan Party, which continues for more than the applicable cure period, if any, with respect thereto, unless such Borrower shall have entered into arrangements with another Credit Card Issuer or Credit Card Processor, as the case may be, prior to the effective date of such termination or (ii) any Credit Card Issuer or Credit Card Processor withholds payment of amounts otherwise payable to a Borrower to fund a reserve account or otherwise hold as collateral, or shall require a Borrower to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or any Borrower shall provide a letter of credit, guarantee, indemnity or similar instrument to or in favor of such Credit Card Issuer or Credit Card Processors such that in the aggregate all of such funds in the reserve account, other than amounts held as collateral and the amount of such letters of credit, guarantees, indemnities or similar instruments shall exceed an amount equal to ten percent (10%) of the Credit Card Receivables processed by such Credit Card Issuer or Credit Card Processor in the immediately preceding Fiscal Year; or

(r) Subordination. (i) The subordination provisions of the documents evidencing or governing any Subordinated Indebtedness (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Subordinated Indebtedness; or (ii) any Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Credit Parties, or (C) that all payments of principal of or premium and interest on the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions.

8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may, or, at the request of the Required Lenders shall, take any or all of the following actions:

(a) declare the Commitments of each Lender to make Loans and any obligation of the LC Issuer to make LC Credit Extensions to be terminated, whereupon such Commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

(c) require that the Loan Parties Cash Collateralize the LC Obligations; and

(d) whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies of the Credit Parties under this Agreement, any of the other Loan Documents or applicable Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties;

provided, that, upon the entry of an order for relief (or similar order) with respect to any Loan Party or any Subsidiary thereof under any Debtor Relief Laws, the obligation of each Lender to make Loans and any obligation of the LC Issuer to make LC Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Loan Parties to Cash Collateralize the LC Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.

8.03. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the LC Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

first, to payment of that portion of the Obligations (excluding the Bank Product Obligations) constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent, in its capacity as such;

second, to payment of that portion of the Obligations (excluding the Bank Product Obligations) constituting indemnities, Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Lenders and the LC Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the LC Issuer and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause second payable to them;

third, to the extent not previously reimbursed by the Lenders, to payment to the Administrative Agent of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Overadvances;

fourth, to the extent that Swing Line Loans have not been refinanced by a Committed Loan, payment to the Swing Line Lender of that portion of the Obligations constituting accrued and unpaid interest on the Swing Line Loans;

fifth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Committed Loans and other Obligations, and fees (including Letter of Credit Fees), ratably among the Lenders and the LC Issuer in proportion to the respective amounts described in this clause fifth payable to them;

sixth, to the extent that Swing Line Loans have not been refinanced by a Committed Loan, to payment to the Swing Line Lender of that portion of the Obligations constituting unpaid principal of the Swing Line Loans;

seventh, to payment of that portion of the Obligations constituting unpaid principal of the Committed Loans, ratably among the Lenders and the LC Issuer in proportion to the respective amounts described in this clause seventh held by them;

eighth, to the Administrative Agent for the account of the LC Issuer, to Cash Collateralize that portion of LC Obligations comprised of the aggregate undrawn amount of Letters of Credit;

ninth, to payment of all other Obligations (including, without limitation, the cash collateralization of Obligations (other than contingent indemnification obligations for which no claim has been asserted) that may thereafter arise under Section 10.04, as provided in Section 10.11(c), but excluding any Bank Product Obligations), ratably among the Credit Parties in proportion to the respective amounts described in this clause ninth held by them;

tenth, to payment of that portion of the Obligations arising from Cash Management Services to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause tenth held by them;

eleventh, to payment of all other Obligations arising from Bank Products and Factored Receivables to the extent secured under the Security Documents, ratably among the Credit Parties in proportion to the respective amounts described in this clause eleventh held by them; and

last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Seventh above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01. Appointment and Authority.

(a) Each of the Lenders and the LC Issuer hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the LC Issuer, and no Loan Party or any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.

(b) Each of the Lenders (in its capacities as a Lender) and the LC Issuer hereby irrevocably appoints Wells Fargo as the Administrative Agent and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents, as if set forth in full herein with respect thereto.

(c) Each Lender authorizes and directs the Administrative Agent to enter into this Agreement and the other Loan Documents. Each Lender agrees that any action taken by the Administrative Agent or Required Lenders in accordance with the terms of this Agreement or the other Loan Documents and the exercise by the Administrative Agent or Required Lenders of their respective powers set forth herein or therein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

9.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in their capacity as a Lender as any other Lender and may exercise the same as though they were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03. Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its respective opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the Consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in and Sections 8.02 and 10.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.

The Administrative Agent shall not be deemed to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Loan Parties, a Lender or the LC Issuer. Upon the occurrence of an Event of Default, the Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Applicable Lenders. Unless and until the Administrative Agent shall have received such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it shall deem advisable in the best interest of the Credit Parties. In no event shall the Administrative Agent be required to comply with any such directions to the extent that the Administrative Agent believes that its compliance with such directions would be unlawful.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message,

Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the LC Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the LC Issuer unless the Administrative Agent shall have received written notice to the contrary from such Lender or the LC Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

9.06. Resignation of the Administrative Agent. The Administrative Agent may at any time give written notice of its resignation to the Lenders and the Lead Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Lead Borrower (so long as no Default or Event of Default shall have then occurred and be continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the LC Issuer, appoint a successor to the Administrative Agent meeting the qualifications set forth above; provided that, if the Administrative Agent shall notify the Lead Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders or the LC Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the LC Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Lead Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent hereunder.

Any resignation by Wells Fargo as the Administrative Agent pursuant to this Section shall also constitute its resignation as Swing Line Lender and the resignation of Wells Fargo as LC Issuer. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring LC Issuer and the Swing Line Lender, (b) the retiring LC Issuer and the Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor LC Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring LC Issuer to effectively assume the obligations of the retiring LC Issuer with respect to such Letters of Credit.

9.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the LC Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the LC Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except as provided in Section 9.12, the Administrative Agent shall not have any duty or responsibility to provide any Credit Party with any other credit or other information concerning the affairs, financial condition or business of any Loan Party that may come into the possession of the Administrative Agent.

9.08. No Other Duties, Etc. Anything herein to the contrary notwithstanding, neither the Bookrunner nor Arranger listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the LC Issuer hereunder.

9.09. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or LC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the LC Issuer, the Administrative Agent and the other Credit Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the LC Issuer, the Administrative Agent, such Credit Parties and their respective agents and counsel and all other amounts due the Lenders, the LC Issuer the Administrative Agent and such Credit Parties under Sections 2.03(i), 2.03(j) and 2.03(k) as applicable, 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the LC Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the LC Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the LC Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the LC Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the LC Issuer in any such proceeding.

9.10. Collateral and Guaranty Matters. The Credit Parties irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Applicable Lenders in accordance with Section 10.01;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (h) of the definition of Permitted Encumbrances; and

(c) to release any Guarantor from its obligations under the Facility Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Applicable Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Facility Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Facility Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11. Notice of Transfer. The Administrative Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Obligations for all purposes, unless and until, and except to the extent, an Assignment and Assumption shall have become effective as set forth in Section 10.06.

9.12. Reports and Financial Statements. By signing this Agreement, each Lender:

(a) agrees to furnish the Administrative Agent, at such frequency as the Administrative Agent may reasonably request, with a summary of all Bank Product Obligations due or to become due to such Lender. In connection with any distributions to be made hereunder, the Administrative Agent shall be entitled to assume that no amounts are due to any Lender on account of Bank Product Obligations unless the Administrative Agent has received written notice thereof from such Lender;

(b) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Lead Borrower hereunder and all field examinations and appraisals of the Collateral received by the Administrative Agent (collectively, the “Reports”);

(c) expressly agrees and acknowledges that the Administrative Agent makes no representation or warranty as to the accuracy of the Reports, and shall not be liable for any information contained in any Report;

(d) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or any other party performing any audit or examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel;

(e) agrees to keep all Reports confidential in accordance with the provisions of Section 10.07 hereof; and

(f) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Credit Extensions that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (ii) to pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorney costs) incurred by the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

9.13. Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable Law of the United States can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

9.14. Indemnification of Administrative Agent. The Lenders hereby agree to indemnify the Administrative Agent, the LC Issuer and any Related Party, as the case may be (to the extent not reimbursed by the Loan Parties and without limiting the obligations of Loan Parties hereunder), ratably according to their Applicable Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any of the Administrative Agent, the LC Issuer or any Related Party in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by any of the Administrative Agent, the LC Issuer or any Related Party in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent, the LC Issuer or any Related Party as determined by a final and non-appealable judgment of a court of competent jurisdiction.

9.15. Relation among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.

9.16. Defaulting or Deteriorating Lender.

(a) If for any reason any Lender shall become a Deteriorating Lender or shall fail or refuse to abide by its obligations under this Agreement, including without limitation its obligation to make available to the Administrative Agent its Applicable Percentage of any Loans, expenses or setoff or purchase its Applicable Percentage of a participation interest in the Swing Line Loans or Letters of Credit and such failure is not cured within one (1) Business Day after receipt from the Administrative Agent of written notice thereof, then, in addition to the rights and remedies that may be available to the other Credit Parties, the Loan Parties or any other party at law or in equity, and not at limitation thereof, (i) such Deteriorating Lender’s or Defaulting Lender’s right to participate in the administration of, or decision-making rights related to, the Obligations, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and (ii) a Deteriorating Lender or Defaulting Lender shall be deemed to have assigned any and all payments due to it from the Loan Parties, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-Defaulting Lenders for application to, and reduction of, their proportionate shares of all outstanding Obligations until, as a result of application of such assigned payments the Lenders’ respective Applicable Percentages of all outstanding Obligations shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency, and (iii) at the option of the Administrative Agent, any amount payable to such Deteriorating Lender or Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Deteriorating Lender or Defaulting Lender, be retained by the Administrative Agent as cash collateral for future funding obligations of the Deteriorating Lender or Defaulting Lender in respect of any Loan or existing or future participating interest in any Swing Line Loan or Letter of Credit. The Defaulting Lender’s decision-making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Defaulting Lender of its Applicable Percentage of any Obligations, any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the rate set forth in Section 2.14(b) hereof from the date when originally due until the date upon which any such amounts are actually paid.

(b) The non-Defaulting Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to cause the termination and assignment, without any further action by the Deteriorating Lender or Defaulting Lender for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right), of the Deteriorating Lender’s or Defaulting Lender’s Commitment to fund future Loans. Upon any such purchase of the Applicable Percentage of any Deteriorating Lender or Defaulting Lender, the Deteriorating Lender’s or Defaulting Lender’s share in future Credit Extensions and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Deteriorating Lender or Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Assumption.

(c) Each Deteriorating Lender and Defaulting Lender shall indemnify the Administrative Agent and each non-Defaulting Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys’ fees and funds advanced by the Administrative Agent or by any non-Defaulting Lender, on account of a Deteriorating Lender’s or Defaulting Lender’s failure to timely fund its Applicable Percentage of a Loan or to otherwise perform its obligations under the Loan Documents.

9.17. Co-Syndication, Documentation Agent and Co-Lead Arrangers. Notwithstanding the provisions of this Agreement or any of the other Loan Documents, no Person who is or becomes a Co-Syndication Agent or a Documentation Agent, nor any Arrangers, shall have any powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents.

ARTICLE X

MISCELLANEOUS

10.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no Consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Administrative Agent, with the Consent of the Required Lenders, and the Lead Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or Consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, no such amendment, waiver or consent shall:

(a) extend or, increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written Consent of such Lender;

(b) as to any Lender, postpone any date fixed by this Agreement or any other Loan Document for (i) any scheduled payment (including the Maturity Date) or mandatory prepayment of principal, interest, fees or other amounts due hereunder or under any of the other Loan Documents without the written Consent of such Lender entitled to such payment, or (ii) any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written Consent of such Lender;

(c) as to any Lender, reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written Consent of each Lender entitled to such amount; provided, however, that only the Consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

(d) as to any Lender, change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written Consent of such Lender;

(e) change any provision of this Section or the definition of “Required Lenders”, “Supermajority Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written Consent of each Lender;

(f) except as expressly permitted hereunder or under any other Loan Document, release, or limit the liability of, any Loan Party without the written Consent of each Lender;

(g) except for Permitted Dispositions, release all or substantially all of the Collateral from the Liens of the Security Documents without the written Consent of each Lender;

(h) except as provided in Section 2.15, increase the Aggregate Commitments without the written Consent of each Lender;

(i) change the definition of the term “Borrowing Base” or any component definition thereof if as a result thereof the amounts available to be borrowed by the Borrowers would be increased without the written Consent of the Supermajority Lenders, provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Availability Reserves;

(j) modify the definition of Permitted Overadvance so as to increase the amount thereof or, except as provided in such definition, the time period for a Permitted Overadvance without the written Consent of each Lender; and

(k) except as expressly permitted herein or in any other Loan Document, subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien, as the case may be without the written Consent of each Lender;

and, provided, that, (i) no amendment, waiver or Consent shall, unless in writing and signed by the LC Issuer in addition to the Lenders required above, affect the rights or duties of the LC Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or Consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or Consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Cash Management Letter and the Fee Letter may each be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Deteriorating Lender or Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or Consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Products or Cash Management Services shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or any Loan Party.

If any Lender does not Consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the Consent of each Lender and that has been approved by the Required Lenders, the Lead Borrower may replace such Non-Consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Lead Borrower to be made pursuant to this paragraph).

10.02. Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Loan Parties, the Administrative Agent, the LC Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the LC Issuer hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the LC Issuer pursuant to Article II if such Lender or the LC Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Lead Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND SUBJECT TO THIS SECTION, EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of their Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the LC Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Loan Parties’ or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, that, in no event shall any Agent Party have any liability to any Loan Party, any Lender, the LC Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Loan Parties, the Administrative Agent, the LC Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Lead Borrower, the Administrative Agent, the LC Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Reliance by Administrative Agent, LC Issuer and Lenders. The Administrative Agent, the LC Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the LC Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03. No Waiver; Cumulative Remedies. No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

10.04. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers shall pay all Credit Party Expenses.

(b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each other Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless (on an after tax basis) from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agents thereof) and their Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the LC Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), any bank advising or confirming a Letter of Credit or any other nominated person with respect to a Letter of Credit seeking to be reimbursed or indemnified or compensated, and any third party seeking to enforce the rights of an Borrower, beneficiary, nominated person, transferee, assignee of Letter of Credit proceeds, or holder of an instrument or document related to any Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Credit Party to, a Blocked Account Bank or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by a Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers or such Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. Without limiting their obligations under Section 9.14 hereof, to the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the LC Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the LC Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or LC Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable on demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent and the LC Issuer, the assignment of any Commitment or Loan by any Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05. Payments Set Aside. To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the LC Issuer severally agrees to pay to the Administrative Agent upon demand its Applicable Percentage (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the LC Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written Consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of subsection Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.06(b), participations in LC Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Lead Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, that, concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Lead Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) a Default or Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of the LC Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the assignment of any Commitment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided, that, the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and LC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Lead Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Loan Parties or the Administrative Agent, sell participations to any Person (other than a natural person or the Loan Parties or any of the Loan Parties’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in LC Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Administrative Agent, the Lenders and the LC Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any Participant shall agree in writing to comply with all confidentiality obligations set forth in Section 10.07 as if such Participant was a Lender hereunder.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Resignation as LC Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo assigns all of its Commitment and Loans pursuant to subsection (b) above, Wells Fargo may, (i) upon thirty (30) days’ notice to the Lead Borrower and the Lenders, resign as LC Issuer and/or (ii) upon thirty (30) days’ notice to the Lead Borrower, Wells Fargo may resign as Swing Line Lender. In the event of any such resignation as LC Issuer or Swing Line Lender, the Lead Borrower shall be entitled to appoint from among the Lenders a successor LC Issuer or Swing Line Lender hereunder; provided, that, no failure by the Lead Borrower to appoint any such successor shall affect the resignation of Wells Fargo as LC Issuer or Swing Line Lender, as the case may be. If Wells Fargo resigns as LC Issuer, it shall retain all the rights, powers, privileges and duties of the LC Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as LC Issuer and all LC Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans pursuant to Section 2.03(c)). If Wells Fargo resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor LC Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring LC Issuer or Swing Line Lender, as the case may be, and (b) the successor LC Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Wells Fargo to effectively assume the obligations of Wells Fargo with respect to such Letters of Credit.

10.07. Treatment of Certain Information; Confidentiality. Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, funding sources, attorneys, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) with the consent of the Lead Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Credit Party or any of their respective Affiliates on a non-confidential basis from a source other than the Loan Parties.

For purposes of this Section, “Information” means all information received from the Loan Parties or any Subsidiary thereof relating to the Loan Parties or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Credit Party on a non-confidential basis prior to disclosure by the Loan Parties or any Subsidiary thereof, provided that, in the case of information received from any Loan Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Credit Parties acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing or if any Lender shall have been served with a trustee process or similar attachment relating to property of a Loan Party, each Lender, the LC Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent or the Required Lenders, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the LC Issuer or any such Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any and all of the Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender or the LC Issuer, regardless of the adequacy of the Collateral, and irrespective of whether or not such Lender or the LC Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the LC Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the LC Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the LC Issuer or their respective Affiliates may have. Each Lender and the LC Issuer agrees to notify the Lead Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement.

10.11. Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Credit Parties, regardless of any investigation made by any Credit Party or on their behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. Further, the provisions of Sections 3.01, 3.04, 3.05 and 10.04 and Article IX shall survive and remain in full force and effect regardless of the repayment of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Administrative Agent may require such indemnities and collateral security as it shall reasonably deem necessary or appropriate to protect the Credit Parties against (a) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, (b) any obligations that may thereafter arise with respect to the Bank Product Obligations and (c) any Obligations (other than contingent indemnification obligations for which no claim has been asserted) that may thereafter arise under Section 10.04.

10.12. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13. Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, a Deteriorating Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, together with accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

10.14. Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE LOAN PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE LOAN PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

(c) WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN

PARAGRAPH (B) OF THIS SECTION. EACH OF THE LOAN PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e) ACTIONS COMMENCED BY LOAN PARTIES. EACH LOAN PARTY AGREES THAT ANY ACTION COMMENCED BY ANY LOAN PARTY ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS THE ADMINISTRATIVE AGENT MAY ELECT IN ITS SOLE DISCRETION, AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.

10.15. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency or fiduciary duty.

10.17. USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Loan Party is in compliance, in all material respects, with the Act. No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

10.18. Foreign Assets Control Regulations. Neither of the advance of the Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Furthermore, none of the Borrowers or their Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.

10.19. Time of the Essence. Time is of the essence of the Loan Documents.

10.20. [Reserved].

10.21. Press Releases.

(a) Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of the Administrative Agent or its Affiliates or referring to this Agreement or the other Loan Documents without at least two (2) Business Days’ prior notice to the Administrative Agent and without the prior written consent of the Administrative Agent unless (and only to the extent that) such Credit Party or Affiliate is required to do so under applicable Law and then, in any event, such Credit Party or Affiliate will consult with the Administrative Agent before issuing such press release or other public disclosure.

(b) Each Loan Party consents to the publication by the Administrative Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, product photographs, logo or trademark, provided, however, that the Lead Borrower shall receive reasonable advance notice thereof. The Administrative Agent or such Lender shall provide a draft reasonably in advance of any advertising material to the Lead Borrower for review and comment prior to the publication thereof. The Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

10.22. Additional Waivers.

(a) The Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by Applicable Law, the obligations of each Loan Party shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Administrative Agent or any other Credit Party.

(b) The obligations of each Loan Party shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations after the termination of the Commitments), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations after the termination of the Commitments).

(c) To the fullest extent permitted by applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations and the termination of the Commitments. The Administrative Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales permitted under Part 6 of Article 9 of the UCC, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash and the Commitments have been terminated. Each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

(d) Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations and the termination of the Commitments. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of all the Obligations and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness until the payment in full of the Obligations and the termination of the Commitments. If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents. Subject to the foregoing, to the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Revolving Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA.

10.23. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

10.24. Attachments. The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

10.25. Restatement. The terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Credit Agreement are simultaneously amended and restated in their entirety, and as so amended and restated, are hereby replaced and superseded, by the terms, conditions agreements, covenants, representations and warranties set forth in this Agreement and in the Security Agreement, and as of the Closing Date neither the Borrowers nor the Administrative Agent and Lenders shall be subject to or bound by any of the terms of the Existing Credit Agreement and shall only be subject to or bound by the terms and provisions of this Agreement, except that nothing herein or in the other Loan Documents shall, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of any of the “Obligations” existing under (and as defined in) the Existing Credit Agreement (the “Existing Obligations”) or any other obligations, liabilities and indebtedness of the Borrowers evidenced by or arising under the Existing Credit Agreement or impair or adversely affect the continuation of the Liens and other interests in the Collateral heretofore granted, pledged and/or assigned by the Borrowers and Guarantors to Agent, except as otherwise expressly set forth in the Security Agreement. All Existing Obligations and all other loans, advances and other financial accommodations under the Existing Credit Agreement of Borrowers to Agent and Lenders that are outstanding and unpaid as of the date hereof pursuant to the Existing Credit Agreement or otherwise shall be deemed Obligations of Borrowers which are secured by Liens in the Collateral pursuant to the terms of this Agreement and the Security Agreement. Upon the effective date of this Agreement, the Administrative Agent shall cause to be released and satisfied the security interests under the Existing Credit Agreement in all collateral thereunder which is not Collateral under this Agreement and shall execute and file, or consent to the filing by the Loan Parties of all releases and other documents reasonably requested by the Loan Parties to effect and evidence that release.

10.26. Collateral Release on Termination. Upon the termination of this Agreement and the payment in full of all the Obligations, the Administrative Agent shall terminate and release all Liens in all Collateral granted to the Administrative Agent pursuant to the Security Documents and shall execute and file, or consent to the filing by the Loan Parties, of all releases and other documents reasonably requested by the Loan Parties to effect and evidence that release.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

STEIN MART, INC.

By:	/s/ Gregory W. Kleffner

Name:	Gregory W. Kleffner
Title:	Chief Financial Officer

STEIN MART BUYING CORP.

By:	/s/ Gregory W. Kleffner

Name:	Gregory W. Kleffner
Title:	Executive Vice President, Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent

By:	/s/ Jennifer Blanchette

Name:	Jennifer Blanchette
Its Authorized Signatory

2

WELLS FARGO BANK, NATIONAL ASSOCIATION as Issuing Bank, as a Lender and Swing Line Lender

By:	/s/ Jennifer Blanchette

Name:	Jennifer Blanchette
Its Authorized Signatory

3

SCHEDULES

to

AMENDED AND RESTATED CREDIT AGREEMENT

These Schedules are the Schedules to the Amended and Restated Credit Agreement, dated as of October     , 2011 (the “Agreement”), by and among Stein Mart, Inc., a Florida corporation, Stein Mart Buying Corp., Inc., a Florida corporation and Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent, LC Issuer, Swing Line Lender and a Lender. All capitalized terms used, but not expressly defined, in these Schedules shall have the meanings set forth in the Agreement. The headings, subheadings and other descriptive information in these Schedules are for reference purposes only, and such shall not restrict, expand or otherwise affect the disclosure or restrict, expand or otherwise affect the representations and warranties in the Agreement. Any information disclosed herein corresponding to any section or subsection of the Agreement shall be deemed to be disclosed and incorporated in any other section of the Schedules where the appropriateness of such disclosure in such other section is reasonably apparent. Disclosure in these Schedules of a matter that is not required to be disclosed does not require disclosure of any similar matters not required to be disclosed and shall not be deemed to set or establish a different standard of materiality than the one set forth in the representation and warranty to which such disclosure applies.

Schedule 1.01(a)

EXISTING LETTERS OF CREDIT

Type	ISSUE DATE	EXPIRATION/ RENEWAL DATE*	RENEWAL NOTICE	BENEFICIARY	DESCRIPTION	CURRENT AMOUNT
SB	8/5/2009	4/30/2012	NA	APL Logistics	Inventory at SDC	$1,500,000

SB	6/27/2007	6/30 each yr*	60	American Casualty Co	Workers’ Comp	$677,000

SB	11/3/2003	10/31 each yr*	90	Travelers Indemnity	Workers’ Comp	$5,900,000

SB	7/10/2003	8/12 each yr*	30	Pacific Employers	Workers’ Comp	$54,000

SB	7/10/2003	8/12 each yr*	30	Royal Indemnity	Workers’ Comp	$315,000

Doc	Total					$0
SB	Total					$8,446,000
Grand	Total					$8,446,000
	Check					$8,446,000

Schedule 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Total Credit Agreement Commitment	Applicable Percentage

Wells Fargo Bank, National Association	$100,000,000	100%

Schedule 5.01

LOAN PARTIES ORGANIZATIONAL INFORMATION

Loan Party's Name	State of Incorporation	Organization Type	Document Number	Federal Employer Identification Number

Stein Mart, Inc.	Florida	Corporation	V16025	64-0466198
Stein Mart Buying Corp.	Florida	Corporation	P97000107148	59-3481114
Stein Mart Holding Corp.	Florida	Corporation	P08000012345	38-3790492

Schedule 5.05

SUPPLEMENT TO INTERIM FINANCIAL STATEMENTS

As of July 30, 2011
(In Thousands)

Accounts payable		$105,131

Accrued expenses and other current liabilities:

Compensation and employee benefits	21,738

Unredeemed gift certificates and return cards	12,996

Property taxes	12,347

Payroll and other taxes	4,412

Store closing reserve	1,630

Current portion of capital lease obligation	1,665

Other expense accruals	10,516	65,304

Total current liabilities		170,435

Other liabilities:

Long-term capital lease obligation	1,659

Split-dollar benefit liability	6,818

Accrued executive retirement	2,845

Rent liability	8,278

Deferred taxes	1,797

Long-term store closing reserve	2,102

Other	394	23,893

Total liabilities		$194,328

Schedule 5.08(b)(1)

OWNED REAL ESTATE

None.

Schedule 5.08(b)(2)

LEASED REAL ESTATE

Store #	City	ST	County	Address	ZIP Code	Lessor	Management Company	Management Company Contact
1	Greenville	MS	Washington	1656 Highway 1 South	38701	One South, Inc.	One South, Inc.	(601) 378-3633
3	Brentwood	TN	Williamson	330 Franklin Road	37027	Brentwood Place Holding LLC	Baker Storey McDonald Management - CBRE does the accounting	(615) 373-9511
4	Louisville	KY	Jefferson	5055 Shelbyville Road	40207	Dixie Associates	Dixie Associates	(502) 893-3695
5	Little Rock	AR	Pulaski	6823 Cantrell Road	72207	Weingarten/Arkansas, Inc.	Weingarten Realty Mgmt. Co.	(800) 688-8865
6	Jackson	MS	Hinds	5250 I-55 North	39211	Deville Center, Inc.	Maurice H. Joseph, Inc.	(601) 948-1701
7	Mobile	AL	Mobile	3968 Airport Boulevard	36608	Pinebrook Investment, LLC	Burton Brothers Management	(251) 341-5777
10	Knoxville	TN	Knox	276 Morrell Road	37919	Centre at Deane Hill, LLC	Isakson-Barnhart Properties	(770) 709-6600
11	Altamonte Springs	FL	Seminole	995 State Road 434 N., Suite 100	32714	MSKP Oak Grove, LLC	Kitson & Partners (Realty), LLC	(407) 219-3239
12	Lexington	KY	Fayette	1555 E. New Circle Road, Suite 130	40509	Equity Alliance of Lexington, LLC	Grand Sakwa	(248) 855-5500
13	Baton Rouge	LA	East Baton Rouge Parish	9618 Airline Highway	70815	Kimco Baton Rouge 666, L.L.C.	Kimco Realty Corp. (SM13)	(516) 869-9000
14	Tulsa	OK	Tulsa	5112 S. Harvard Avenue	74135	Pacific Resources Associates, LLC (PacTrust)	Property Development Assoc.	(503) 624-6300
16	Jacksonville	FL	Duval	4399 Roosevelt Boulevard	32210	Roosevelt Square, LLLP	Dewberry Capital Corporation	(404) 888-7990
18	Vestavia Hills	AL	Jefferson	652 Montgomery Highway	35216	Excel Trust, LP	AIG Baker Shopping Center Properties, LLC	(205) 969-1000
19	Richmond	VA	Henrico	7801 West Broad Street	23294	Olde Towne Retail Investments, LLC	Harrison & Bates, Inc.	(804) 788-1000
22	New Orleans	LA	Orleans Parish	5300 Tchoupitoulas Street	70115	Shadrall Riverside Market, LLC	Auburndale Properties, LLC	(201) 930-8800
23	San Antonio	TX	Bexar	4522 Fredericksburg Road	78201	MRO Properties, Inc.	Weiss Realty Management, LLC	(210) 735-9137
24	San Antonio	TX	Bexar	999 East Basse Road	78209	Alecta Real Estate USA, LLC	Reata Property Management	(210) 841-3214
25	Tallahassee	FL	Leon	1400-31 Village Square Boulevard	32312	Kimco Tallahassee 715, Inc.	Kimco Realty Corporation	(516) 869-9000
26	Raleigh	NC	Wake	4500 Falls of the Neuse, Suite 110	27609	Sterling (The Falls) Limited Partnership	Sterling Centrecorp Realty and Management Services	(704) 847-0225
27	Austin	TX	Travis	2900 West Anderson Lane	78757	Northwood Properties, Ltd.	Pyramid Properties, Inc.	(512) 472-1585
28	Greenville	SC	Greenville	101 Verdae Boulevard	29607	SCI Verdae Fund, LLC	The Shopping Center Group	(770) 955-2434
30	Overland Park	KS	Johnson	14401 Metcalf Avenue	66223	Lionsgate Marketplace LLC		(913) 491-8900
31	Tampa	FL	Hillsborough	3916 Britton Plaza	33611	Charles J. Bickimer, Trustee	Bruce Strumpf, Inc.	(727) 449-2020
32	Memphis	TN	Shelby	827 South White Station Road	38117	Eastgate Center, LLC	Belz Enterprises	(901) 260-7346
33	Pensacola	FL	Escambia	1660 Airport Boulevard	32504	VIF II Cordova Associates, LLC	GMH Capital Partners	(904) 636-0616
36	Greensboro	NC	Guilford	3729 Battleground Avenue	27410	SS Brassfield, LLC	CBL & Associates Management, Inc.	(336) 299-2800
37	Jacksonville	FL	Duval	11111-80 San Jose Boulevard	32223	Riverplace Shopping Center, LLC	Kimco Realty Corporation
38	Richmond	VA	Chesterfield	9746 Midlothian Turnpike	23235	Sauer Properties, Inc.	Commonwealth Commercial Partners, Inc.	(804) 346-4966
40	Metairie	LA	Jefferson Parish	2840 Veterans Memorial Boulevard	70002	Eagle Equity Ltd #3	Select Properties, Ltd Realty	(504) 833-0044
41	Huntsville	AL	Madison	975 Airport Road	35802	Huntsville Store Company, Inc.	Aronov Realty Company	(334) 277-1000
42	Cary	NC	Wake	240 Crossroads Boulevard	27518	Cary Crossroads (DE), LLC	Ronus Properties, LLC	(919) 233-8087

43	Charleston	SC	Charleston	975 Savannah Highway	29407	St. Andrews Shopping Center Corp. of Charleston	Kimco Realty Corp.	(704) 367-0313
44	Oklahoma City	OK	Oklahoma	4916 North May Avenue	73112	B.R. Mayfair Center, LLC	Price Edwards & Company	(405) 843-7474
45	Jacksonville Beach	FL	Duval	3818 South 3rd Street	32250	IRT Property Company	Equity One Realty & Management, Inc.	(305) 672-1234
46	Shreveport	LA	Caddo Parish	4801 Line Avenue	71106	Stoneridge Auto, LLC	Avant Properties, LLC	(318) 227-7622
47	Winston-Salem	NC	Forsyth	400 South Stratford Road	27103	Thruway Shopping Center LLC	Windham Management Co.	(301) 986-6000
48	Pineville	NC	Mecklenburg	10416 Centrum Parkway	28134	Pineville Centrum Limited Partnership	Kimco Realty Corporation	(516) 869-9000
49	Virginia Beach	VA	Princess Ann	4554 Virginia Beach Boulevard, Suite 680	23462	Pembroke Square Associates, GP	Jones Lang LaSalle Americas, Inc	(757) 490-3141
50	Lubbock	TX	Lubbock	7020 Quaker Avenue	79424	Hartford-Lubbock Limited Partnership		(860) 646-6555
51	Boca Raton	FL	Palm Beach	9831 Glades Road	33434	Shadowwood Square Ltd.	RMG Managers, LLC	(954) 874-2936
52	Palm Harbor	FL	Pinellas	33591 U.S. 19 North	34684	Highland Lakes Shopping Plaza, Ltd.	Colliers Arnold	(727) 442-7184
53	Augusta	GA	Richmond	2834 Washington Road	30909	Forum W.S., LLC	Forum Management	(404) 873-6900
55	McAllen	TX	Hidalgo	1812 South 16th Street	78503	TCP Main Place Partners, L.P.	TCP Realty Services, LLC	(713) 243-6800
56	Houston	TX	Harris	2640 Fondren Road	77063	Piney Point Shopping Center	RPI Management Company	(713) 662-7745
57	Fort Myers	FL	Lee	13300 South Cleveland Avenue	33907	DDRTC Cypress Trace LLC	Developers Diversified Realty Corporation	(941) 371-5301
58	Tampa	FL	Hillsborough	13210 North Dale Mabry Highway	33618	Regency Realty Corporation #58	Regency Realty Corp	(904) 598-7000
60	Kettering	OH	Montgomery	100 East Stroop Road	45429	Dayton Town & County, G.P.	Don Casto Organization	(614) 228-5331
62	Cincinnati	OH	Hamilton	2692 Madison Road	45208	CLP-SPF Rookwood Pavillion, LLC	Jeffrey R. Anderson Real Estate	(513) 241-5800
63	Nashville	TN	Davidson	92 White Bridge Road	37205	Centro GA Lion’s Head Village, LLC	ERT Australian Management, L.P. (subsidiary of New Plan)
65	Fort Worth	TX	Tarrant	6385 Camp Bowie Boulevard	76116	Centro NP Holdings 12 SPE, LLC	CA New Plan Management, Inc.	(713) 660-4300
66	Webster	TX	Harris	19801 Gulf Freeway	77598	Price/Baybrook Ltd.	Kimco Realty Corp	(516) 869-9000
67	Birmingham	AL	Shelby / Jefferson	5275 Hwy 280 South, Suite 119	35242	GS II Brook Highland, LLC	Developers Diversified Realty Corporation	(216) 755-5500
68	Amarillo	TX	Randall	3315 Bell Street	79106	Barbara and Ford Madison dba The Village on Bell		(806) 655-0050
70	Houston	TX	Harris	5319 A F.M. 1960 West	77069	WRI HR Venture Properties I LLC	Weingarten Realty Investors, Inc.	(800) 688-8865
71	Indianapolis	IN	Marion	1488 West 86th Street	46260	North Willow Commons Associates	The Broadbent Company	(317) 237-2900
72	Arlington	TX	Tarrant	452 Lincoln Square	76011	Lincoln Square Dunhill LP	Lincoln Square Ltd.	(817) 461-7953
73	Marietta	GA	Cobb	1309 Johnson Ferry Road	30068	Merchants Walk (E & A), LLC.	Edens & Avant Properties	(770) 569-5509
74	Cincinnati	OH	Hamilton	11315 Montgomery Road	45249	Centro NP Holdings 3 SPE, LLC	New Plan Excel Realty Trust, Inc.	(713) 660-4300
75	Raleigh	NC	Wake	7444 Creedmoor Road	27613	WRI/Raleigh LP	Weingarten Realty Management Company	(713) 866-6000
76	Sarasota	FL	Sarasota	6535 South Tamiami Trail	34231	Inland American Sarasota Tamiami, LLC	Inland American Retail Management, LLC	(770) 980-8178
78	Dallas	TX	Dallas	14902 Preston Road	75254	Prestonwood Market Square II, Ltd.	Henry S. Miller Devmt Group	(972) 386-1419
79	Austin	TX	Travis	3201 Bee Caves Road, Suite 140	78746	Randall’s Food and Drugs, Inc.	Property Development Associates	(713) 268-3650
80	Scottsdale	AZ	Maricopa	8662 East Shea Boulevard	85260	Regency Centers, L.P.	Regency Centers, L.P.	(904) 598-7000
81	Columbus	GA	Muscogee	1625 Bradley Park Drive, Suite 1	31904	Bradley Park Square Ltd.	Aronov Realty Mgmt, Inc.	(334) 277-1000
82	Tyler	TX	Smith	2125 South Broadway	75701	Weingarten Realty Investors	Weingarten Realty Investors	(800) 688-8865
84	Houston	TX	Harris	290 Meyerland Plaza	77096	Myerland Plaza (DE), LLC	Ronus Properties, LLC	(713) 664-1166
85	Tucson	AZ	Pima	4881 North Stone Avenue	85704	Centro NP Holdings 1 SPE, LLC	New Plan Excel Realty Trust	(212) 869-3000

87	Terre Haute	IN	Vigo	#43 Meadows Shopping Center	47803	Terre Haute Realty Corporation	Ragle & Company	(812) 234-8899
89	Hattiesburg	MS	Forrest	5912 U.S. Highway 49	39401	Equity Alliance of Hattiesburg, LLC	Grand Sakwa Management, LLC	(248) 855-5500
90	Lafayette	LA	Lafayette Parish	5700 Johnston Street	70503	Kimco Acadiana 670, L.L.C.	Kimco Realty Corporation	(516) 869-7277
91	Plano	TX	Collin	1701 Preston, Suite A	75093	Preston Shepard Retail LP	Weingarten Realty Investors
92	Dunwoody	GA	Fulton	1155 Mount Vernon Highway	30338	DDR Perimeter Pointe LLC	Developers Diversified Realty Corporation	(216) 755-5500
93	Gilbert	AZ	Maricopa	891 North Val Vista Drive, Suite 102	85234	Patterson Farms, Inc.	Patterson Properties, Inc.	(480) 838-8777
94	Roanoke	VA	Roanoke	4230 Electric Road	24018	Roanoke Tanglewood, LLC	Urban Retail Properties, Co.	(540) 989-4685
96	Asheville	NC	Buncombe	848 Merrimon Avenue	28804	Sky King, Inc.	Sky King, Inc.	(828) 669-2941
97	Matthews	NC	Mecklenburg	1813 Matthews Township Pkwy.	28105	Matthews Festival Shopping Center, Inc.	CB Richard Ellis	(704) 553-7567
98	Kingwood	TX	Harris	1153 Kingwood Drive	77339	VIF Kingwood S/C Partners, L.P.	Henry S. Miller Multi Management, Inc.	(713) 626-2828
100	Savannah	GA	Chatham	7804 Abercorn Street #55	31406	Oglethorpe Mall, L.L.C.	General Growth Properties, Inc.	(912) 354-7038
102	Peachtree City	GA	Fayette	180 Peachtree East Shopping Ctr.	30269	Peachtree East Shopping Center	Retail Planning Corporation	(770) 956-8383
103	Fayetteville	NC	Cumberland	2800 Raeford Road	28303	Highland Centre	Highland Centre	(910) 484-3011
104	Centennial	CO	Arapahoe	8181 South Quebec Street	80112	Quebec Village JG, Limited	J.G. Management Co., Inc.	(818) 707-9494
105	Fort Wayne	IN	Allen	6325 West Jefferson Boulevard	46804	Village at Time Corners, LP	The Broadbent Company	(317) 237-2900
107	Biloxi	MS	Harrison	2363 Pass Road	39531	Selcast SA, Inc.
108	Lakeland	FL	Polk	3615 South Florida Avenue	33803	Kimco Lakeland 123, Inc.	Kimco Realty Corporation	(516) 869-9000
112	Irving	TX	Dallas	7640 North MacArthur Boulevard	75063	Inland Western Irving Limited Partnership	Inland Southwest Management LLC	(630) 218-8000
113	Colorado Springs	CO	El Paso	7710 North Academy Boulevard	80920	Chapel Hills-West LLC	Summit Commercial Group	(719) 520-1000
116	Allentown	PA	Lehigh	3300 Lehigh Street	18103	PR Financing Limited Partnership	PREIT Services, LLC	(215) 875-0700
117	Stafford	TX	Fort Bend	12656 Fountain Lake Circle	77477	Fountains Dunhill, LLC	Dunhill Property Management	(214) 373-7500
118	North Little Rock	AR	Pulaski	2727 Lakewood Village Drive	72116	Conservative Development Co.	Ashley Company	(501) 758-7745
119	Orlando	FL	Orange	2530 East Colonial Drive	32803	Weingarten Nostat, Inc.	Weingarten Realty Management Company	(800) 688-8865
120	Chesapeake	VA	Chesapeake	1228 Greenbrier Parkway	23320	CP Venture Two LLC	Cousins Properties, Inc.	(404) 407-1000
121	Glendale	AZ	Maricopa	5960 West Bell Road	85308	PDSI, Inc.	Gateway Property Management	(215) 540-8125
122	Beaumont	TX	Jefferson	4436 North Dowlen Road	77706	Wu Family Trust	Wu Property Management, Inc.	(626) 836-6925
123	Dallas	TX	Dallas	6465 East Mockingbird Lane, Suite 322	75214	TRP Hillside, LLC	Twinrose Investments	(214) 989-4152
124	Katy	TX	Harris	1747 Fry Road	77449	Galileo Apollo I TX LP	ERT Australian Management, L.P. (subsidiary of New Plan)
125	Naples	FL	Collier	8811 North Tamiami Trail	34108	Musca Properties, LLC	Musca Properties, LLC	(216) 642-9500
126	Midland	TX	Midland	4706 North Midkiff Road, #1	79705	Pilchers North Park Limited Partnership	The Pilchers Group	(214) 520-2800
127	Johnson City	TN	Washington	3211 People Street, Bldg. H	37604	Johnson City Crossing (Delaware), LLC	Ronus Properties, LLC	(919) 233-8087
130	Columbus	OH	Franklin	3628 West Dublin-Granville Road	43235	Sun Center, Ltd.	DDR Continental LP	(216) 755-5500
132	San Antonio	TX	Bexar	18134 San Pedro	78232	Northwoods Center, Inc.	Barshop & Oles Company	(512) 477-1212
134	Toledo	OH	Lucas	3315 W.Central Avenue, Suite A3-10	43606	Westgate Village Retail, LLC	Westgage Village Shopping Ctr.	(312) 341-9000
135	Evansville	IN	Vanderburgh	880 South Green River Road	47715	Gateway Arthur, Inc.	Emmes Realty Services LLC	(212) 293-3593
136	Brookfield	WI	Waukesha	16950 West Bluemound Road	53005	Metropolitan Life Insurance Company	Urban Retail Properties Co.	(262) 938-0911

137	Athens	GA	Clarke	196 Alps Road, Suite 34	30606	OZ CLP Beechwood LLC	Select Strategies Brokerage	(205) 873-3445
139	Gainesville	FL	Alachua	6111A N.W. 8th Avenue	32605	The Coalition Partnership	The Coalition Partnership	(904) 354-9000
140	Rockwall	TX	Rockwall	2855 Ridge Road	75032	Steger Towne Crossing, L.P.	Trinity Interests	(972) 503-9444
141	Marietta	GA	Cobb	50 Barrett Parkway, Suite 100	30066	DDR Prado LLC	Developers Diversified Realty Corporation	(216) 755-5500
143	Henderson	NV	Clark	500 North Stephanie Street	89014	Galileo Galleria, LLC	ERT Australian Management, L.P. (subsidiary of New Plan)	(212) 869-3000
146	Kansas City	MO	Platte	8331 N.W. Roanridge Road	64151	Cole MT Kansas City MO, LLC	Cole Companies	(602) 778-8728
148	Reno	NV	Washoe	5069 South McCarran Boulevard	89502	Meyer Properties, L.P.	Meyer Properties	(800) 675-8181
149	Cordova	TN	Shelby	1635 Germantown Parkway	38016	WRI HR Venture Properties I LLC	Weingarten Realty Management Company	(800) 688-8865
153	Coral Springs	FL	Broward	9150 Wiles Road	33067	Coral Springs Joint Venture, G.P.	Simon DeBartalo/Mgmt Assoc.	(317) 263-2313
154	Poway	CA	San Diego	13644 Poway Road	92064	Poway City S.C., L.P.	Kimco Realty Corporation	(516) 869-9000
155	Williamsville	NY	Erie	7992 Transit Road	14221	DDR MDT Williamsville Premier Place LLC	Developers Diversified Realty Corporation	(216) 755-5500
158	Seminole	FL	Pinellas	11201 Park Boulevard, #73	33772	Downtown Seminole, LLC	RMC Property Group	(813) 960-8154
160	Pompano Beach	FL	Broward	1115 South Federal Highway	33062	SVP Real Estate Partners No.1, LP	Terranova Corporation	(305) 695-8700
161	Laredo	TX	Webb	4601 San Dario Street	78041	H.E. Butt Property Co. No. One	H.E. Butt Grocery Company	(210) 938-8290
167	Cornelius	NC	Mecklenburg	20601 Torrence Chapel Road	28031	DDR Southeast Southlake, LLC	DDR Mid- Atlantic Management LLC	(216) 755-6455
173	Mission Viejo	CA	Orange	25282 Marguerite Parkway	92692	The Lueck Family Partnership	Robert B. Lueck	510.834.4350 ext 106
174	Snellville	GA	Gwinnett	1670 Scenic Highway North	30078	DDR Southeast Snellville, L.L.C.	DDR Southern Management Corp.	(216) 755-6455
175	Columbia	SC	Richland	4840 Forest Drive	29206	Trenholm Plaza (E&A), LLC	Edens & Avant Comm Real Estate	(803) 779-4420
177	Austin	TX	Travis	13729 Research Boulevard	78750	Federal Wholesale Toy Co, Limited Partnership	Endura Advisory Group	(512) 448-4811
180	Orlando	FL	Orange	7506 Dr. Phillips Boulevard	32819	WRI-TC Marketplace at Dr. Phillips, LLC	Weingarten Realty Investors
181	Edmond	OK	Oklahoma	308 South Bryant Avenue	73034	SCI Bryant Square Fund, LLC	Price Edwards & Company	(405) 843-7474
182	Wheaton	IL	DuPage	191 Rice Lake Square	60187	Danada Centers LLC	Mid-America Asset Management, Inc.	(630) 954-7300
183	Farragut	TN	Knox	11437 Kingston Pike	37922	White Realty & Service Corp.	White Realty & Service Corp.	(865) 588-2244
184	Virginia Beach	VA	Virginia Beach	748 Hilltop North	23451	SuSu Developers	S.L. Nusbaum Realty Co.	(800) 208-8611
185	Venice	FL	Sarasota	1560 U.S. 41 Bypass	34293	Selig Enterprises, Inc.	Selig Enterprises, Inc.	(404) 876-5511
186	Westlake	OH	Cuyahoga	25001 Center Ridge Road	44145	Westlake Home Improvement Associates, Ltd	Westlake Home Improv. Assoc.	(800) 473-7253
187	Las Vegas	NV	Clark	8125 West Sahara Avenue	89117	El Cerrito Plaza Company, LLC	Dolmar, Inc	(310) 278-2036
188	Myrtle Beach	SC	Horry	7621 North Kings Highway	29572	Northwood Plaza, LLC	Rivercrest Realty Associates	(919) 846-4046
190	Florence	SC	Florence	1945 West Palmetto Street, Suite 390	29501	Florence Mall (E&A), LLC	Edens & Avant	(803) 779-4420
192	Mandeville	LA	St. Tammany Parish	3450 Highway 190, Suite 2	70470	Premier Centre, LLC	Stirling Properties	(504) 898-2022
193	Houston	TX	Harris	6148 Highway 6 North	77084	BRE Retail Residual Owner 1, LLC	New Plan Excel Realty Trust	(212) 869-3000
194	St. Petersburg	FL	Pinellas	218 37th Avenue North	33704	Publix Super Markets, Inc.	Publix	(863) 688-1188
198	Rancho Cucamonga	CA	San Bernardino	10930 Foothill Boulevard	91730	The J. Coleman Travis Trust	Glacier Peak Management Services, Inc.	(858) 578-3220
199	Stevenson Ranch	CA	Los Angeles	24955 Pico Canyon Road	91381	H.E. Danielli II, LLC	DSB Properties, Inc.	(805) 374-1700
201	Chattanooga	TN	Hamilton	2020 Gunbarrel Road, Suite 174	37421	Hamilton Village (Delaware), LLC	Ronus Properties, LLC	(678) 553-4000
202	High Point	NC	Guilford	1589 Skeet Club Road, Suite 105	27265	CBL-Oak Hollow Square, LLC	CBL & Associates Management, Inc.

203	Spartanburg	SC	Spartanburg	1925 East Main Street	29307	ERP Hillcrest, LLC	New Plan Excel Realty Trust, Inc.
204	Plantation	FL	Broward	8319 West Sunrise Boulevard	33322	Plantation Realty Associates, LLC	American Commercial Realty	(561) 775-1300
205	Macon	GA	Bibb	4357 Forsyth Road, Suite 120	31210	Fund Rivoli Center, LLC	Bell Partners	(336) 232-1928
206	Arlington	TX	Tarrant	5906 South Cooper Street	76017	Rip Griffin Truck Service Center, L.P.	Henry S. Miller Multi Management, Inc.	(817) 656-5254
207	Tuscaloosa	AL	Tuscaloosa	2600 McFarland Boulevard E., Suite S	35405	DDRTC McFarland Plaza LLC	Developers Diversified Realty Corporation	(256) 859-6122
208	Tulsa	OK	Tulsa	7827 East 91st Street	74133	Goldberg/Goldberg Partnership, LP	Goldberg/Goldberg Partnership, LP	(913) 385-9996
210	Fullerton	CA	Orange	1936 North Placentia Avenue	92831	American Stores Company, LLC	SUPERVALU
212	Hilton Head Island	SC	Beaufort	430 William Hilton Prkwy., Suite 101	29926	Pineland Associates, LLC	Perrine & Wheeler Real Estate Company	(757) 627-9088
213	Hickory	NC	Catawba	2990 North Center Street	28601	Triangle Properties Assoc. LLC	Southern Real Estate	(704) 375-1000
214	Fresno	CA	Fresno	3070 West Shaw Avenue	93711	AMI Winepress, Ltd.	AMI Winepress, Ltd.	(559) 224-8100
215	Destin	FL	Okaloosa	4437 Commons Drive East	32541	WR Paradise key, LLC	Weingarten Realty Investors	(713) 866-6000
217	College Station	TX	Brazos	2408 B Texas Avenue South	77840	FSC Parkway, LLC	Cencor Realty Services	(713) 781-7111
219	Orland Park	IL	Cook	204 Orland Park Place	60462	Inland Orland Park Place, L.L.C.	Inland Commercial Property Management, Inc.	877.206.5656 (toll free)
220	Temecula	CA	Riverside	31781 U.S. Highway 79 South	92592	Galileo Vail Ranch, LP	ERT Australian Management, L.P. (subsidiary of New Plan)	(713) 660-4300
221	Lexington	SC	Lexington	934 North Lake Drive	29072	Lexington Towne Center (E&A), LLC	Edens & Avant	(803) 779-4420
222	Shenandoah	TX	Montgomery	19075 Interstate Highway 45 South	77385	OZ/CLP Portofino, LP	Select Strategies Brokerage	(936) 321-0934
223	Daytona Beach	FL	Volusia	2500 W. Int’l Speedway Boulevard, #700	32114	International Speedway Square, LTD	Kite Realty Group	(317) 577-5600
224	St. Charles	IL	Kane	3619 East Main Street	60174	Covington Main Street Commons Acquisitions, LLC	Covington Property Management, LLC	(312) 879-7535
226	Greenville	NC	Pitt	115 Red Banks Road	27858	Sterling Rental Company, LLC	Jon Day & Associates, Inc.	(252) 756-1119
229	Palm Springs	CA	Riverside	1555 South Palm Canyon Dr., Suite F	92264	John Wessman d/b/a Wessman Development Company	Spinello Property Management, Inc.
230	Stuart	FL	Martin	2508 S.E. Federal Highway	34994	SPC Regency, LLC		(772) 288-0700
232	Kenner	LA	Jefferson Parish	393 West Esplanade Avenue	70065	Folmar Kenner, LLC	Folmar & Associates, LLP	(334) 343-3777
233	Frisco	TX	Collin	3333 Preston Road, Suite 1500	75034	BPR Shopping Center, L.P.	New Plan Excel Realty Trust, Inc.	(972) 668-2986
234	Salt Lake City	UT	Salt Lake	1400 Foothill Drive, #130	84108	JTJG Foothill Village, L.C.	Johansen-Thackeray Commercial Real Estate Services	(801) 487-6670
236	Franklin	TN	Williamson	1010 Murfreesboro Road, Suite #194	37064	Transamerica Life Insurance Company	Colliers Turley Martin Tucker	(615) 238-3671
237	El Paso	TX	El Paso	7401 Mesa Street	79912	Kadosh Investments, Inc.	Kim Martin Company, Inc.	(817) 336-1880
238	Collierville	TN	Shelby	3655 Houston Levee Road	38017	Cole MT Collierville TN, LLC	Cole Companies	(602) 778-8700
239	Murrells Inlet	SC	Horry	10125 Highway 17 Bypass, Box #16A	29576	Murrells Retail Associates, LLC	Urban Retail Properties, LLC
240	Melbourne	FL	Brevard	4100 North Wickham Road, Suite #132	32935	Post and Wickham Corporation	Commercial Real Estate	(954) 761-8330
243	Cooper City	FL	Broward	5800 S. Flamingo Road	33330	IRT Property Company	Equity One Realty & Management, Inc.	(305) 672-1234
245	Chino Hills	CA	San Bernardino	13031 Peyton Drive	91709	CRCH, LLC	Realtyland	(213) 252-0073
246	Huntington Beach	CA	Orange	19041 Beach Boulevard	92648	SunBrewer Partners, L.P.	West Coast Management	(858) 538-7500
247	Wilmington	NC	New Hanover	3501 Oleander Drive, Building 1	28403	The Oleander Company, Inc.	The Oleander Company, Inc.	(910) 392-3300

248	La Verne	CA	Los Angeles	1375 Foothill Boulevard	91750	La Verne CP Acq, La Verne Duke Street LLC & La Verne Oxon Hill LLC, as tenants in common	Combined Properties, Inc.	(310) 205-9616
249	Huntsville	AL	Madison	6275 University Dr., NW, Suite 17	35806	DDRTC Westside Centre LLC	Developers Diversified Realty Corporation	(256) 859-6122
250	Portage	MI	Kalamazoo	581 Romence Road	49024	Romence Village, LLC	Forest City Commercial Management, Inc.	(216) 621-6060
251	Yorba Linda	CA	Orange	20535 Yorba Linda Boulevard	92886	The Vons Companies, Inc.	Property Development Associates	(626) 821-6100
252	Ballwin	MO	Saint Louis	14820 Manchester Road	63011	Olde Towne Plaza, LLC	The Bedrin Organization	(201) 612-8800
253	Daphne	AL	Baldwin	6850 Highway 90, Suite 14	36526	AIG Baker Daphne, L.L.C.	AIG Baker Shopping Center Properties, LLC	(205) 969-1000
255	Midlothian	VA	Chesterfield	4740 Commonwealth Center Pkwy.	23112	DDRTC Commonwealth II, LLC	Developers Diversified Realty Corporation	(410) 535-5490
261	San Antonio	TX	Bexar	12651 Vance Jackson Road, #125	78230	WRI Fiesta Trails, LP	Weingarten Realty Management	(800) 688-8865
262	Bonita Springs	FL	Lee	25191 Chamber of Commerce Drive	34135	Prado Acquisition LLC	Wharton Realty Group, Inc.	(732) 935-0111
265	Leesburg	VA	Loudoun	1021 Edwards Ferry Road NE	20176	CH Realty III/Battlefield, LLC	Kimco Realty Corporation	(410) 684-2000
266	Mount Pleasant	SC	Charleston	600 Long Point Road	29464	Belle-Hall Shopping Center II, LLC	AAC Real Estate Services, Inc.	(704) 295-4000
267	Tampa Palms	FL	Hillsborough	16061 Tampa Palms Boulevard, W.	33647	PERA City Plaza Tampa, Inc.	Colliers International	(727) 442-7184
268	Ocala	FL	Marion	2800 SW 24th Avenue, Suite 200	34474	Boyd Market Center, Inc.	Ocala Properties, Inc	(352) 861-2248
269	Orchard Park	NY	Erie	3207 Southwestern Boulevard	14127	DDR Orchard Park LLC	Developers Diversified Realty Corporation	(216) 755-5500
270	Riverside	CA	Riverside	335 East Alessandro Boulevard	92508	Mission Grove Plaza, LP	Mission Grove Plaza	(310) 553-1776
271	Columbus	OH	Franklin	4870 Morse Road	43230	Highland Properties, Inc.	Don M. Casto Organization	(614) 228-5331
272	Jackson	TN	Madison	175 Stonebrook Place	38305	Broadmoor Investment Corp.	Lurie & Associates, LLC	(901) 794-6022
273	Granada Hills	CA	Los Angeles	10801 Zelzah Avenue	91344	FW CA-Granada Village, LLC	Regency Realty Group, Inc.
274	Irvine	CA	Orange	4730 Barranca Parkway	92604	The Irvine Company	The Irvine Company	(949) 720-3100
275	Greenwood	IN	Johnson	1011 North State Road 135	46142	R.P. Wurster, LP	Maquina Realty Corporation	(317) 579-9700
276	Fort Worth	TX	Tarrant	5026 South Hulen Street	76132	Rancho Hulen Ridge, L.P.	Pacific Commercial Management, Inc.	(858) 450-6886
277	Hoover	AL	Jefferson	2792 John Hawkins Parkway	35244	Colonial Realty Limited Partnership	Colonial Properties Trust	(205) 871-0406
278	Williamsburg	VA	James City	161 Monticello Avenue	23185	Williamsburg Improvements, LLC	DLC Management Corporation	(914) 631-3131
279	Richmond	VA	Henrico	3544 Pump Road	23233	Sauer Properties, Inc.	Commonwealth Commercial Partners, Inc.	(804) 346-4966
280	Albany	GA	Dougherty	2709 Dawson Road	31707	EIG Albany Square, LLC	Equity Investment Group	(260) 426-4704
281	Valrico	FL	Hillsborough	3456 Lithia-Pinecrest Road	33596	KRG Lithia, LLC	Kite Realty Group	(317) 577-5600
283	Charlotte	NC	Mecklenburg	5341 Ballantyne Commons Pkwy., #200	28277	Promenade Shopping Center, LLC	Childress Klein Properties	(704) 342-9000
284	Clearwater	FL	Pinellas	2522 North McMullen Booth Road	33761	NWP Clearwater Holdings LLC	The Sembler Company	(727) 384-6000
286	Palm Beach Gardens	FL	Palm Beach	11700 U.S. Highway 1	33408	Oakbrook Square Shopping Center Corporation	Equity One Realty & Management, Inc.	(561) 625-4655
288	Jacksonville	FL	Duval	10915 Baymeadows Road, #26	32256	KSP1 Point Meadows, LLC	KSP1 Point Meadows, LLC	(954) 354-8282
289	Vero Beach	FL	Indian River	1225 U.S. Highway 1, Suite 2	32960	Vero Mall LLC	Paul Hanna Management, Inc.	toll free 888.478.7701 also 561-655-5337
290	Chapel Hill	NC	Orange	1800 E. Franklin Street, Suite 13	27514	Federal Realty Investment Trust	Federal Realty Investment Trust	(301) 998-8100
291	Cherry Hill	NJ	Camden	1600 Kings Highway North, Suite 20	08034	Federal Realty Investment Trust	Federal Realty Investment Trust	(301) 998-8100
293	Downingtown	PA	Chester	60 Quarry Road	19335	Brandywine Square, LLC		(610) 873-5585

294	La Quinta	CA	Riverside	78-945 Highway 111	92253	SM La Quinta, LLC		(760) 775-7967
295	Flowood	MS	Rankin	150 Promenade Boulevard	39232	ARC Dogwood Promenade, LLC	Aronov Realty Management, Inc.	(334) 277-1000
296	Jenkintown	PA	Montgomery	913 Old York Road	19046	Genuardi’s Family Markets, LP (subsidiary of Safeway, Inc)
297	Carmel	IN	Hamilton	2520 East 146th Street	46033	Westfield One, LLC
298	Casselberry	FL	Seminole	1455 Semoran Boulevard, Suite 251	32707	Inland Southeast Casselberry, L.L.C.	Developers Diversified Realty Corporation	(407) 971-1820
299	Ocean	NJ	Monmouth	1100 Highway 35	07712	Sunset Arcadia Center, Inc.	Stavola Realty Company	(732) 542-2328
301	Boynton Beach	FL	Palm Beach	334 North Congress Avenue	33426	Oakwood Square (E&A), LLC	Edens & Avant	(407) 261-9111
302	Kildeer	IL	Lake	20771 North Rand Road	60047	Centro/IA Quentin Collection, LLC	Centro Prop	(630) 736-7200
303	Montgomery	AL	Montgomery	7860 Vaughn Road	36116	Cornerstone, L.L.C.	Aronov Realty Management, Inc.	(334) 277-1000
304	Chandler	AZ	Maricopa	2835 South Alma School Road	85286	Vestar California XXII, L.L.C.	Vestar Property Management	(602) 993-1626
307	Deerfield	IL	Lake	35 North Waukegan Road	60015	Office Depot (sublessor)	Office Depot
309	Jacksonville	FL	Duval	13475 Atlantic Blvd	32225	Harbour Village Holdings, L.L.C.	Global Realty & Management FL, Inc	(904) 716-9300
310	Royal Palm Beach	FL	Palm Beach	11061 Southern Boulevard	33411	The Centre On Southern LLLP	Merin Hunter Codman, Inc.	(561) 791-1637
311	Rocklin	CA	Placer	6676 Lonetree Boulevard	95765	Rocklin Retail, LLC	Kennedy Wilson	(916) 927-1000
312	Southern Pines	NC	Moore	10564 U.S. Highway 15-501	28387	SAM Southern Pines LLC	Developers Diversified Realty Corporation	(919) 383-8000
313	Bluffton	SC	Beaufort	71 Towne Drive	29910	Equity One (Southeast Portfolio), Inc.	Equity One Realty & Management SE, Inc.	(770) 955-4406
314	McKinney	TX	Collin	3150 South Hardin Boulevard	75070	Fairway Capital Partners, Ltd.	Crestview Real Estate, LLC	(214) 343-4477
315	Round Rock	TX	Travis	3021 South IH 35, Suite 240	78664	Round Rock Crossings East LP	Cencor Realty Services	(512) 482-8383
316	Pittsburgh	PA	Allegheny	8050 McKnight Road, Suite 1-B	15237	First City North Associates	The First City Company	(412) 391-9260
317	Cumming	GA	Forsyth	SWC HWY 400 & HWY 20, suite 530B	30040	OTR	Ben Carter Properties, LLC	(404) 869-2800
318	La Mirada	CA	Los Angeles	15745 E. Imperial Highway	90638	Soraya LLC
320	Morrisville	NC	Wake	9525 Chapel Hill Road	27560	Cary Park Place LLC	Kimco Realty Corporation	(919) 791-3650
321	Concord	NC	Cabarrus	6130 Bayfield Parkway	28027	Afton Ridge Joint Venture, LLC	Childress Klein Properties	(704) 342-9000
322	Beachwood	OH	Cuyahoga	23949 Chagrin Boulevard	44122	Pavilion Properties, LLC		(216) 464-9900
323	Saint Louis	MO	St. Louis	9610 Manchester Road	63119	Market at McKnight I, LLC	Novus Companies	(314) 968-0842
324	Murfreesboro	TN	Rutherford	552 North Thompson Lane	37129	Rama De Roble, LLc	Parkes Development Group, LLC	(615) 595-2450
325	Chantilly	VA	Fairfax	13621 Lee Jackson Memorial Highway	20151- 3502	Chantilly Plaza LLC	Combined Properties, Inc.	(202) 293-4500
326	Franklin Park	NJ	Franklin	3391 State Route 27	08823	The Stop & Shop Supermarket Company	Fameco Management Services	(781) 440-8356
327	Keller	TX	Tarrant	1610 Keller Parkway	76248	Tabani Keller II, LLC	Tabani Group	(972) 417-5835
328	Las Vegas	NV	Clark	6435 North Decatur Boulevard	89131	Shadow Mountain Marketplace, LLC	Wynmark Company	(805) 967-6040
329	Solon	OH	Cuyahoga	33321 Aurora Road	44139	Solon Square LLC	MIDAMCO	(216) 771-4440
330	Rochester	NY	Monroe	3349 Monroe Avenue Space 42	14618	Pittsford Plaza Company, LLC	Wilmorite Management Group, LLC	(585) 424-6220
332	Tequesta	FL	Palm Beach	105 N. U.S. Highway 1	33469	DDR Southeast Tequesta, L.L.C.	Developers Diversified Realty Corporation	(954) 845-7160
333	Holmdel	NJ	Monmouth	Route 35 & Unions Avenue	07733	Holmdel GT LP & GBR Holmdel Plaza LLC	National Realty & Development Corp.	(914) 694-4444
334	Noblesville	IN	Hamilton	13920 Hoard Drive	46060	Hamilton Town Center, LLC	Simon Property Group	(317) 849-9994
335	Westborough	MA	Wooster	1500 Union Street	01581	Westborough CC, LLC
336	Queen Creek	AZ	Maricopa	21198 South Ellsworth Loop Road	85242	Vestar QCM, L.L.C.	Vestar Property Management

337	Port St. Lucie	FL	St. Lucie	NEC of St. Lucie West Blvd & Peacock Blvd	34986	Benderson Properties, Inc. & Donald Robinson		(941) 360-7283
338	Hendersonville	TN	Sumner	1018 Andrews Run	37075	Vastland Development Partnership	Vastland	(615) 349-0553
339	Houston	TX	Harris	21115 Tomball Parkway	77070	Lakewood Houston, LLC	Pacif Star Capital
340	Scottsdale	AZ	Maricopa	16227 North Scottsdale Road	85254	Excel Promenade, LLC	Pacifica Retail Management, LLC	(480) 385-2820
341	Alpharetta	GA	Fulton	6290 North Point Parkway	30022	CP Venture Two LLC	Cousins Properties, Inc.	(404) 407-1000
342	Corpus Christi	TX	Nueces	5425 South Padre Island Drive, Suite 136	78411	Weingarten Realty Investors
343	Hurst	TX	Tarrant	500 Grapevine Highway	76054	Mayfair Station LLC
344	Lenexa	KS	Johnson	9656 Quivira Road	66215	Orchard Center Company, LLC	Block & Company	(816) 753-6000
345	Madison	MS	Madison	125 South Congress Street, suite 1800	39201	Madison Grandview Forum, LLC	Mattiace Properties, Inc.	(601) 352-1818
346	Sarasota	FL	Sarasota	125 North Cattlemen Road	34243	SIPOC Associates TIC	Benderson Development Company	(941) 359-8303
347	Tempe	AZ	Maricopa	1800 E Rio Salado Parkway, Suite 140	85281	Vestar Tm-OPCO, LLC	Tempe Marketplace	(480) 966-9338
348	Jacksonville	FL	Duval	1648 University Blvd West	32217	OZ/CLP Lakewood, LLC	Select Strategies	(321) 558-3860
349	Monroe	LA	Ouachita Parish	4700 Millhaven Road, Ste. 1252	71203	Pecanland Mall, LLC	General Growth Properties, Inc.	(318) 322-4635
350	Folsom	CA	Sacramento	2725 East Bidwell Street	95630	Folsom Broadstone, Inc.	CB Richard Ellis	(916) 781-4808
701	Rolling Hills Estates	CA	Los Angeles	51 B Peninsula Center	90274	Principal Life Insurance Company	CB Richard Ellis	(310) 541-2242
703	Hendersonville	NC	Henderson	213 Greenville Highway	28792	Capitol Funds, Inc.	Faison	(704) 487-8547
704	Fernandina Beach	FL	Nassau	814 Sadler Road	32034	T.J. of Nassau, Inc.	Lasserre Real Estate	(904) 261-4066
354	Denver	CO
351	Flower Mound	TX	Denton	6101 Long Prairie Road, Suite 500	75028	SFERS Real Estate Corp. MM	UCR Realty	(469) 232-3481
352	Columbia	SC	Lexington	1120 Bower Parkway	29212	DDRTC Columbiana Station II LLC	DDR	(843) 767-6765
353	Hattiesburg	MS	Lamar	1000 Turtle Creek Drive	39402	Turtle Creek Limited Partnership	CBL & Associates Management, Inc.
901	Jacksonville	FL	Duval	8500 Baycenter Road	32256	Eastgroup Jacksonville, Inc.	Eastgroup Property Services, Inc.	(904) 363-9996
990	Jacksonville	FL	Duval	1200 Riverplace Boulevard	32207	Parkway Properties LP	Hallmark Partners	(407) 843-6215
The following stores are closed but still have an active lease.
131	Lewisville	TX	Denton	1565 West Main Street, Suite 450	75067	GP Shopping, LLC	Lamar Companies	(719) 522-1156
159	Albuquerque	NM	Bernalillo	3731 B Ellison Drive	87114	Cottonwood Corners Partners, LP	The Woodmont Company	(817) 732-4000
189	Westminster	CO	Adams	4830 West 120th Avenue	80020	1545 No. Bronson Co., dba Sheridan Crossing	Westwood Financial Corp.	(480) 314-3300
197	El Paso	TX	El Paso	11240 Montwood, Space D	79936	F-Star Development, Inc.	Five Star Development	(915) 860-4500
235	Layton	UT	Davis	495 West 1425 North	84041	Layton Hills Mall CMBS, LLC	CBL & Associates Management, Inc.	(801) 546-3741
259	Littleton	CO	Denver	8601 W. Cross Dr., Suite L	80123	Southwest Commons 05 A, LLC, Southwest Commons 05 B, LLC, Southwest Commons 05 C, LLC, Southwest Commons 05 D, LLC, Southwest Commons 05 E, LLC, Southwest Commons 05 F, LLC, and Southwest Commons 05 G, LLC	ACF Property Management, Inc	(818) 505-6777
282	Centerville	OH	Montgomery	985 South Main Street	45458	Huber Management Corporation	Huber Management Corporation	(937) 291-2791
702	Pasadena	CA	Los Angeles	345 South Lake Avenue #112	91101	Shops At Lake LLC	Vornado Realty Trust	(201) 587-1000

Schedule 5.09

ENVIRONMENTAL MATTERS

None.

Schedule 5.10

INSURANCE

Coverage	Carrier
Property (includes business interruption, windstorm, flood and earthquake)	American Guarantee and Liability Ins. Co.
Ocean Cargo	Federal Insurance Company
Directors & Officers - $10mm	Travelers Casualty & Surety Co. of America
- $10mm excess of $10mm	Axis Insurance Company
- $10mm excess of $20mm	Continental Casualty Company
- $10mm excess of $30mm (Broad Form Side A)	Federal Insurance Company
Fiduciary Liability & Crime	Travelers Casualty & Surety Co. of America
Special Crime	National Union Fire of PA
Workers’ Compensation	Travelers Property Casualty/Travelers Indemnity Company
General Liability	Travelers Property Casualty Company of America
Automobile	Travelers Property Casualty Company of America
Foreign Liability	Vigilant Insurance Co.
Umbrella - $25mm	Continental Casualty Company
- $25mm excess of $25mm	St. Paul Fire & Marine
- $25mm excess of $50mm	National Surety Corporation
- $25mm excess of $75mm	Great American Ins. Co.
Employment Practices Liability	Continental Casualty Company

Schedule 5.13

SUBSIDIARIES; OTHER EQUITY INVESTMENTS

(a)

		Jurisdiction of	Authorized	Ownership
Loan Party	Subsidiary	Incorporation	Equity Interests	Percentage

Stein Mart, Inc.	Stein Mart Buying Corp.	Florida	1,000 shares	Stein Mart, Inc. – 100%
	Stein Mart Holding Corp.	Florida	1,000 shares	Stein Mart, Inc. – 100%

(b)

See part (a) above.

(c)

Loan Party	Ownership

Stein Mart, Inc.*	Jay Stein – 35.5% Others – 64.5%

Stein Mart Buying Corp.	Stein Mart, Inc. – 100%

Stein Mart Holding Corp.	Stein Mart, Inc. – 100%

*	- as of 4/1/11 (beneficial ownership date for most recent annual meeting of shareholders)

Schedule 5.17

INTELLECTUAL PROPERTY MATTERS

None.

Schedule 5.18

LABOR MATTERS

Employment Agreements relating to four executive officers plus one senior General Merchandise Manager

Short-Term Incentive Plan

Long-Term Incentive Plan

Stein Mart, Inc. 2001 Omnibus Plan as amended and restated effective June 14, 2011

Deferred Compensation Plan

Split-Dollar Life Insurance Plan

Employee Stock Purchase Plan

Schedule 5.21(a)

DDAs

Store #	State	City	Bank	Branch Address	Contact Person	Blocked Account Bank
3	TN	Brentwood	Bank of America N.A.	330 S. Franklin Rd Brentwood, TN 37027	Patrick Soloman 404-607-5106	Wells Fargo
5	AR	Little Rock	Bank of America N.A.	6823 Cantrell Rd Little Rock, AR 72207	Same as above	Wells Fargo
14	OK	Tulsa	Bank of America N.A.	5101 S Lewis Avenue, Tulsa, OK 74105	Same as above	Wells Fargo
30	MO	Kansas City	Bank of America N.A.	8440 West 135th Street, Overland Park, KS 66223	Same as above	Wells Fargo
44	OK	Oklahoma City	Bank of America N.A.	4916 N. May Ave Oklahoma, City OK 73112	Same as above	Wells Fargo
63	TN	Nashville	Bank of America N.A.	92 White Bridge Rd Nashville, TN 37205	Same as above	Wells Fargo
65	TX	Fort Worth	Bank of America N.A.	6300 Ridglea Place, Fort Worth, TX 76116	Same as above	Wells Fargo
68	TX	Amarillo	Bank of America N.A.	3440 Bell St., Suite 328, Amarillo, TX 79109	Same as above	Wells Fargo
72	TX	Arlington	Bank of America N.A.	2102 N. Collins Rd, Arlington, TX 76011	Same as above	Wells Fargo
78	TX	Dallas	Bank of America N.A.	14902 Preston Rd Dallas, TX 75240	Same as above	Wells Fargo

79	TX	Austin	Bank of America N.A.	3201 Bee Caves Rd, Ste 140, Austin, TX 75240	Same as above	Wells Fargo
82	TX	Tyler	Bank of America N.A.	3301 Golden Rd., Tyler, TX 75701	Same as above	Wells Fargo

84	TX	Houston	Bank of America N.A.	290 Meyerland Plaza, Houston TX 77096	Same as above	Wells Fargo
96	NC	Ashville	Bank of America N.A.	892 Merrimon Ave, Asheville, NC 28804	Same as above	Wells Fargo
98	TX	Kingwood	Bank of America N.A.	1153 Kingwood Dr. Kingwood, Tx 77339	Same as above	Wells Fargo
112	TX	Irving	Bank of America N.A.	7300 N. MacArthur Blvd, Suite A, Irving, TX 75063	Same as above	Wells Fargo
117	TX	Stafford	Bank of America N.A.	11739 W Bellfort St., Stafford, TX 77477	Same as above	Wells Fargo
118	AR	N. Little Rock	Bank of America N.A.	2727 Lakewood Village Dr. North Little Rock, AR 72116	Same as above	Wells Fargo
123	TX	Dallas	Bank of America N.A.	6300 East Mockingbird Lane, Dallas, TX 75214	Same as above	Wells Fargo
124	TX	Katy	Bank of America N.A.	1747 Fry Rd, Katy, TX 77449	Same as above	Wells Fargo

126	TX	Midland	Bank of America N.A.	4309 N Garfield St., Midland, TX 79705	Same as above	Wells Fargo
131	TX	Lewisville	Bank of America N.A.	825 Cross Timbers, Flower Mound, TX 75028	Same as above	Wells Fargo
140	TX	Rockwall	Bank of America N.A.	2855 Ridge Rd, Rockwall, TX 75032	Same as above	Wells Fargo

146	MO	N. Kansas City	Bank of America N.A.	8331 N.W. Roanridge Rd, Kansa City, MO 64154	Same as above	Wells Fargo
154	CA	Poway	Bank of America N.A.	12724 Poway Road, Poway, CA 92064	Same as above	Wells Fargo
155	NY	Williamsville	Bank of America N.A.	7864 Transit Rd., Williamsville, NY 14221	Same as above	Wells Fargo
167	NC	Cornelius	Bank of America N.A.	20005 Hwy 73 W, Cornelius, NC 28031	Same as above	Wells Fargo
181	OK	Edmond	Bank of America N.A.	3480 S. Boulevard, Edmond, OK 73013	Same as above	Wells Fargo
182	IL	Wheaton	Bank of America N.A.	18 Blanchard Circle, Wheaton, IL 60187	Same as above	Wells Fargo
199	CA	Stevenson Ranch	Bank of America N.A.	26960 The Old Road, Stevenson Rach, CA 91381	Same as above	Wells Fargo
201	TN	Chattanooga	Bank of America N.A.	2020 Gunbarrel Rd # 300, Chattanooga, TN 37421	Same as above	Wells Fargo

205	GA	Macon	Bank of America N.A.	4040 Vineville Ave., Macon, GA 31210	Same as above	Wells Fargo
208	OK	Tulsa	Bank of America N.A.	9242 S Yale, Tulsa, OK 74132	Same as above	Wells Fargo

220	CA	Temecula	Bank of America N.A.	31934 Highway 79 South, Temecula, CA 92592	Same as above	Wells Fargo
239	SC	Murrells Inlet	Bank of America N.A.	1201 Hwy 17, Murrells Inlet, SC 29576	Same as above	Wells Fargo
240	FL	Melbourne	Bank of America N.A.	2453 N Wickham Rd., Melbourne, FL 32935	Same as above	Wells Fargo
243	FL	Cooper City	Bank of America N.A.	5504 S Flamingo Rd., Cooper City, FL 33330	Same as above	Wells Fargo
252	MO	Ballwin	Bank of America N.A.	15115 Manchester Rd., Ballwin, MO 63011	Same as above	Wells Fargo
280	GA	Albany	Bank of America N.A.	2707 Dawson Rd, Albany, GA 31707	Same as above	Wells Fargo

281	FL	Valrico	Bank of America N.A.	3456 Litha-Pinecrest Rd, Valrico, Fl 33594	Same as above	Wells Fargo

288	FL	Jacksonville	Bank of America N.A.	10925 Baymeadows Road, Jacksonville, FL 32256	Same as above	Wells Fargo
310	FL	Royal Palm Beach	Bank of America N.A.	131 South State Rd 7, Wellington, Fl 33414	Same as above	Wells Fargo
314	TX	McKinney	Bank of America N.A.	3500 W. Eldorado Parkway, McKinney, TX 75070	Same as above	Wells Fargo
321	NC	Concord	Bank of America N.A.	368 George W. Liles Parkway NW, Concord NC 28027	Same as above	Wells Fargo
323	MO	St. Louis	Bank of America N.A.	9961 Rochester Rd, St Louis, MS 63122	Same as above	Wells Fargo
327	TX	Keller	Bank of America N.A.	1440 Keller Parkway, Keller, Tx. 76248	Same as above	Wells Fargo
328	NV	Las Vegas	Bank of America N.A.	6435 N. Decatur Blvd. Las Vegas, NV 89131	Same as above	Wells Fargo
330	NY	Rochester	Bank of America N.A.	2830 Monroe Ave, Rochester, NY 14618	Same as above	Wells Fargo
335	MA	Westborough	Bank of America N.A.	35 Lyman St, Westborough, MA 01581	Same as above	Wells Fargo
340	AZ	Scottsdale	Bank of America N.A.	16431 N Scottsdale Rd. Scottsdale, AZ 85254	Same as above	Wells Fargo
344	KS	Lenexa	Bank of America N.A.	12345 W 95th St., Lenexa, KS 66215	Same as above	Wells Fargo

13	LA	Baton Rouge	Capital One	8009 Jefferson Hwy., Baton Rouge, LA 70809	Jacob Vilere 504-533-3279	Wells Fargo
22	LA	New Orleans	Capital One	313 Carondelet, New Orleans, LA 70130	Same as above	Wells Fargo

40	LA	Metairie	Capital One	2201 Veterans Memorial Blvd., Metairie, LA 70002	Same as above	Wells Fargo
90	LA	Lafayette	Capital One	4416 Ambassador Caffrey, Lafayette, LA 70508	Same as above	Wells Fargo
192	LA	Mandeville	Capital One	3840 Emerald Road, Hwy 22, Mandeville, LA 70471	Same as above	Wells Fargo
232	LA	Kenner	Capital One	1000 W. Esplanade, Kenner, LA 70065	Same as above	Wells Fargo
104	CO	Englewood	Compass Bank	8100 E Araphoe Rd., Englewood, CO 80112	Sandy Starks 904-564-8867	Wells Fargo
132	TX	San Antonio	Compass Bank	18080 US Hwy 281 N, San Antonio, TX 78232	Same as above	Wells Fargo
161	TX	Laredo	Compass Bank	5810 San Bernardo, Laredo, TX 78041	Same as above	Wells Fargo
206	TX	Arlington	Compass Bank	5980 South Cooper St. Arlington, TX 76017	Same as above	Wells Fargo
207	AL	Tuscaloosa	Compass Bank	2350 McFarland Blvd., E., Tuscaloosa, AL 35404	Same as above	Wells Fargo
217	TX	College Station	Compass Bank	2405 Texas Ave. S., College Station, TX 77845	Same as above	Wells Fargo
4	KY	Louisville	Fifth Third Bank	4090 Shelbyville Rd, Louisville, KY 40207	John Marian 813-306-2456	Wells Fargo
12	KY	Lexington	Fifth Third Bank	3100 Richmond Rd, Lexington, KY 40509	Same as above	Wells Fargo

60	OH	Kettering	Fifth Third Bank	416 East Stroop Rd., Dayton, OH 45429	Same as above	Wells Fargo
62	OH	Cincinnati	Fifth Third Bank	2632 Erie, Cincinnati, OH 45208	Sandy Starks 904-564-8867	Wells Fargo
71	IN	Indianapolis	Fifth Third Bank	1851 West 86th St., Indianapolis, IN 46268	Same as above	Wells Fargo
74	OH	Cincinnati	Fifth Third Bank	10869 Montgomery Road, Cincinnati, OH 45242	Same as above	Wells Fargo
130	OH	Columbus	Fifth Third Bank	3628 W Dublin-Grandville Rd., Columbus, OH 43235	Same as above	Wells Fargo
135	IN	Evansville	Fifth Third Bank	661 S. Green River Rd., Evansville, IN 47715	Same as above	Wells Fargo
186	OH	Westlake	Fifth Third Bank	25251 Detroit Rd., Westlake, OH 44145	Same as above	Wells Fargo
219	IL	Orland Park	Fifth Third Bank	10759 W. 159th St., Orland Park, IL 60467	John Marian 813-306-2456	Wells Fargo
224	IL	St. Charles	Fifth Third Bank	1600 E. Main St., St. Charles, IL 60174	Same as above	Wells Fargo
275	IN	Greenwood	Fifth Third Bank	106 North State Road 135, Greenwood, Indiana 46142	Same as above	Wells Fargo
302	IL	Kildeer	Fifth Third Bank	660 South Rand Road, Lake Zurich, IL 60047	Same as above	Wells Fargo
307	IL	Deerfield	Fifth Third Bank	2775 Dundee St, Northbrook, Il 60062	Same as above	Wells Fargo
329	OH	Solon	Fifth Third Bank	6445 Som Center Rd, Solon, OH 44139	Same as above	Wells Fargo
334	IN	Noblesville	Fifth Third Bank	16864 Clover Rd, Noblesville, IN 46060	Same as above	Wells Fargo
28	SC	Greenville	First Citizens Bank	2420 Laurens Rd, Greenville, SC 29607	David Borden 803-733-2067	Wells Fargo
87	IN	Terre Haute	First Financial Bank	350 S. 25th St., Terre Haute, IN 47803	Jeff Redman 812-238-6291	Wells Fargo
269	NY	Orchard Park	HSBC Bank	3049 Orchard Park Rd., Orchard Park, NY 14127	Patrick Gorman 716-674-9511	Wells Fargo
134	OH	Toledo	Huntington National Bank	3316 Secor Road, Toledo, OH 43606	Jason Travis 216-515-6141	Wells Fargo
250	MI	Portage	Huntington National Bank	7127 S. Westnedge St., Portage, MI 49024	Same as above	Wells Fargo
271	OH	Columbus	Huntington National Bank	1301 North Hamilton Road, Gahanna, Ohio 43230	Same as above	Wells Fargo
316	PA	Pittsburgh	Huntington National Bank	8090 McKnight Rd, Pittsburgh, PA 15237	Same as above	Wells Fargo
322	OH	Beachwood	Huntington National Bank	24615 Chagrin Rd, Beachwood, OH 44122	Same as above	Wells Fargo
55	TX	McAllen	International Bank	1700 South 10th St, McAllen, TX 78506	Robby Himel 956-664-8400	Wells Fargo
136	WI	Brookfield	M&I Bank	16570 W Bluemound., Brookfield, WI 53005	Karen Fricke 262-797-4400	Wells Fargo
297	IN	Carmel	PNC Bank	2410 East 146th Street, Loc-60-383, Carmel, IN 46033	Robert Bartley 317-846-4043	Wells Fargo
10	TN	Knoxville	Regions Bank	7821 Kingston Pike, Knoxville, TN 37919	Louis Constanzo 904-998-4971	Wells Fargo
32	TN	Memphis	Regions Bank	4894 Poplar Avenue, Memphis, TN 38117	Same as above	Wells Fargo
41	AL	Huntsville	Regions Bank	4769 Whitesburg Dr., Huntsville, AL 35802	Same as above	Wells Fargo
46	LA	Shreveport	Regions Bank	4740 Line Ave., Shreveport, LA 71106	Same as above	Wells Fargo
89	MS	Hattiesburg	Regions Bank	908 Broadway Drive, Hattiesburg, MS 39401	Same as above	Wells Fargo
127	TN	Johnson City	Regions Bank	208 Sunset Dr., Johnson City, TN 37604	Same as above	Wells Fargo
183	TN	Farragut	Regions Bank	11513 Kingston Pike, Knoxville, TN 37922	Same as above	Wells Fargo
267	FL	Tampa Palms	Regions Bank	15351 Amberly Dr, Tampa, Fl 33647	Same as above	Wells Fargo
272	TN	Jackson	Regions Bank	5 Channing Way Dr., Jackson, TN 38305	Same as above	Wells Fargo
303	AL	Montgomery	Regions Bank	2170 Taylor Rd, Montgomery, AL 36117	Same as above	Wells Fargo

324	TN	Murfreesboro	Regions Bank	424 N. Thompson Lane, Murfreesboro, Tn 37129	Same as above	Wells Fargo
338	TN	Hendersonville	Regions Bank	1042 Glenbrook Way, Hendersonville, TN 37075	Same as above	Wells Fargo
349	LA	Monroe	Regions Bank	1001 N. 18th Street, Monroe, LA 71201	Same as above	Wells Fargo
1	MS	Greenville	TrustMark National Bank	1637 Hwy 1 South, Greenville, MS 38701	Lynn Durrett 662-334-8480	Wells Fargo
6	MS	Jackson	TrustMark National Bank	1440 Canton Mark Rd., Jackson, MS 39211	Brenda Cox 601-354-5949	Wells Fargo
295	MS	Flowood	TrustMark National Bank	101 Laural Park Dr, Flowood, MS 39232	Vicki Lyle 601-939-7300	Wells Fargo
345	MS	Madison	TrustMark National Bank	1051 Highway 51, Madison, MS 39110	Marvin Freeman 601-856-6522	Wells Fargo
7	AL	Mobile	Wells Fargo Bank	4650 Airport Blvd., Mobile, Al 36608	Charles Kaufman 904-489-3662	Wells Fargo
11	FL	Altamonte Springs	Wells Fargo Bank	1031 Montgomery Road, Altamonte Springs, FL 32714	Same as above	Wells Fargo

16	FL	Jacksonville	Wells Fargo Bank	4206 San Juan Avenue, Jacksonville, FL 32210	Same as above	Wells Fargo
18	AL	Birmingham	Wells Fargo Bank	641 Montgomery Highway, Vestavia, Fl 35216-1809	Same as above	Wells Fargo
19	VA	Richmond	Wells Fargo Bank	7101 West Broad St, Richmond VA 23294-3703	Same as above	Wells Fargo
23	TX	San Antonio	Wells Fargo Bank	4524 Fredericksburg Rd, San Antonia TX 78201-6501	Same as above	Wells Fargo
24	TX	San Antonio	Wells Fargo Bank	999 Basse St, San Antonio, TX 78209-1214	Same as above	Wells Fargo
25	FL	Tallahassee	Wells Fargo Bank	3529 Thomasville, Tallahassee, FL 32312	Same as above	Wells Fargo
26	NC	Raleigh	Wells Fargo Bank	6002 Falls of te Neuse Road, Raleigh, NC 27609	Same as above	Wells Fargo
27	TX	Austin	Wells Fargo Bank	8045 Mesa Dr , Austin, TX 78731	Same as above	Wells Fargo

31	FL	Tampa	Wells Fargo Bank	4203 Gandy Blvd, Tampa, FL 33611	Same as above	Wells Fargo

33	FL	Pensacola	Wells Fargo Bank	4441 Bayou Blvd, Pensacola, FL 32503	Same as above	Wells Fargo
36	NC	Greensboro	Wells Fargo Bank	3705 Battleground Avenue, Greensboro, NC 27410	Same as above	Wells Fargo
37	FL	Jacksonville	Wells Fargo Bank	10600 San Jose Blvd, Jacksonville, FL 32257	Same as above	Wells Fargo
38	VA	Richmond	Wells Fargo Bank	10831 Midlothian Turnpike, Midlothian, VA 23235	Same as above	Wells Fargo
42	NC	Cary	Wells Fargo Bank	1201 Walnut Street, Cary, NC 27511	Same as above	Wells Fargo

43	SC	Charleston	Wells Fargo Bank	828 Orleans Rd, Charleston, SC 29407	Same as above	Wells Fargo
45	FL	Jax Beach	Wells Fargo Bank	3740 S 3rd St, Jacksonville Bch, FL 32250	Same as above	Wells Fargo
47	NC	Winston-Salem	Wells Fargo Bank	418 S Stratford Road, Winston-Salem, NC 27103	Same as above	Wells Fargo
48	NC	Pineville	Wells Fargo Bank	9420 Pineville-Matthews Rd., Pineville, NC 28134	Same as above	Wells Fargo
49	VA	Virginia Beach	Wells Fargo Bank	125 Independence Blvd, Virginia Beach, VA 23462	Same as above	Wells Fargo
50	TX	Lubbock	Wells Fargo Bank	4905 82nd St., Lubbock, TX 79424	Same as above	Wells Fargo

51	FL	Boca Raton	Wells Fargo Bank	9906 Glades Rd, Bocs Raton, FL 33434	Same as above	Wells Fargo
52	FL	Palm Harbor	Wells Fargo Bank	33277 US HWY 19 North, Palm Harbor, FlL 34684	Same as above	Wells Fargo
53	GA	Augusta	Wells Fargo Bank	2835 Washington Road, Augusta, GA 30909	Same as above	Wells Fargo
56	TX	Houston	Wells Fargo Bank	8607 Westheimer Rd, Houston, TX 77063-4201	Same as above	Wells Fargo
57	FL	Fort Myers	Wells Fargo Bank	12751 S. Cleveland, Ft. Myers, FL 33907	Same as above	Wells Fargo

58	FL	Tampa	Wells Fargo Bank	13003 N. Dale Mabry, Tampa, FL 33618	Same as above	Wells Fargo
66	TX	Webster	Wells Fargo Bank	1005 Bay Area Blvd, Houston, TX 77058-2605	Same as above	Wells Fargo
67	AL	Birmingham	Wells Fargo Bank	5376 HWY 280, Birmingham, AL 35242-5389	Same as above	Wells Fargo

70	TX	Houston	Wells Fargo Bank	5302 FM 1960 Rd West. Houston, TX 77069-4404	Same as above	Wells Fargo
73	GA	Marietta	Wells Fargo Bank	1329 Johnson Ferry Road, GA 9131, Marietta, GA 30068	Same as above	Wells Fargo
75	NC	Raleigh	Wells Fargo Bank	7600 Creedmoor Road, Raleigh, NC 27613	Same as above	Wells Fargo
76	FL	Sarasota	Wells Fargo Bank	4794 S Tamiami Trail, Sarasota, FL 34231	Same as above	Wells Fargo
80	AZ	Scottsdale	Wells Fargo Bank	10725 N Scottsadle Rd, Scottsdale AZ 85254-5264	Same as above	Wells Fargo
81	GA	Columbus	Wells Fargo Bank	1607 Bradley Park Dr, Columbus GA, 31904-3072	Same as above	Wells Fargo
85	AZ	Tucson	Wells Fargo Bank	6350 Oracle Rd, Tucson AZ, 85704-5483	Same as above	Wells Fargo
91	TX	Plano	Wells Fargo Bank	4975 Preston Park Blvd., Suite 100, Plano, TX 75093	Same as above	Wells Fargo
92	GA	Dunwoody	Wells Fargo Bank	1630 Mount Vernon Road, GA 9156, Dunwoody, GA 30338	Same as above	Wells Fargo

93	AZ	Gilbert	Wells Fargo Bank	1495 E. Warner St., Gilbert, AZ 85296	Same as above	Wells Fargo
94	VA	Roanoke	Wells Fargo Bank	4206 Electric Road SW, Roanoke, VA 24014	Same as above	Wells Fargo
97	NC	Mathews	Wells Fargo Bank	1401 Matthews-Mint Hill Road, Matthews, NC 28105	Same as above	Wells Fargo
100	GA	Savannah	Wells Fargo Bank	330 Mall Blvd., Savannah, GA 31406	Same as above	Wells Fargo

102	GA	Peachtree City	Wells Fargo Bank	703 Crossings West, Peachtree City, GA 30269	Same as above	Wells Fargo
103	NC	Fayetteville	Wells Fargo Bank	1440 Walter Reed Road, Fayetteville, NC 28304	Same as above	Wells Fargo
105	IN	Fort Wayne	Wells Fargo Bank	6324 Covington Plaza, Ft. Wayne, IN 46804	Same as above	Wells Fargo
107	MS	Biloxi	Wells Fargo Bank	2675 Pass Rd., Biloxi, MS 39531	Same as above	Wells Fargo
108	FL	Lakeland	Wells Fargo Bank	4405 S. Florida Ave., Lakeland, FL 33813	Same as above	Wells Fargo
113	CO	Colorado Springs	Wells Fargo Bank	8620 N. Union Blvd., Colorado Springs, CO 80920	Same as above	Wells Fargo

116	PA	Allentown	Wells Fargo Bank	3055 Emaus Ave., Allentown, PA 18103	Same as above	Wells Fargo
119	FL	Orlando	Wells Fargo Bank	2434 E. Colonial, Orlando, FL 32803	Same as above	Wells Fargo
120	VA	Chesapeak	Wells Fargo Bank	1208 Greenbrier Pkwy, Chesapeake, VA 23320	Same as above	Wells Fargo
121	AZ	Glendale	Wells Fargo Bank	6695 W. Bell Rd., Glendale, AZ 85308	Same as above	Wells Fargo
122	TX	Beaumont	Wells Fargo Bank	4405 Dowlen Rd., Beaumont, Tx 77706	Same as above	Wells Fargo
125	FL	Naples	Wells Fargo Bank	11075 Tamiami Trail N, Naples FL, 34108-1903	Same as above	Wells Fargo
137	GA	Athens	Wells Fargo Bank	290 Alps Rd, Atthens GA, 30606-4058	Same as above	Wells Fargo
139	FL	Gainesville	Wells Fargo Bank	6301 Newberry Rd. #F10311, Gainesville, FL 32605	Same as above	Wells Fargo
141	GA	Marietta	Wells Fargo Bank	2850 Canton Road, NE, Marietta, GA 30066	Same as above	Wells Fargo
143	NV	Henderson	Wells Fargo Bank	611 N Stephanie St, Henderson NV, 89014	Same as above	Wells Fargo
148	NV	Reno	Wells Fargo Bank	4879 Kietzke Ln, Reno NV, 89509	Same as above	Wells Fargo

149	TN	Memphis	Wells Fargo Bank	1365 N German Town Parkway, Cordova TN, 38016-5959	Same as above	Wells Fargo

153	FL	Coral Springs	Wells Fargo Bank	3300 University Drive, Magnolia Shops, Coral Springs Fl 33067	Same as above	Wells Fargo

158	FL	Seminole	Wells Fargo Bank	7700 Seminole Blvd, Seminole, FL 33772	Same as above	Wells Fargo
160	FL	Pompano Beach	Wells Fargo Bank	6245 N. Federal Hwy., Ft. Lauderdale, FL 33334	Same as above	Wells Fargo
173	CA	Mission Veijo	Wells Fargo Bank	27702 Crown Valley Parkway, Ladera Ranch, CA 92694	Same as above	Wells Fargo

174	GA	Snellville	Wells Fargo Bank	1590 Scenic Hwy, Snellville, GA 30078	Same as above	Wells Fargo
175	SC	Columbia	Wells Fargo Bank	4408 Forest Dr, Columbia SC, 29206-3135	Same as above	Wells Fargo
177	TX	Austin	Wells Fargo Bank	10900 Lakeline Mall Dr Bldg K, Austin TX, 78717-5933	Same as above	Wells Fargo
180	FL	Orlando	Wells Fargo Bank	7740 Sand Lake Rd., Orlando, FL 32819	Same as above	Wells Fargo
184	VA	Virginia Beach	Wells Fargo Bank	1608 Laskin Rd, Virginia Bch VA, 23451	Same as above	Wells Fargo
185	FL	Venice	Wells Fargo Bank	1301 US 41 By-Pass, Venice, FL 34293	Same as above	Wells Fargo
187	NV	Las Vegas	Wells Fargo Bank	8190 W Sahara Ave., Las Vegas, NV 89117	Same as above	Wells Fargo
188	SC	Myrtle Beach	Wells Fargo Bank	7102 N Kings Hwy, Myrtle Bch SC, 29572-3025	Same as above	Wells Fargo
190	SC	Florence	Wells Fargo Bank	104 David McCleod Blvd., Florence, SC 29501	Same as above	Wells Fargo
193	TX	Houston	Wells Fargo Bank	6990 Highway 6 N., Houston, TX 77084	Same as above	Wells Fargo
194	FL	St. Petersburg	Wells Fargo Bank	3637 Fourth St N, St Petersburg FL, 33704-1365	Same as above	Wells Fargo
198	CA	Rancho Cucamonga	Wells Fargo Bank	10540 Foothill Blvd., Rancho Cucamonga, CA 91730	Same as above	Wells Fargo

202	NC	High Point	Wells Fargo Bank	2613 NC68 South, High Point, NC 27265	Same as above	Wells Fargo
203	SC	Spartanburg	Wells Fargo Bank	1956 E Main St, Spartanburg SC, 29307-2305	Same as above	Wells Fargo
204	FL	Plantation	Wells Fargo Bank	1790 N. Pine Island Rd., Plantation, FL 33323	Same as above	Wells Fargo
210	CA	Fullerton	Wells Fargo Bank	111 E. Yorba Linda Blvd., Placentia CA 92870	Same as above	Wells Fargo
212	SC	Hilton Head Island	Wells Fargo Bank	75 Mathews Drive, Hilton Head, SC 29926	Same as above	Wells Fargo
213	NC	Hickory	Wells Fargo Bank	1453 2nd Street, NE, Hickory, NC 28601	Same as above	Wells Fargo
214	CA	Fresno	Wells Fargo Bank	2508 W. Shaw Ave., Fresno, CA 93711	Same as above	Wells Fargo
215	FL	Destin	Wells Fargo Bank	34877 Emerald Coast PKWY, Destin FL, 32541-3438	Same as above	Wells Fargo

221	SC	Lexington	Wells Fargo Bank	5490 Sunset Blvd., Lexington, SC 29072	Same as above	Wells Fargo
222	TX	Shenandoah	Wells Fargo Bank	9595 Six Pines Dr, Woodland, TX 77380	Same as above	Wells Fargo
223	FL	Daytona Beach	Wells Fargo Bank	1302 W. International Speedway Blvd, Daytona Beach, FL 32114	Same as above	Wells Fargo

226	NC	Greenville	Wells Fargo Bank	820 Red Banks Rd, Greenville NC, 27858	Same as above	Wells Fargo
229	CA	Palm Springs	Wells Fargo Bank	543 S. Palm Canyon Dr., Palm Springs, CA 92264	Same as above	Wells Fargo
230	FL	Stuart	Wells Fargo Bank	3181 SE Federal HWY, Stuart FL, 34994	Same as above	Wells Fargo
233	TX	Frisco	Wells Fargo Bank	3080 Preston Rd, Frisco TX, 75034-9941	Same as above	Wells Fargo

234	UT	Salt Lake City	Wells Fargo Bank	1290 S. Foothill Drive, Salt Lake City, UT 84108	Same as above	Wells Fargo
236	TN	Franklin	Wells Fargo Bank	210 South Royal Oaks Blvd, Franklin TN, 37064-5313	Same as above	Wells Fargo
237	TX	El Paso	Wells Fargo Bank	6960 N. Mesa St., El Paso, TX 79912	Same as above	Wells Fargo

238	TN	Collierville	Wells Fargo Bank	9301 Poplar Ave, Germantown, TN 38138	Same as above	Wells Fargo
245	CA	Chino Hills	Wells Fargo Bank	3289 Grand Ave., Chino Hills, CA 91709	Same as above	Wells Fargo
246	CA	Huntington Beach	Wells Fargo Bank	19840 Beach Blvd., Huntington Beach, CA 92648	Same as above	Wells Fargo

247	NC	Wilmington	Wells Fargo Bank	3750 Oleander Dr., Wilmington, NC 28403	Same as above	Wells Fargo
248	CA	La Verne	Wells Fargo Bank	1487 Foothill Blvd., LaVerne, CA 91750	Same as above	Wells Fargo
249	AL	Huntsville	Wells Fargo Bank	6244 University Dr NW, Huntsville Al, 35806-1706	Same as above	Wells Fargo
251	CA	Yorba Linda	Wells Fargo Bank	20375 Yorba Linda Blvd., Yorba Linda, CA 92886	Same as above	Wells Fargo
253	AL	Daphne	Wells Fargo Bank	28520 US HWY 98, Daphne AL, 36526-7066	Same as above	Wells Fargo
255	VA	Midlothian	Wells Fargo Bank	13200 Hull Street Road, Midlothian, VA 23112	Same as above	Wells Fargo
261	TX	San Antonio	Wells Fargo Bank	13703 W IH 10, San Antonio TX, 78249-2250	Same as above	Wells Fargo
262	FL	Bonita Springs	Wells Fargo Bank	26791 S Tamiami Trail, Bonita Springs, 34134	Same as above	Wells Fargo
265	VA	Leesburgs	Wells Fargo Bank	701-A West Market ST, Leesburg VA, 20176-4402	Same as above	Wells Fargo
266	SC	Mt. Pleasant	Wells Fargo Bank	648 Long Point Road, Mt. Pleasant, SC 29464	Same as above	Wells Fargo
268	FL	Ocala	Wells Fargo Bank	3201 SW College Rd, Ocala FL, 34474	Same as above	Wells Fargo
270	CA	Riverside	Wells Fargo Bank	483 E. Alessandro Blvd, Riverside, CA 92508	Same as above	Wells Fargo
273	CA	Granada Hills	Wells Fargo Bank	10225 Balboa Blvd., Northridge, CA 91325	Same as above	Wells Fargo
274	CA	Irvine	Wells Fargo Bank	4505 Barranca Blvd Suite C, Irvine CA, 92604	Same as above	Wells Fargo
276	TX	Fort Worth	Wells Fargo Bank	6000 Harris Pkwy, Fort Worth TX, 76132-4102	Same as above	Wells Fargo
277	AL	Hoover	Wells Fargo Bank	2527 John Hawkins Parkway, Hoover, AL 35244	Same as above	Wells Fargo
278	VA	Williamsburg	Wells Fargo Bank	1006 Richmond Rd, Williamsburg VA, 23185-2824	Same as above	Wells Fargo

279	VA	Richmond	Wells Fargo Bank	3300 Pump Rd, Richmond VA, 23233-1117	Same as above	Wells Fargo
283	NC	Charlotte	Wells Fargo Bank	10630 Providence Rd., Charlotte, NC 28277	Same as above	Wells Fargo
284	FL	Clearwater	Wells Fargo Bank	2580 N McMullen Booth Rd., Clearwater, FL 33761	Same as above	Wells Fargo
286	FL	N. Palm Beach Gardens	Wells Fargo Bank	11710 US Hwy 1, Palm Beach Gardens, FL 33408	Same as above	Wells Fargo
289	FL	Vero Beach	Wells Fargo Bank	1780 US Highway 1, Vero Beach, FL 32960	Same as above	Wells Fargo
290	NC	Chapel Hill	Wells Fargo Bank	129 South Estes Drive, Chapel Hill, NC 27514	Same as above	Wells Fargo
291	NJ	Cherry Hill	Wells Fargo Bank	399 Marlton Pike E, Cherry Hill NJ, 08034	Same as above	Wells Fargo
293	PA	Downingtown	Wells Fargo Bank	100 W. Lkincoln Hwy, Exton, PA 19341	Same as above	Wells Fargo
294	CA	La Quinta	Wells Fargo Bank	77952 Country Club Drive, Palm Desert, CA 92211	Same as above	Wells Fargo
296	PA	Jenkintown	Wells Fargo Bank	1101 Old York Road, Abington, PA 19001	Same as above	Wells Fargo
298	FL	Casselberry	Wells Fargo Bank	1391 State Road 436, Casselberry, FL 32707	Same as above	Wells Fargo

299	NJ	Ocean	Wells Fargo Bank	1011 Highway 35, Ocean, NJ 07712	Same as above	Wells Fargo

301	FL	Boynton Beach	Wells Fargo Bank	1550 W Boynton Bch Blvd, Boynton Bch FL, 33426	Same as above	Wells Fargo
304	AZ	Chandler	Wells Fargo Bank	1100 W QUEEN CREEK RD, Chandler, AZ 85248	Same as above	Wells Fargo
309	FL	Jacksonville	Wells Fargo Bank	13166 Atlantic Blvd, Jacksonville, Fl 32225	Same as above	Wells Fargo
311	CA	Rocklin	Wells Fargo Bank	781 Pleasant Grove Blvd, Rocklin, CA 95765	Same as above	Wells Fargo
312	NC	Southern Pines	Wells Fargo Bank	600 SW Broad St, Southern Pines, NC 28387	Same as above	Wells Fargo
313	SC	Bluffton	Wells Fargo Bank	Bluffton Financial Center, 11 Arley Way, Bluffton, SC 29910	Same as above	Wells Fargo

315	TX	Round Rock	Wells Fargo Bank	1851 A.W Grimes Rd., Round Rock, TX 78664	Same as above	Wells Fargo
317	GA	Cumming	Wells Fargo Bank	601 Atlanta Rd., Cumming, Ga 30040	Same as above	Wells Fargo
318	CA	La Mirada	Wells Fargo Bank	1190 S. Beach Blvd., La Habra, CA 90631	Same as above	Wells Fargo
320	NC	Morrisville	Wells Fargo Bank	4011 Davis Dr. Morrisville, NC 27560	Same as above	Wells Fargo
325	VA	Chantilly	Wells Fargo Bank	14430 Chantilly Crossing, Chantilly, Va. 20151	Same as above	Wells Fargo
326	NJ	Franklin Park	Wells Fargo Bank	3510 State Route 27, Franklin Park, NJ 08824	Same as above	Wells Fargo
332	FL	Tequesta	Wells Fargo Bank	105 N. US Highway 1, Tequesta, Fl 33469	Same as above	Wells Fargo
336	AZ	Queen Creek	Wells Fargo Bank	1731 W. Hunt Way, Queen Creek, AZ 85242	Same as above	Wells Fargo
337	FL	Port St Lucie	Wells Fargo Bank	1410 SW St. Lucie West Blvd., Port St Lucie, 34986	Same as above	Wells Fargo
339	TX	Houston	Wells Fargo Bank	10910 Louetta Rd. Houston, TX 71077	Same as above	Wells Fargo
341	GA	Alpharetta	Wells Fargo Bank	4175 Old Milton Parkway, Alpharetta, GA 30005	Same as above	Wells Fargo
342	TX	Corpus Christi	Wells Fargo Bank	6000 S. Padre Island Dr., Corpus Christi, TX 78412	Same as above	Wells Fargo
343	TX	Hurst	Wells Fargo Bank	6300 Precinct Line Rd, Hurst, TX 76054	Same as above	Wells Fargo
346	FL	Sarasota	Wells Fargo Bank	8410 Market St., Bradenton, FL 34202	Same as above	Wells Fargo
347	AZ	Tempe	Wells Fargo Bank	1530 N Scotts Dale Rd, Scotts Dale, AZ 85257	Same as above	Wells Fargo
348	FL	Jacksonville	Wells Fargo Bank	6530 St Augustine Rd, Jacksonville, Fl 32217	Same as above	Wells Fargo
701	CA	Rolling Hills	Wells Fargo Bank	27440 Hawthorne Blvd., Rolling Hills Estates, CA 90274	Same as above	Wells Fargo
703	NC	Hendersonville	Wells Fargo Bank	301 S. Main St., Hendersonville, NC 28792	Same as above	Wells Fargo
704	FL	Fernandina Beach	Wells Fargo Bank	1860 S Eighth St, Fernandina Beach, FL 32034	Same as above	Wells Fargo
333	NJ	Holmdel	Wells Fargo Bank	2145 State Route 35, Holmdel, NJ 07733	Same as above	Wells Fargo

703	NC	Hendersonville	Wells Fargo Bank	301 S. Main St., Hendersonville, NC 28792	Same as above	Wells Fargo
704	FL	Fernandina Beach	Wells Fargo Bank	1860 S Eighth St, Fernandina Beach, FL 32034	Same as above	Wells Fargo
333	NJ	Holmdel	Wells Fargo Bank	2145 State Route 35, Holmdel, NJ 07733	Same as above	Wells Fargo

Account Name	Bank	Account #
UHC Medical	Bank of America	9429042570
UHC FSA	Bank of America	9429042589
SMI Expense A/P (1)	Wells Fargo	2079900546075
SMBC A/P (1)	Wells Fargo	2079900547728
Electronic A/P (1)	Wells Fargo	2000025402351
SMBC	Wells Fargo	2000025402364
Corp Misc	Wells Fargo	2000025402254
Discover/AMEX	Wells Fargo	2000025402241
Solutran consol’d returns	Lake Region Bank	454504-F
Payroll (DD) (1)	Wells Fargo	2000025402348
Visa/Mastercard	Wells Fargo	2000025402238
Wachovia Master Account	Wells Fargo	2000025890743

(1)	these are zero balance accounts

Schedule 5.21(b)

CREDIT CARD ARRANGEMENTS

All payment processing/settlement services are provided by the following entities:

Vantiv Holding, LLC

8500 Governors Hill Drive

Symmes Township, Ohio 45249

American Express

World Financial Center

200 Vesey St.

New York, NY 10285

Discover Financial Services

2500 Lake Cook Road

Riverwoods, Illinois 60015

GE Capital Retail Bank

170 West Election Drive, Suite 125

Draper, Utah 84020

Schedule 5.24

MATERIAL CONTRACTS

Agreement for American Express Card Acceptance, effective as of July 1, 2003, between Stein Mart, Inc. and American Express Travel Related Services Company, Inc.

Agreement, effective as of May 2, 2011, between Arnold Worldwide, LLC and Stein Mart, Inc.

Amended and Restated Co-Brand and Private Label Credit Card Consumer Program Agreement, dated as of October 3, 2011, between Stein Mart, Inc. and GE Capital Retail Bank.

Bank Merchant Agreement, dated as of June 15, 2000 (as amended from time to time), between Vantiv Holding, LLC (as successor in interest to Fifth Third Bank) and Stein Mart, Inc.

Merchant Services Agreement, effective May 1, 2008, between Stein Mart, Inc. and DFS Services LLC (f/k/a Discover Financial Services LLC).

Transportation & Warehouse Services Agreement, dated as of May 1, 2009, between Stein Mart, Inc. and National Retail System, Inc.

Transportation Services Agreement, dated as of January 13, 2011 between Stein Mart, Inc. and Schneider National Carriers, Inc.

Transportation Services Agreement, dated as of June 6, 2011, between Stein Mart, Inc. and Keystone Freight Corp.

Warehousing Agreement, dated as of May 1, 2009, between Stein Mart, Inc. and APL Logistics Americas, Ltd.

Schedule 6.02

FINANCIAL AND COLLATERAL REPORTING

COLLATERAL REPORTING

In addition to the other materials and information required to be provided pursuant to the terms of the Credit Agreement, the Loan Parties shall provide Administrative Agent, on the applicable day specified below, the following documents (each in such form and detail as the Administrative Agent from time to time may specify):

Quarterly Reports. Quarterly, the Loan Parties shall provide to Administrative Agent original counterparts of (each in such form as Administrative Agent from time to time may specify):

a.	On the fifteenth (15th) day of each Fiscal Quarter for the immediately preceding Fiscal Quarter (or, if such day is not a Business Day, on the next succeeding Business Day), provided, however, (x) upon the occurrence and during the continuation of an Accelerated Monthly Borrowing Base Delivery Event, at the election of the Administrative Agent, on the tenth (10th) day of each Fiscal Month for the immediately preceding Fiscal Month (or, if such day is not a Business Day, on the next succeeding Business Day), and (y) upon the occurrence and during the continuation of an Accelerated Weekly Borrowing Base Delivery Event, at the election of the Administrative Agent, on Wednesday of each week for the immediately preceding week (or, if Wednesday is not a Business Day, on the next succeeding Business Day):

i.	On such day, supporting source documents for the Borrowing Base Certificate delivered in accordance with the Credit Agreement.

b.	On the fifteenth (15th) day of each Fiscal Quarter for the immediately preceding Fiscal Quarter (or, if such day is not a Business Day, on the next succeeding Business Day), provided, however, upon the occurrence and during the continuation of an Accelerated Monthly Borrowing Base Delivery Event, at the election of the Administrative Agent, on the tenth (10th) day of each Fiscal Month for the immediately preceding Fiscal Month (or, if such day is not a Business Day, on the next succeeding Business Day):

i.	Purchases and accounts payable analysis report, (together with account payable aging) for each Loan Party, in Administrative Agent’s format;

ii.	Inventory summary by Store location;

iii.	Inventory summary by department; and

iv.	Inventory certificate in Administrative Agent’s format.

c.	On the thirtieth (30th) day of each Fiscal Quarter for the immediately preceding Fiscal Quarter (or, if such day is not a Business Day, on the next succeeding Business Day), provided, however, upon the occurrence and during the continuation of an Accelerated Monthly Borrowing Base Delivery Event, at the election of the Administrative Agent, on the tenth (10th) day of each Fiscal Month for the immediately preceding Month (or, if such day is not a Business Day, on the next succeeding Business Day):

i.	Reconciliation of the stock ledger to the general ledger;

ii.	Gross margin reconciliation, consistent with the Loan Parties’ past reporting practices;

iii.	Statement of Store Activity in Administrative Agent’s format; and

iv.	Such other information as the Administrative Agent may from time to time reasonably request.

For purposes of Sections (a), (b), and (c) above, the first “Fiscal Quarter” in respect of which the items required by such Section shall be provided shall be the Fiscal Quarter ending on or about October 31, 2011.

Schedule 7.01

EXISTING LIENS

Debtor	Secured Party	Jurisdiction	UCC Financing Statement #’s	Collateral Description
Stein Mart, Inc.	Congress Financial Corporation (Florida)	Florida	20030449527X 20040746038X 20080773472X	Accounts, General Intangibles, Inventory
Stein Mart, Inc.	AT&T Capital Services, Inc.	Florida	200602248394 201104181167	Equipment
Stein Mart, Inc.	AT&T Capital Services, Inc.	Florida	200603021784 201104181248	Equipment
Stein Mart, Inc.	AT&T Capital Services, Inc.	Florida	200603100250 201104390467	Equipment
Stein Mart, Inc.	AT&T Capital Services, Inc.	Florida	200603100269 201104390459	Equipment
Stein Mart, Inc.	IDB Leasing, Inc.	Florida	200603563587 200704933819 200704949804	Equipment
Stein Mart, Inc.	GE Money Bank	Florida	200603783447 201105166293	Cardholder Accounts
Stein Mart, Inc.	IOS Capital	Florida	200603833991	Equipment
Stein Mart, Inc.	IOS Capital	Florida	200603834009	Equipment
Stein Mart, Inc.	IOS Capital	Florida	200603834017	Equipment
Stein Mart, Inc.	IOS Capital	Florida	200603849367	Equipment
Stein Mart, Inc.	IOS Capital	Florida	200603849375	Equipment
Stein Mart, Inc.	IOS Capital	Florida	200603904074	Equipment
Stein Mart, Inc.	IOS Capital	Florida	200603904082	Equipment
Stein Mart, Inc.	IOS Capital	Florida	20060394629X	Equipment
Stein Mart, Inc.	IBM Credit LLC	Florida	200604046675	Equipment
Stein Mart, Inc.	IBM Credit LLC	Florida	200604148052	Equipment
Stein Mart, Inc.	First Eagle National Bank	Florida	200604295063 200704636989 200705094365	Equipment
Stein Mart, Inc.	IBM Credit LLC	Florida	20070449081X	Equipment
Stein Mart, Inc.	CSI Leasing Inc.	Florida	200704680562 200705802912	Equipment
Stein Mart, Inc.	Dell Financial Services L.P.	Florida	200704708599	Equipment
Stein Mart, Inc.	IBM Credit LLC	Florida	200705432236	Equipment
Stein Mart, Inc.	IOS Capital	Florida	200705587418	Equipment
Stein Mart, Inc.	IOS Capital	Florida	200705685290	Equipment
Stein Mart, Inc.	AT&T Capital Services, Inc.	Florida	200705752176	Equipment
Stein Mart, Inc.	IBM Credit LLC	Florida	200705912750	Equipment
Stein Mart, Inc.	IBM Credit LLC	Florida	20070635851X	Equipment
Stein Mart, Inc.	IBM Credit LLC	Florida	200706445919	Equipment
Stein Mart, Inc.	Banc of America Leasing & Capital LLC	Florida	20070700665X 200807883024 200807883032 200807883016	Equipment
Stein Mart, Inc.	Forsythe/McArthur Associates, Inc.	Florida	200707257741	Equipment
Stein Mart, Inc.	IBM Credit LLC	Florida	200707261366	Equipment
Stein Mart, Inc.	Bank of America Leasing & Capital LLC	Florida	200707308230 200807459737	Equipment

Stein Mart, Inc.	IBM Credit LLC	Florida	200807354811	Equipment
Stein Mart, Inc.	Banc of America Leasing & Capital, LLC	Florida	200807365112 200809314507 200809315597	Equipment
Stein Mart, Inc.	Banc of America Leasing & Capital, LLC	Florida	20080781345X 200808763782 200808762085	Equipment
Stein Mart, Inc.	IBM Credit LLC	Florida	200807990998	Equipment
Stein Mart, Inc.	IBM Credit LLC	Florida	200808005047	Equipment
Stein Mart, Inc.	Banc of America Leasing & Capital, LLC	Florida	200808076432 200809534272 200809534264	Equipment
Stein Mart, Inc.	IBM Credit LLC	Florida	20080829801X	Equipment
Stein Mart, Inc.	IBM Credit LLC	Florida	200808314864	Equipment
Stein Mart, Inc.	CSI Leasing, Inc.	Florida	200808651097	Equipment
Stein Mart, Inc.	Banc of America Leasing & Capital, LLC	Florida	200808819931 200809332106 200809332343	Equipment
Stein Mart, Inc.	CSI Leasing Inc.	Florida	200808959512	Equipment
Stein Mart, Inc.	National City Commercial Capital Company, LLC	Florida	200808977561 200809579721	Equipment
Stein Mart, Inc.	CSI Leasing Inc.	Florida	20080897757X 200809475349	Equipment
Stein Mart, Inc.	Banc of America Leasing & Capital, LLC	Florida	200808977588 200809668635 200809668627	Equipment
Stein Mart, Inc.	IBM Credit LLC	Florida	200809550464	Equipment
Stein Mart, Inc.	DSW Inc.	Florida	200900396618	Consigned Merchandise
Stein Mart, Inc.	AT&T Capital Services, Inc.	Florida	200900507800	Equipment
Stein Mart, Inc.	CSI Leasing, Inc.	Florida	200900564936	Equipment
Stein Mart, Inc.	IBM Credit LLC	Florida	200900812948	Equipment
Stein Mart, Inc.	ePlus Group, inc.	Florida	200901006880	Equipment
Stein Mart, Inc.	CSI Leasing, Inc.	Florida	200901161185	Equipment
Stein Mart, Inc.	Cisco Systems Capital Corporation	Florida	200901245192	Equipment
Stein Mart, Inc.	ePlus Group, inc.	Florida	200901394937	Equipment
Stein Mart, Inc.	Tygris Vendor Finance, Inc.	Florida	201001965696 201002046465 201002301937 201002829591	Equipment
Stein Mart, Inc.	ePlus Group, inc.	Florida	201002335149	Equipment
Stein Mart, Inc.	ePlus Group, inc.	Florida	201002406232	Equipment
Stein Mart, Inc.	ePlus Group, inc.	Florida	201002821922	Equipment
Stein Mart, Inc.	CSI Leasing, Inc.	Florida	201003162442	Equipment
Stein Mart, Inc.	Scents of Worth, Inc.	Florida	201003210234	Consigned Merchandise
Stein Mart, Inc.	ePlus Group, inc.	Florida	201003335649	Equipment
Stein Mart, Inc.	ePlus Group, inc.	Florida	201003460125	Equipment
Stein Mart, Inc.	CSI Leasing, Inc.	Florida	201003786969	Equipment
Stein Mart, Inc.	Banc of America Leasing & Capital, LLC	Florida	201003786977 20110402097X	Equipment
Stein Mart, Inc.	Banc of America Leasing & Capital, LLC	Florida	201003786985 201104020988	Equipment
Stein Mart, Inc.	Banc of America Leasing & Capital, LLC	Florida	201003786993 201104021011	Equipment

Stein Mart, Inc.	PNCEF, LLC	Florida	201003787000 201003816515	Equipment
Stein Mart, Inc.	Banc of America Leasing & Capital, LLC	Florida	201003787019 201104020996	Equipment
Stein Mart, Inc.	ePlus Group, inc.	Florida	201003787701	Equipment
Stein Mart, Inc.	IBM Credit LLC	Florida	201103843336	Equipment
Stein Mart, Inc.	ePlus Group, inc.	Florida	201104351402	Equipment
Stein Mart, Inc.	ePlus Group, inc.	Florida	201104887760	Equipment
Stein Mart, Inc.	IBM Credit LLC	Florida	201104910452	Equipment
Stein Mart, Inc.	IBM Credit LLC	Florida	201104938810	Equipment
Stein Mart, Inc.	IBM Credit LLC	Florida	201105113343	Equipment
Stein Mart, Inc.	IBM Credit LLC	Florida	201105113343	Equipment
Stein Mart, Inc.	IBM Credit LLC	Florida	201105257116	Equipment
Stein Mart, Inc.	IBM Credit LLC	Florida	201105394865	Equipment
Stein Mart, Inc.	ePlus Group, inc.	Florida	201105418411	Equipment
Stein Mart Buying Corp.	Congress Financial Corporation (Florida)	Florida	200304495288 200407460398 200807734738	Accounts, General Intangibles, Inventory

Schedule 7.02

EXISTING INVESTMENTS

As of end of day on October 27, 2011 Stein Mart had $88.280mm invested in daily money market funds.

Investments are held in a Rabbi Trust for the Deferred Compensation Plan and investments are made relating to the Split-Dollar Life Insurance Plan.

Schedule 7.03

EXISTING INDEBTEDNESS

As of October 28, 2011, there were standby letters of credit outstanding (see Schedule 1.01(a)) that totaled $8,446,000 relating primarily to workers’ compensation and general liability requirements for various insurance carriers.

As of October 28, 2011, there were capital lease obligations outstanding of $7,196,044 relating to the acquisition of new point-of-sale registers.

Schedule 10.02

ADMINISTRATIVE AGENT’S OFFICE; CERTAIN ADDRESSES FOR NOTICES

If to any Borrower or Guarantor:	Stein Mart, Inc. 1200 Riverplace Boulevard
Jacksonville, Florida 32207
Attention: Gregory W. Kleffner Telecopy No.: 904-346-1280
Email: GKleffner@steinmart.com

If to Administrative Agent:	Wells Fargo Bank, National Association
One Boston Place
18th Floor
Boston, Massachusetts 02108
Attention: Jennifer Blanchette
Telecopy No.: 877-488-1721
Email: Jennifer.L.Blanchette@wellsfargo.com

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:                     ,

To:	Wells Fargo Bank, National Association,

  as Agent

One Boston Place

Boston, MA 02108

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement dated as of October     , 2011 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) Stein Mart, Inc., a Florida corporation, for itself and as Lead Borrower (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto from time to time (individually, a “Borrower” and, collectively, the “Borrowers”), (ii) the Borrowers party thereto from time to time, (iii) Wells Fargo Bank, National Association, as administrative and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein, (iv) Wells Fargo Bank, National Association, as L/C Issuer, and (v) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

1.	The Lead Borrower hereby requests [a Borrowing][a conversion of Committed Loans from one Type to the other][a continuation of LIBO Rate Loans][1]:

a.	On (a Business Day)[2]

b.	In the amount of $ [3]

c.	Comprised of [Base Rate][LIBO Rate] Loans (Type of Committed Loan)[4]

d.	For LIBO Rate Loans: with an Interest Period of months[5]

[1]	A Borrowing must be a borrowing consisting of simultaneous Loans of the same Type and, in the case of LIBO Rate Loans, must have the same Interest Period.
[2]

Each notice of a Borrowing must be received by the Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of LIBO Rate Loans, and (ii) on the Business Day that is the requested date of any Borrowing of Base Rate Loans.

[3]

Each Borrowing, conversion to, or continuation of LIBO Rate Loans must be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Borrowing, conversion to, or continuation of Base Rate Loans must be in a principal amount of $50,000 or a whole multiple of $10,000 in excess thereof.

[4]	Committed Loans may be Base Rate Loans or LIBO Rate Loans. If the Type of Committed Loan is not specified, then the applicable Committed Loans will be made as Base Rate Loans.
[5]

The Lead Borrower may request a Borrowing of LIBO Rate Loans with an Interest Period of one, two or three months. If no election of Interest Period is specified, then the Lead Borrower will be deemed to have specified an Interest Period of one month.

The Lead Borrower hereby represents and warrants (for itself and on behalf of the other Borrowers) that (a) the Borrowing requested herein complies with Section 2.02 and the other provisions of the Credit Agreement and (b) the conditions specified in Sections 4.01 and 4.02 of the Credit Agreement have been satisfied on and as of the date specified in Item 1(a) above.

[Signature Page Follows]

2

Dated as of the date above first written.

STEIN MART, INC., as Lead Borrower

By:
Name:
Title:

3

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date:                  ,

To:	Wells Fargo Bank, National Association, as Swing Line Lender

Wells Fargo Bank, National Association, as Agent

One Boston Place

Boston, MA 02108

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement dated as of October [    ], 2011 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) Stein Mart, Inc., a Florida corporation, for itself and as Lead Borrower (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto from time to time (individually, a “Borrower” and, collectively, the “Borrowers”), (ii) the Borrowers party thereto from time to time, (iii) Wells Fargo Bank, National Association, as administrative and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein, (iv) Wells Fargo Bank, National Association, as LC Issuer, and (v) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

The Lead Borrower hereby requests a Swing Line Borrowing:

1.	On (a Business Day)[6]

2.	In the amount of $ [7]

The Swing Line Borrowing requested herein complies with the provisions of Section 2.04 of the Credit Agreement.

STEIN MART, INC., as Lead Borrower

By:
Name:
Title:

[6]	Each notice of a Swing Line Borrowing must be received by the Swing Line Lender and the Agent not later than 1:00 p.m. on the requested date of any Swing Line Borrowing.
[7]	Each Swing Line Borrowing must be in a minimum amount of $50,000.

4

EXHIBIT C-1

FORM OF NOTE

NOTE

$	,

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and, collectively, the “Borrowers”), jointly and severally promise to pay to the order of                      (hereinafter, with any subsequent holders, the “Lender”), c/o Wells Fargo Bank, National Association, One Boston Place, Boston, Massachusetts 02108, the principal sum of                      ($            ), or, if less, the aggregate unpaid principal balance of Committed Loans made by the Lender to or for the account of any Borrower pursuant to the Amended and Restated Credit Agreement dated as of October [    ], 2011 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) the Borrowers, (ii) Wells Fargo Bank, National Association, as administrative and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein, (iii) Wells Fargo Bank, National Association, as LC Issuer, and (iv) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), with interest at the rate and payable in the manner stated therein.

This is a “Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Agent’s books and records concerning the Committed Loans, the accrual of interest thereon, and the repayment of such Committed Loans, shall be prima facie evidence of the indebtedness to the Lender hereunder.

No delay or omission by Agent or the Lender in exercising or enforcing any of Agent’s or the Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver of any such Event of Default.

Each Borrower, and each endorser and guarantor of this Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by Agent and/or the Lender with respect to this Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Note.

This Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Note, are joint and several, provided, that, the release by Agent or the Lender of any one or more such Persons shall not release any other Person obligated on account of this Note. Each reference in this Note to any Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly. No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all of the Obligations have been paid in full in cash.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND ANY FEDERAL COURT SITTING THEREIN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE BORROWERS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT OR THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AGAINST ANY OF THE BORROWERS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE. EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agent and the Lender, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Note, are each relying thereon. EACH BORROWER, EACH GUARANTOR, ENDORSER AND SURETY, AND THE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED

2

HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDER HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the Borrowers have caused this Note to be duly executed as of the date set forth above.

BORROWERS:

STEIN MART, INC.

By:
Name:
Title:

STEIN MART BUYING CORP.

By:
Name:
Title:

EXHIBIT C-2

FORM OF SWING LINE NOTE

SWING LINE NOTE

$	,

FOR VALUE RECEIVED, the undersigned (individually, a “Borrower” and, collectively, the “Borrowers”), jointly and severally promise to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (hereinafter, with any subsequent holders, the “Swing Line Lender”), One Boston Place, Boston, Massachusetts 02108, the principal sum of                      DOLLARS ($            ), or, if less, the aggregate unpaid principal balance of Swing Line Loans made by the Swing Line Lender to or for the account of any Borrower pursuant to the Amended and Restated Credit Agreement dated as of October [    ], 2011 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) by and among (i) the Borrowers, (ii) Wells Fargo Bank, National Association, as administrative and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein, (iii) Wells Fargo Bank, National Association, as LC Issuer, and (iv) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), with interest at the rate and payable in the manner stated therein.

This is a “Swing Line Note” to which reference is made in the Credit Agreement and is subject to all terms and provisions thereof. The principal of, and interest on, this Swing Line Note shall be payable at the times, in the manner, and in the amounts as provided in the Credit Agreement and shall be subject to prepayment and acceleration as provided therein. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Agent’s books and records concerning the Swing Line Loans, the accrual of interest thereon, and the repayment of such Swing Line Loans, shall be prima facie evidence of the indebtedness to the Lender hereunder.

No delay or omission by Agent or the Swing Line Lender in exercising or enforcing any of Agent’s or the Swing Line Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion. No waiver of any Event of Default shall operate as a waiver of any other Event of Default, nor as a continuing waiver of any such Event of Default.

Each Borrower, and each endorser and guarantor of this Swing Line Note, waives presentment, demand, notice, and protest, and also waives any delay on the part of the holder hereof. Each Borrower assents to any extension or other indulgence (including, without limitation, the release or substitution of Collateral) permitted by Agent and/or the Lender with respect to this Swing Line Note and/or any Collateral or any extension or other indulgence with respect to any other liability or any collateral given to secure any other liability of any Borrower or any other Person obligated on account of this Swing Line Note.

This Swing Line Note shall be binding upon each Borrower, and each endorser and guarantor hereof, and upon their respective successors, assigns, and representatives, and shall inure to the benefit of the Lender and its successors, endorsees, and assigns.

The liabilities of each Borrower, and of any endorser or guarantor of this Swing Line Note, are joint and several, provided, that, the release by Agent or the Lender of any one or more such Persons shall not release any other Person obligated on account of this Swing Line Note. Each reference in this Swing Line Note to any Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly. No Person obligated on account of this Swing Line Note may seek contribution from any other Person also obligated unless and until all of the Obligations have been paid in full in cash.

THIS SWING LINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND ANY FEDERAL COURT SITTING THEREIN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SWING LINE NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE BORROWERS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SWING LINE NOTE OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT OR THE SWING LINE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SWING LINE NOTE OR ANY OTHER LOAN DOCUMENT AGAINST ANY OF THE BORROWERS OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH OF THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SWING LINE NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE. EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Each Borrower makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Agent and the Lender, in the establishment and maintenance of their respective relationship with the Borrowers contemplated by this Swing Line Note, are each relying thereon. EACH BORROWER, EACH GUARANTOR, ENDORSER AND SURETY, AND THE SWING LINE LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF

2

OR RELATING TO THIS SWING LINE NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE AGENT AND THE SWING LINE LENDER HAVE BEEN INDUCED TO ENTER INTO THE CREDIT AGREEMENT AND THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the Borrowers have caused this Swing Line Note to be duly executed as of the date set forth above.

BORROWERS:

STEIN MART, INC.

By:
Name:
Title:

STEIN MART BUYING CORP.

By:
Name:
Title:

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

To:	Wells Fargo Bank, National Association	Date:
One Boston Place, 18th Floor
Boston, MA 02108
Attention: Portfolio Manager

Re: Amended and Restated Credit Agreement dated as of October [    ], 2011 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) Stein Mart, Inc., a Florida corporation, for itself and as Lead Borrower (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto from time to time (individually, a “Borrower” and, collectively, the “Borrowers”), (ii) the Borrowers party thereto from time to time, (iii) Wells Fargo Bank, National Association, as administrative and collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein, (iv) Wells Fargo Bank, National Association, as L/C Issuer, and (v) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

The undersigned, a duly authorized and acting Responsible Officer of the Lead Borrower, hereby certifies to you as follows:

1.	No Default.

a.	To the knowledge of the undersigned Responsible Officer, except as set forth in Appendix I, no Default or Event of Default has occurred and is continuing.

b.	If a Default or Event of Default has occurred and is continuing, the Borrowers propose to take action as set forth in Appendix I with respect to such Default or Event of Default.

2.	No Material Accounting Changes, Etc. The financial statements furnished to the Agent for the month/year ending [ ] were prepared in accordance with GAAP consistently applied and present fairly in all material respects the financial condition of Lead Borrower and its Subsidiaries on a Consolidated basis at the close of, and the results of the Borrowers’ operations and cash flows for, the period(s) covered, subject to, with respect to the monthly financial statements, normal year end audit adjustments and the absence of footnotes. There has been no change in GAAP and the application thereof since the date of the financial statements furnished to the Agent for the year ending [ ], other than the material accounting changes as disclosed on Appendix II hereto.

3.	Payables. Except as described in Appendix III attached hereto and except for items being properly contested, all rent, utility, lease, trade liabilities and other obligations, inclusive of all taxes and insurance, are current and being paid as agreed and there are no held or post-dated checks outstanding with respect to any such obligations. If any such obligations are not current or if there are any held or post-dated checks outstanding, the Loan Parties have taken or propose to take those actions with respect to such obligations and/or held or post-dated checks as described on said Appendix III.

4.	Representations and Warranties. The representations and warranties of each Loan Party contained in the Loan Agreement and the other Loan Documents are true, correct, and complete in all material respects on and as of the date hereof, as though made on and as of the date hereof (except (i) to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties are true, correct, and complete in all material respects as of such earlier date, (ii) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects, and (iii) for purposes of Section 4.02 of the Credit Agreement, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement).

2

IN WITNESS WHEREOF, I have executed this certificate as of the date first written above.

STEIN MART, INC.

By:
Name:
Title:

3

APPENDIX I

Except as set forth below, no Default or Event of Default presently exists. [If a Default or Event of Default exists, the following describes the nature of the Default in reasonable detail and the steps being taken or contemplated by the Borrowers to be taken on account thereof.]

4

APPENDIX II

Except as set forth below, no material changes in GAAP or the application thereof have occurred since [the date of the most recently delivered financial statements to the Agent prior to the date of this Certificate]. [If material changes in GAAP or in application thereof have occurred, the following describes the nature of the changes in reasonable detail and the effect, if any, of each such material change in GAAP or in application thereof in the determination of the calculation of the financial statements described in the Credit Agreement].

5

APPENDIX III

PAST DUE OBLIGATIONS; CHECKS HELD

6

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION

Reference is made to the Amended and Restated Credit Agreement dated as of October [    ], 2011 (as amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) Stein Mart, Inc., a Florida corporation, for itself and as Lead Borrower (in such capacity, the “Lead Borrower”) for the other Borrowers party thereto from time to time (individually, a “Borrower” and, collectively, the “Borrowers”), (ii) the Borrowers party thereto from time to time, (iii) Wells Fargo Bank, National Association, as administrative ad collateral agent (in such capacities, the “Agent”) for its own benefit and the benefit of the other Credit Parties referred to therein, (iv) Wells Fargo Bank, National Association, as LC Issuer, and (v) the lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”). All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

                                          (the “Assignor”) and                                  (the “Assignee”) agree as follows:

1.	The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations as a Lender under the Credit Agreement as of the date hereof (including, without limitation, such interest in each of the Assignor’s outstanding Commitments, if any, and the Loans (and related Obligations) owing to it) specified in Section 1 of Schedule I hereto. After giving effect to such sale and assignment, the Assignor’s and the Assignee’s Commitments and the amount of the Loans owing to the Assignor and the Assignee and the amount of Letters of Credit participated in by the Assignor and the Assignee will be as set forth in Section 2 of Schedule I hereto.

2.	The Assignor: (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Liens and that it is legally authorized to enter into this Assignment and Assumption; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in, or in connection with, the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (d) confirms, in the case of an Assignee who is not a Lender, an Affiliate of a Lender, or an Approved Fund, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the Assignor subject to this Assignment and Assumption, is not less than $ , or, if less, the entire remaining amount of the Assignor’s Commitment and the Loans at any time owing to it, unless each of the Agent, the LC Issuer and the Swing Line Lender and, so long as no Default or Event of Default has occurred and is continuing, the Lead Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed).

3.	The Assignee: (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 6.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (b) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Credit Agreement, are required to be performed by it as a Lender; (e) specifies as its lending office (and address for notices) the office set forth beneath its name on the signature pages hereof; (f) agrees that, if the Assignee is a Foreign Lender entitled to an exemption from, or reduction of, withholding tax under the law of the jurisdiction in which the applicable Loan Party is resident for tax purposes, it shall deliver to the Loan Parties and the Agent (in such number of copies as shall be requested by the recipient) whichever of the following is applicable: (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party, (ii) duly completed copies of Internal Revenue Service Form W-8ECI, (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Loan Parties within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal Revenue Service Form W-8BEN, or (iv) any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction in, United States Federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers to determine the withholding or deduction required to be made; and (g) represents and warrants that it is an Eligible Assignee.

4.	Following the execution of this Assignment and Assumption by the Assignor and the Assignee, it will be delivered, together with a processing and recordation fee in the amount required as set forth in Section 10.06 to the Credit Agreement, to the Agent for acceptance and recording by the Agent. The effective date of this Assignment and Assumption shall be the date of acceptance thereof by the Agent, unless otherwise specified on Schedule I hereto (the “Effective Date”).

5.	Upon such acceptance and recording by the Agent and, to the extent required by Section 10.06(b)(iii) of the Credit Agreement, consent by the Agent, the LC Issuer, the Swing Line Lender and the Lead Borrower, as applicable (such consent not to be unreasonably withheld or delayed), from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned by this Assignment and Assumption, shall have the rights and obligations of a Lender under the Credit Agreement, and (b) the Assignor shall, to the extent of the interest assigned by this Assignment and Assumption, be released from its obligations under the Credit Agreement.

6.	Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

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7.	This Assignment and Assumption shall be governed by, and be construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

Lending Office (and address for notices):

[Address]

Accepted this day
of , :

WELLS FARGO BANK, NATIONAL ASSOCIATION as Agent

By:
Name:
Title:

Acknowledged and, to the extent required by Section 10.06(b)(iii) of the Credit Agreement, consented to, this      day of             ,         :

AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Acknowledged and, to the extent required by Section 10.06(b)(iii) of the Credit Agreement, consented to, this      day of             ,         :

LC ISSUER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Acknowledged and, to the extent required by Section 10.06(b)(iii) of the Credit Agreement, consented to, this      day of             ,         :

SWING LINE LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Acknowledged and, to the extent required by Section 10.06(b)(iii) of the Credit Agreement, consented to, this      day of             ,         :

LEAD BORROWER:

STEIN MART, INC.

By:
Name:
Title:

Schedule I

Section 1. Percentage/Amount of Commitments/Loans/Letters of Credit Assigned by Assignor to Assignee.

Applicable Percentage assigned by Assignor:		%

Commitment assigned by Assignor:	$

Commitment assigned by Assignor:	$

Aggregate Outstanding Principal Amount of Loans assigned by Assignor:	$

Aggregate Participations assigned by Assignor in LC Obligations:	$

Section 2. Percentage/Amount of Commitments/Loans/Letters of Credit Held by Assignor and Assignee after giving effect to Assignment and Assumption.

Assignor’s Applicable Percentage		%

Assignee’s Applicable Percentage:		%

Assignor’s Commitment:	$

Assignee’s Commitment:	$

Aggregate Outstanding Principal Amount of Loans Owing to Assignor:	$

Aggregate Outstanding Principal Amount of Loans Owing to Assignee:	$

Aggregate Participations by Assignor in LC Obligations:	$

Aggregate Participations by Assignee in LC Obligations:	$

Section 3. Effective Date

Effective Date:	,

EXHIBIT F

FORM OF BORROWING BASE CERTIFICATE

[See attached.]

EXHIBIT G

[RESERVED]

EXHIBIT H

FORM OF DDA NOTIFICATION

PREPARE ON BORROWER LETTERHEAD - ONE FOR EACH DEPOSITORY

[DATE]

To:	[Name and Address of Bank]

Re:	[ ]

The Account Numbers referenced on Exhibit A annexed hereto

Dear Sir/Madam:

This letter relates to the Account Numbers referenced on Exhibit A annexed hereto and any other depository account(s) (collectively the “Account”) which [                    ], a [                    ] with an address at [                                        ] (the “Borrower”), now or hereafter maintains with you. The term “Account” shall also mean any certificates of deposit, investments, or other evidence of indebtedness heretofore or hereafter issued by you to or for the account of the Borrower.

Under various agreements between, among others, the Borrower and Wells Fargo Bank, National Association, a national banking association with an office at One Boston Place, 18th Floor, Boston, MA 02108, as administrative and collateral agent (in such capacities, herein the “Agent”) for its own benefit and the benefit of a syndicate of revolving lenders and certain other credit parties (the “Credit Parties”), the Borrower has granted to the Agent (for its own benefit and the benefit of the Credit Parties) security interests in and to, among other things, the Borrower’s accounts, accounts receivable, inventory, and proceeds therefrom, including, without limitation, the proceeds now or hereafter deposited in the Account or evidenced thereby. Consequently, the present and all future contents of the Account constitute the Agent’s collateral.

From the date hereof, until you receive written notification from the Agent that the interest of the Agent and the other Credit Parties in the Accounts has been terminated, you may be instructed from time to time in writing by an officer of the Agent to transfer all or any portion of the funds on deposit in each of the Accounts to an account designated in such written instruction.

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Upon request of the Agent, a copy of each statement issued with respect to the Account should be provided to the Agent at the following addresses (which address may be changed upon seven (7) days’ written notice given to you by the Agent):

Wells Fargo Bank, National Association

One Boston Place

Boston, MA 02108

Attention:

Re: Stein Mart, Inc.

You shall be fully protected in acting on any order or direction by the Agent respecting the Accounts without making any inquiry whatsoever as to the Agent’s right or authority to give such order or direction or as to the application of any payment made pursuant thereto. Nothing contained herein is intended to, nor shall it be deemed to, modify the rights and obligations of the Borrower and the Agent under the terms of the loan arrangement and the loan documents executed in connection therewith between, among others, the Borrower and the Agent.

This letter may be amended only by notice in writing signed by the Borrower and an officer of the Agent and may be terminated solely by written notice signed by an officer of the Agent.

[signature page follows]

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Very truly yours,

[ ], as Borrower

By:
Name:
Title:

cc:	Wells Fargo Bank, National Association

Signature Page to DDA Notification

Exhibit A

Accounts

[see attached]

EXHIBIT I

FORM OF CREDIT CARD NOTIFICATION

PREPARE ON BORROWER LETTERHEAD - ONE FOR EACH PROCESSOR

                    ,

To:	[Name and Address of Credit Card Processor] (The “Processor”)

Re:	[ ] (the “Company”)

Merchant Account Number:

Dear Sir/Madam:

Under various agreements between and among the Company, certain affiliates of the Company, Wells Fargo Bank, National Association, a national banking association with offices at One Boston Place, Boston, MA 02108, as administrative and collateral agent (the “Agent”) for a syndicate of lenders and other credit parties (the “Credit Parties”) party to an Amended and Restated Credit Agreement dated as of October [    ], 2011 (as amended, modified or supplemented from time to time, the “Credit Agreement”), the Company has granted to the Agent, for its own benefit and the benefit of the other Credit Parties, a security interest in and to the Company’s inventory, accounts, general intangibles, equipment, and other assets, including, without limitation, all amounts due or to become due from the Processor to the Company.

Under such agreements, the Company is obligated to deliver (or cause to be delivered) all proceeds of the Company’s accounts, accounts receivable, and inventory to the Agent. Such proceeds include all payments with respect to credit card charges (the “Charges”) submitted by the Company to the Processor for processing and the amounts which the Processor owes to the Company on account thereof (the “Credit Card Proceeds”).

1.	Until the Processor receives written notification from an officer of the Agent to the contrary, all amounts as may become due from time to time from the Processor to the Company shall continue to be transferred only as follows:

a.	By ACH, Depository Transfer Check, or Electronic Depository Transfer to:

Wells Fargo Bank, N.A.

RNT #121000248

Acct #

Reference: Stein Mart

or

b.	As the Processor may be instructed from time to time in writing by an officer of the Agent.

2.	Upon request of the Agent, a copy of each periodic statement provided by the Processor to the Company should be provided to the Agent at the following address (which address may be changed upon seven (7) days’ written notice given to the Processor by the Agent):

Wells Fargo Bank, National Association

One Boston Place

Boston, MA 02108

Attention:        Portfolio Manager

Re:                   Stein Mart

3.	The Processor shall be fully protected in acting on any order or direction by the Agents respecting the Charges and the Credit Card Proceeds without making any inquiry whatsoever as to the Agent’s right or authority to give such order or direction or as to the application of any payment made pursuant thereto.

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This letter may be amended only by the written agreement of the Processor, the Company, and an officer of the Agent and may be terminated solely by written notice signed by an officer of the Agent.

Very truly yours,

[ ], as the Company

By:
Name:
Title:

cc:	Wells Fargo Bank, National Association